UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant
☒
        Filed by a Party other than the Registrant
☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12
Illumina, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 9, 2025

Notice of Annual Meeting and Proxy Statement

Date:	May 21, 2025
Time:	10:00 a.m. (Pacific time)

This year’s annual meeting of stockholders will be held completely virtually.

To participate, vote, or submit questions 15 minutes before and during the annual meeting via live webcast, please visit: www.virtualshareholdermeeting.com/ILMN2025. There will not be a physical location for the annual meeting.

The agenda for this year’s annual meeting includes the following items:

1.	Elect eleven nominees to our Board of Directors;

2.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2025;

3.	Hold an advisory vote to approve the compensation provided to the “named executive officers” as disclosed in the accompanying proxy statement;

4.	Hold a vote to approve the Second Amended and Restated 2015 Stock and Incentive Plan of Illumina, Inc.; and

5.	Transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

The Illumina Board of Directors (the “Board of Directors” or the “Board”) unanimously recommends that you vote “FOR” the nominees proposed by the Board of Directors and “FOR” the other proposals recommended by the Board. Only your latest validly executed proxy will count and any proxy may be revoked at any time prior to its exercise at the annual meeting as described in the accompanying proxy statement.

Stockholders as of the record date of March 26, 2025, are entitled to notice of and to vote on the matters listed in the proxy statement.

The proxy statement and accompanying proxy are being mailed to our stockholders on or about April 9, 2025, concurrently with the mailing of our annual report on Form 10-K for the fiscal year ended December 29, 2024.

By Order of the Board of Directors,

Scott Davies

Chief Legal Officer and Secretary

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 21, 2025: The proxy statement and Annual Report to Stockholders are available at www.proxyvote.com.

Voting is easy:
VIA THE INTERNET. You may vote at www.proxyvote.com, 24 hours a day, seven days a week, prior to 11:59 p.m. (Eastern time) on May 20, 2025.
BY TELEPHONE. You may vote using a touch-tone telephone by calling: 1-800-690-6903, 24 hours a day, seven days a week, prior to 11:59 p.m. (Eastern time) on May 20, 2025.

BY MAIL. If you received printed proxy materials, you may submit your vote by completing, signing, and dating each proxy card received and returning it in the prepaid envelope to be received no later than May 20, 2025.

DURING THE ANNUAL MEETING. Instructions on how to vote while participating in our annual meeting live via the internet are posted at www.virtualshareholdermeeting.com/ILMN2025. We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

If you are a beneficial owner of your shares, you should have received a Notice of Internet Availability of Proxy Materials or voting instructions from the broker or other nominee through which you hold your shares. You should follow the instructions in the Notice of Internet Availability of Proxy Materials or voting instructions provided by your broker or other nominee in order to instruct your broker or other nominee on how to vote your shares.

Letter from Independent Chair of the Board

Dear Fellow Stockholders,

2024 was marked by important progress for Illumina. The Company updated its strategic direction and presented it to you in August. Illumina’s actions over the course of the year have continued to refocus the Company on its core business and advance its mission to improve human health by unlocking the power of the genome.

Across 2024, Illumina advanced the full spectrum of its sequencing instruments, increasing the global installed base of its NovaSeq X Series systems, integrating Illumina’s latest chemistry into its NextSeq reagents, and introducing the MiSeq i100 Series. To support Illumina’s build into multiomics, the Company acquired Fluent Biosciences for its highly differentiated single-cell technology; progressed Illumina Protein Prep, a sample-to-answer protein discovery assay; and unveiled a new spatial technology with unparalleled capabilities. Illumina also highlighted its next round of innovations, including Constellation Mapped Reads and the 5-base genome. These capabilities advanced through close collaboration and partnership with Illumina’s customers.

Illumina’s Board remains committed to evolving continuously, ensuring it maintains the appropriate mix of skills, experiences, and perspectives necessary to advance the Company’s goals in the interests of its colleagues, customers, and stockholders. Stockholders elected a new independent director, Anna Richo, at least year’s annual meeting, and in late March 2025, the Board added Keith Meister, another independent director who brings experience as an investor in the field of genomics along with a strong record of supporting value creation for shareholders. Also in March 2025, Stephen MacMillan, Chairman, President, and CEO of Hologic, decided to retire from the Board and I was elected Independent Chair of Illumina’s Board. On behalf of the Board, I would like to thank Steve for his dedication and commitment to Illumina. I look forward to continuing to collaborate with the Board and management team to advance the Company’s mission and to drive profitable growth. Over the past year, we have also refreshed the Audit, Nominating/Corporate Governance, and Compensation Committees, and appointed Scott Ullem as Chair of the Audit Committee, Anna Richo as Chair of the Nominating/Corporate Governance Committee, and Sue Siegel as Chair of the Compensation Committee.

As Illumina moves forward into 2025, we remain focused on disciplined execution—restoring growth, improving margins, and creating lasting value for stockholders. Illumina will continue to support customers as they transition to the NovaSeq X Series. It will also continue scaling its entry into multiomics, delivering innovation in applications across multiomics and in modalities like single cell and spatial. We remain committed to these innovations—and many others—as we strive to meet our customers’ evolving needs and extend the remarkable benefits of genomic medicine to more patients. And, Illumina will continue to expand the Company’s services, data, and software offerings that support its core sequencing and multiomics businesses.

On behalf of the entire Board, I would like to thank you for your ongoing support of Illumina. We are deeply committed to providing life-changing benefits for patients, and to driving significant value for our customers and stockholders.

Sincerely,

Dr. Scott Gottlieb

Independent Chair of the Board

Annual Meeting & Voting Information

ANNUAL MEETING INFORMATION

Date: May 21, 2025

Time: 10 a.m. (Pacific time)

Location: Internet webcast only at:

www.virtualshareholdermeeting.com/ILMN2025

There will not be a physical location for the annual meeting. See “How may I attend and participate in the annual meeting?” on page 83.

Record Date: March 26, 2025

ITEMS TO BE VOTED ON	Board Recommendation
1. The election of eleven nominees to our Board of Directors	✓ For All Nominees

2. Ratification of appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2025	✓ For

3. Advisory vote to approve compensation provided to the “named executive officers” as disclosed in this proxy statement	✓ For

4. Vote to approve the Second Amended and Restated 2015 Stock and Incentive Plan of Illumina, Inc.	✓ For

Who We Are

Our Mission

To improve human health by unlocking the power of the genome.

Our Company

We are a global leader in sequencing- and array-based solutions for genetic and genomic analysis. Our products and services serve customers in a wide range of markets, enabling the adoption of multiomic solutions in research and clinical settings.

Researchers and clinicians use our products to analyze the genome at all levels of complexity, from targeted panels to whole-genome sequencing. This enables them to discover, detect, diagnose, and treat diseases from cancer to COVID-19.

Our Markets

Illumina is innovating across multiple markets, including:

Research & Applied Markets: Historically our core business has been in the life sciences research market, which includes laboratories associated with universities, research centers, and government institutions, along with biotechnology and pharmaceutical companies. Researchers at these institutions use our products and services for basic and translational research across a spectrum of scientific applications. Our products also serve various applied markets including consumer genomics and agrigenomics.

Clinical Markets: We are focused on enabling translational and clinical markets through the introduction of best-in-class sequencing technology. Further, we are developing sample-to-answer solutions to catalyze adoption in the clinical setting, including in reproductive and genetic health and oncology. Using next-generation sequencing (NGS) can reduce costs compared to traditional methods of disease diagnosis, which are often expensive and inconclusive while requiring extensive testing.

Illumina, Inc. 2025 Proxy Statement • 1

Information About the Current Board

The following table sets forth the names, ages, standing Board committee assignments, and positions of our directors as of April 9, 2025.

						$
Name	Age	Independent	Audit Committee	Compensation Committee	Nominating/ Corporate Governance Committee	Science and Technology Committee		Other Public Company Boards

Scott Gottlieb, M.D., Chair	52	✓						2

Jacob Thaysen, Ph.D., CEO	49							0

Frances Arnold, Ph.D.	68	✓						1

Caroline D. Dorsa	65	✓						2

Robert S. Epstein, M.D.	69	✓						2

Gary S. Guthart, Ph.D.	59	✓						1

Keith A. Meister	51	✓						3

Anna Richo	64	✓						1

Philip W. Schiller	64	✓						0

Susan E. Siegel	64	✓						2

Scott B. Ullem	58	✓						0

Number of Meetings in 2024			10	7	5		4

 Chair   Member   Audit Committee Financial Expert (for purposes of Section 407 of Sarbanes-Oxley Act)

2 • Illumina, Inc. 2025 Proxy Statement

Skilled Director Nominees & Robust Corporate Governance

The Board of Directors believes that maintaining a highly qualified Board and strong corporate governance is the foundation for enhancing investor confidence and increasing stockholder value.

Providing robust oversight is fundamental to our strategy to enhance performance by creating an environment that increases operational efficiency and encourages long-term productivity and growth.

Key Governance Principles and Practices

Independent Oversight	Accountability to Stockholders	Commitment to Stockholder Rights	Effective Risk Oversight
Independent Chair	One vote per share	Stockholders can call a special meeting	Full Board oversight of risk management
All directors other than CEO are independent	Annual director elections	Simple majority vote requirement for charter amendments and mergers	Key Board committees oversee risks within their respective areas
100% independent Board committees	Majority vote standard for uncontested director elections	Proxy access	Senior executives provide regular updates to Board committees and the full Board

Illumina, Inc. 2025 Proxy Statement • 3

Director Nominee Skills Matrix

The following table below summarizes the key skills and experiences of our director nominees. Further details about their qualifications are set forth in their respective individual biographies.

Director Nominee	MD / PhD	Financial Expertise	International Experience	Regulatory Experience	Technology & Innovation	Life Sciences	Public Company Executive	Risk Oversight / Management

Scott Gottlieb	✓			✓		✓		✓

Jacob Thaysen	✓		✓	✓	✓	✓	✓	✓

Frances Arnold	✓			✓	✓	✓

Caroline Dorsa		✓	✓	✓		✓	✓	✓

Robert Epstein	✓			✓	✓	✓	✓	✓

Gary Guthart	✓	✓	✓	✓	✓	✓	✓	✓

Keith Meister		✓	✓			✓	✓	✓

Anna Richo			✓	✓		✓	✓	✓

Philip Schiller			✓	✓	✓		✓

Susan Siegel		✓	✓	✓	✓	✓	✓	✓

Scott Ullem		✓	✓	✓	✓	✓	✓	✓

4 • Illumina, Inc. 2025 Proxy Statement

2025 Director Nominees

Upon the recommendation of the Nominating/Corporate Governance Committee of the Board, the Board of Directors has nominated for election at the 2025 annual meeting the eleven nominees named in the table below to hold office until the annual meeting of stockholders in 2026 and until their successors are duly elected and qualified or until their earlier death, resignation, retirement, disqualification or removal from office.

Name	Age	Independent	Director Since	Principal Occupation

Frances Arnold, Ph.D.	68	✓	2016	Linus Pauling Prof. of Chemical Engineering, Biochemistry & Bioengineering at the California Institute of Technology; Director at Alphabet

Caroline D. Dorsa	65	✓	2017	Board Chair at Biogen and Director at Duke Energy

Robert S. Epstein, M.D.	69	✓	2012	CEO & Co-founder of Epstein Health LLC; Board chair at Veracyte

Scott Gottlieb, M.D., Chair	52	✓	2020	Partner at New Enterprise Associates and senior fellow at AEI; Former FDA Commissioner; Director at Pfizer

Gary S. Guthart, Ph.D.	59	✓	2017	President and CEO at Intuitive Surgical

Keith A. Meister	51	✓	2025	Founder, Managing Partner and Chief Investment Officer of Corvex Management LP

Anna Richo	64	✓	2024	Former General Counsel, Chief Compliance Officer and Corporate Secretary at Cargill, Inc.

Philip W. Schiller	64	✓	2016	Apple Fellow at Apple, Inc.

Susan E. Siegel	64	✓	2019	Board Chair at MIT The Engine, Board Director at Align Technology and the Kaiser Family Foundation and Senior Lecturer at MIT Sloan School of Management

Jacob Thaysen, Ph.D., CEO	49		2023	CEO at Illumina, Inc.

Scott B. Ullem	58	✓	2023	CFO at Edwards Lifesciences

Illumina, Inc. 2025 Proxy Statement • 5

Frances Arnold, Ph.D.

Profile

Director since 2016

Nobel Prize in Chemistry

Age: 68

Board Committees

Nominating/Corporate Governance

Science and Technology (Chair)

Education

•   B.S. in Mechanical and Aerospace Engineering from Princeton University

•   Ph.D. in Chemical Engineering from the University of California, Berkeley

Relevant Expertise

Dr. Arnold’s academic and research experience provides valuable insight into the needs of our customers and the opportunities associated with serving the research market. Given that our continued growth is dependent on scientific and technical advances, Dr. Arnold’s expertise in chemistry and engineering provides the Board with strategic and technical insight into the risks and opportunities associated with our business.

Career Highlights

•   Linus Pauling Professor of Chemical Engineering, Biochemistry and Bioengineering at the California Institute of Technology

•   Director of the Donna & Benjamin M. Rosen Bioengineering Center at the California Institute of Technology

•   Co-Chair of the President’s Council of Advisers on Science & Technology, Executive Office of the President (since January 2021)

•   Co-Founder of Gevo, Inc. (2005), Provivi, Inc. (2014), and Aralez Bio (2019)

Public Board Service
• Alphabet, Inc. (since 2019)
Non-Public Board Service
• Altos Labs (since 2021) • National Resilience, Inc. (since 2020) • Generate Biomedicines (since 2019) • Provivi, Inc. (since 2014)
Of Note

•   Nobel Prize in Chemistry (2018)

•   Millennium Technology Prize (2016)

•   Inducted into U.S. National Inventors Hall of Fame (2014)

•   US National Medal of Technology and Innovation (2013)

•   Charles Stark Draper Prize of U.S. National Academy of Engineering (2011)

•   Elected to U.S. National Academies of Science, Medicine, and Engineering, the American Academy of Arts and Sciences, and the American Philosophical Society

•   Member of Pontifical Academy of Sciences (since 2019)

•   Board of Trustees, Gordon Research Conferences (since 2016)

•   13 honorary doctorates

6 • Illumina, Inc. 2025 Proxy Statement

Caroline D. Dorsa

Profile

Director since 2017

Financial Expert

Age: 65

Board Committees

Audit

Compensation

Education

•   B.A. in History from Colgate University

•   MBA in Finance and Accounting from Columbia University

Relevant Expertise

Ms. Dorsa’s deep knowledge of clinical markets, especially as our technology and products are increasingly utilized in clinical settings, significantly enhances the Board’s understanding of these markets and the risks and opportunities associated with operating in markets regulated by the U.S. Food and Drug Administration (“FDA”). In addition, as a result of her significant financial and accounting expertise, Ms. Dorsa is an audit committee financial expert under applicable US Securities and Exchange Commission (“SEC”) rules.

Career Highlights

•   EVP and CFO, Public Service Enterprise Group, Inc. (2009 – 2015)

•   SVP of Global Human Health, Strategy and Integration, Merck & Co., Inc. (2008 – 2009)

•   SVP and CFO, Gilead Sciences, Inc. (2007 – 2008)

•   EVP and CFO, Avaya, Inc. (2007)

•   Various financial and operational positions at Merck & Co., Inc. including Vice President and Treasurer (1987 – 2007)

Public Board Service

•   Biogen, Inc. (since 2010; Chair since 2023)

•   Duke Energy Corporation (since 2021)

•   Intellia Therapeutics, Inc (2015 – 2023)

•   Goldman Sachs Funds (2016 – 2021)

•   Public Service Enterprise Group, Inc. (2003 – 2009)

Non-Public Board Service
• Founder and current board member emeritus, Institute for Advanced Clinical Trials for Children (since 2016) • Junior Achievement of New Jersey (2009 – 2015)
Of Note
• Named Best 50 Women in Business by NJBIZ (2014)

Illumina, Inc. 2025 Proxy Statement • 7

Robert S. Epstein, M.D.

Profile

Director since 2012

Age: 69

Board Committees

Compensation

Nominating/Corporate Governance

Education

•   B.S. in Biomedical Science and M.D. from the University of Michigan (6-year program)

•   M.S. in Preventative Medicine from the University of Maryland

Relevant Expertise

Dr. Epstein’s in-depth experience and practical knowledge includes how molecular diagnostic tests are reimbursed, and the issues raised by payors and other evidentiary authorities. As our technology and products are increasingly utilized in clinical settings, Dr. Epstein’s experience contributes to the Board’s understanding of these markets, our products’ diagnostic uses, and the risks and opportunities associated with operating in markets regulated by the FDA and elsewhere.

Career Highlights

•   CEO & Co-Founder, Epstein Health LLC, a strategic advisory firm servicing private equity investors and companies in the field of healthcare technology innovation (since 2012)

•   Chief R&D Officer and President, Medco-UBC, a 2,400-employee global pharmaceutical services company focused on market access and personalized medicine solutions (2010 – 2012); Chief Medical Officer (1997 – 2010)

Public Board Service
• Veracyte, Inc. (since 2015; Chair since 2023) • Fate Therapeutics, Inc. (since 2014)
Non-Public Board Service

•   Tasso, Inc. (since 2023)

•   Diadem srl (since 2022)

•   PinkDx, Inc. (since 2024)

•   Proteus Digital Health (2013 – 2020)

•   Chairman, Decipher Biosciences (2019 – 2021)

•   Board of Managing Directors, Biologics and Biosimilars Collective Intelligence Consortium (2017– 2020)

•   President of the International Society of Pharmacoeconomics and Outcomes Research (1998 – 1999)

Of Note

•   Fortune magazine ranked Medco as #3 most innovative companies (behind Apple and Nike) for Dr. Epstein’s work in promulgating personalized medicine testing

•   Hosted a webcast called “On Call with Dr. Rob,” which won two Telly Awards

•   Published 100+ peer-reviewed medical articles and book chapters and serves as a reviewer for several influential medical journals.

8 • Illumina, Inc. 2025 Proxy Statement

Scott Gottlieb, M.D.

Independent Chair

Profile

Director since 2020

FDA Commissioner (2017 – 2019)

Age: 52

Board Committees

Education

•   B.A. in Economics from Wesleyan University

•   M.D. from Mount Sinai School of Medicine of New York University

Relevant Expertise

Dr. Gottlieb’s extensive policy expertise, including his experience as FDA Commissioner from 2017-2019, contributes to the Board’s deeper understanding of the risks and opportunities associated with offering FDA-regulated products especially as our growth continues to become more dependent on clinically approved products.

Career Highlights

•   Partner, New Enterprise Associates and senior fellow at AEI, a public policy think tank (since 2019)

•   23rd Commissioner, FDA (2017 – 2019)

•   Various roles in the public and private sectors including serving as Venture Partner at New Enterprise Associates (2007 – 2017)

•   FDA Deputy Commissioner for Medical and Scientific Affairs (2005 – 2007)

•   Senior Advisor for Medical Technology to the FDA Commissioner (2003 – 2004)

Public Board Service
• Pfizer, Inc. (since 2019) • Tempus AI, Inc. (since 2019)
Non-Public Board Service
• Mount Sinai Medical System, Inc. (since 2023) • Commanche Biopharma (since 2023) • National Resilience, Inc. (since 2020) • Aetion, Inc (since 2019) • Xaira Therapeutics (since 2024)
Of Note
• Columnist, Wall Street Journal • Contributor to CNBC and CBS Face the Nation • Elected Member of the National Academy of Medicine

Illumina, Inc. 2025 Proxy Statement • 9

Gary S. Guthart, Ph.D.

Profile

Director since 2017

Financial Expert

Age: 59

Board Committees

Audit

Science and Technology

Education

•   B.S. in Engineering from the University of California, Berkeley

•   M.S. and Ph.D. in Engineering Science from the California Institute of Technology

Relevant Expertise

Dr. Guthart’s deep business, operating, financial, and scientific experience as an executive and CEO of a public life sciences and technology company in complex, high growth markets provides valuable perspective to the Board and the Company’s strategic planning, business development and R&D efforts.

Career Highlights

•   Chief Executive Officer, Intuitive Surgical (since 2010); President (2007 – 2023); Chief Operating Officer (2006 – 2007); Vice President of Engineering (2002 – 2006); Other roles (1996 – 2002)

•   Member of core team developing foundational technology for computer-enhanced surgery at SRI International (1992 –1996)

•   Member of human factors research lab at NASA (early career)

Public Board Service
• Intuitive Surgical, Inc. (since 2009) • Affymetrix, Inc. (2009 – 2016)
Of Note

•   Board Member, Silicon Valley Leadership Group, a public policy association in Northern California (2020 – 2023)

•   Co-inventor on more than 50 patents at Intuitive Surgical

•   #15 Glassdoor Best Led Companies (2024)

•   #9 Glassdoor Top 100 CEOs (2019)

•   #19 Fortune’s Businessperson of the Year (2019)

•   #51 Intuitive rank, Drucker Institute’s Management Top 250 (2019)

10 • Illumina, Inc. 2025 Proxy Statement

Keith A. Meister Profile Director since 2025 Age: 51 Education • A.B. in Government from Harvard College	Relevant Expertise

Mr. Meister’s extensive leadership experience as managing partner and executive officer of an investment firm and a diversified holding company, his significant public company directorship experience in a variety of industries contributes to the Board’s understanding and oversight of finance, capital markets, strategic development, and risk management topics.

Career Highlights

•   Founder, Managing Partner and Chief Investment Officer of Corvex Management LP (since 2010)

•   Chief Executive Officer, Principal Executive Officer and Vice Chairman of the Board of Icahn Enterprises L.P. (2003 – 2010)

•   Senior Managing Director, Icahn Partners LP (2004 – 2010)

Public Board Service

•   MGM Resorts International (since 2019)

•   GeneDx Holdings Corp. (since 2022)

•   Vestis Corporation (since 2024)

•   CM Life Sciences Inc. (2020 – 2021)

•   CM Life Sciences II Inc. (2020 – 2021)

•   CM Life Sciences III Inc. (2021)

•   Mr. Meister has previously served on the board of directors of numerous other public companies in his career, including Yum! Brands Inc., The Williams Companies, Inc., ADT, Inc., Ralcorp Holdings, Inc. and Motorola, Inc. (now Motorola Solutions, Inc.).

Philanthropic Board Service
• Harlem Children’s Zone (Chairman) • American Museum of Natural History

Illumina, Inc. 2025 Proxy Statement • 11

Anna Richo

Profile

Director since 2024

Age: 64

Board Committees

Nominating/Corporate Governance (Chair)

Education

•   B.S. in Industrial and Labor Relations from Cornell University

•   J.D. from DePaul University College of Law

Relevant Expertise

Ms. Richo’s extensive global legal, compliance, and regulatory experience, including at biotechnology, biopharmaceutical, and medtech companies, enhances the Board’s evaluation and understanding of the legal and regulatory risks and opportunities associated with the Company’s expanding operations across various global markets.

Career Highlights

•   Corporate Senior Vice President, Strategic Advisor to the CEO and General Counsel, Cargill, Inc. (2024)

•   Corporate Senior Vice President, General Counsel, Chief Compliance Officer, and Corporate Secretary, Cargill, Inc. (2019 – 2024)

•   EVP and General Counsel, UCB, a publicly traded Belgian biopharmaceutical company (2012 – 2019)

•   Senior Vice President and Chief Compliance Officer, Amgen Inc. (2008 – 2012)

•   Vice President, Law, Amgen Inc. (2003 – 2008)

•   Chief Litigation Counsel, Associate General Counsel, and Vice President of Law, Baxter Healthcare (1991 – 2003)

Public Board Service
• Exelon, Inc. (since 2023) • Adamas Pharmaceuticals (2020 – 2021) • Cytyc Corporation (1998 – 2003)
Non-Public Board Service
• Director, Cargill Foundation • Trustee, DePaul University • Director, Children’s Minnesota

12 • Illumina, Inc. 2025 Proxy Statement

Philip W. Schiller Profile Director since 2016 Age: 64 Board Committees Nominating/Corporate Governance Science and Technology Education • B.S. in Biology from Boston College	Relevant Expertise

Mr. Schiller’s track record and global experience in bringing world class products to market provides the Company and the Board with important insights into communicating the benefits of the Company’s products and technology to customers and other stakeholders. In addition to his marketing experience, Mr. Schiller brings expertise in product strategy, information security, pricing and forecasting at a global scale for multi-billion dollar businesses.

Career Highlights

•  Apple Fellow at Apple, reporting to CEO Tim Cook and leading the App Store and Apple Events (since 2021)

•  Senior Vice President of Worldwide Marketing at Apple, and a member Apple’s executive team responsible for the company’s product marketing, developer relations, business marketing, education marketing, international marketing, and App Store programs (2002 – 2021)

•  Vice President of Product Marketing at Macromedia, Inc. (1995 – 1997)

•  Director of Product Marketing at FirePower Systems, Inc. (1993 – 1995)

Non-Public Board Service
• Board of Trustees, Bowdoin College (since 2019) • Board of Trustees, Boston College (since 2010)
Of Note
• Listed in Forbes “The World’s Most Influential Chief Marketing Officers” every year between 2012 and 2020

Illumina, Inc. 2025 Proxy Statement • 13

Susan E. Siegel

Profile

Director since 2019

Age: 64

Board Committees

Compensation (Chair)

Education

•   B.S. in Biology from University of Puerto Rico

•   M.S. in Biochemistry and Molecular Biology from Boston University Medical School

Relevant Expertise

Ms. Siegel’s extensive experience leading and growing life science companies and driving innovation, as well as her knowledge of genomics markets and technology, greatly enhances the Board’s understanding of our customers, technology roadmap, and the needs of our business.

Career Highlights

•   Senior Lecturer, MIT Sloan School of Management (since 2019)

•   Chief Innovation Officer of General Electric (GE) and CEO of GE Business Innovations (GE’s growth and innovation business), and CEO of GE Ventures (subsumed into Chief Innovation Officer role) (2012 – 2019)

•   General Partner, Mohr Davidow Ventures (2006 – 2012)

•   President and Board Member of Affymetrix, Inc. (1998 – 2006)

Public Board Service
• Nevro Corp. (since 2020) • Align Technology, Inc. (since 2017) • Pacific Biosciences of California, Inc. (2006 – 2012) • Affymetrix, Inc. (2000 – 2006)
Non-Public Board Service
• MIT’s The Engine (since 2016; Chairman since 2020) • Co-Chair, Stanford Medicine Board of Fellows (since 2017) • Kaiser Family Foundation (since 2019)
Of Note

•   Lifetime Achievement Award, Global Corporate Venturing (2020) and named to its Powerlist (2015 – 2019)

•   Fortune’s “34 Leaders Who are Changing Healthcare” (2017)

•   “100 of the Most Influential Women in Silicon Valley,” Silicon Valley Business Journal (2006)

•   Fierce Biotech’s “Top 10 Women in Medical Devices” (2015)

•   Henry Crown Fellow, The Aspen Institute

•   Featured in Multipliers: How the Best Leaders Make Everyone Smarter

•   Founding representative board member of NIH’s National Center for Advancing Translational Sciences

•   Served on President Obama’s Precision Medicine Initiative Working Group, leading to the creation and launch of “All of Us”

14 • Illumina, Inc. 2025 Proxy Statement

Jacob Thaysen, Ph.D.

Chief Executive Officer

Profile

Director since 2023

Age: 49

Board Committees

None

Education

•   M. Sc. In Physics from the Technical University of Denmark

•   Ph.D. in Physics from the Technical University of Denmark

Relevant Expertise

Mr. Thaysen’s extensive background and experience in genomics and life sciences fits closely with Illumina’s mission. His experience provides the Company and the Board with a unique combination of deep technological and commercial experience, which is critical to driving profitable growth and creating value for all of Illumina stakeholders.

Career Highlights

•   Chief Executive Officer, Illumina, Inc. (since 2023)

•   SVP, President of Life Sciences & Applied Markets Group at Agilent Technologies (2018 – 2023); SVP, President of Diagnostics & Genomics Group (2014 – 2018); VP, General Manager, Diagnostics & Genomics (2013 – 2014)

•   Corporate Vice President, R&D at Dako, a Danish cancer diagnostic company acquired by Agilent in 2012 (2010 – 2013)

Of Note
• Chair, ALDA (Analytical, Life Science & Diagnostics Association) (since 2023) • Founder and Chief Technology Officer at Cantion, a research and defense application development company (2001)

Illumina, Inc. 2025 Proxy Statement • 15

Scott B. Ullem Profile Director since 2023 Financial Expert Age: 58 Board Committees Audit (Chair) Education • B.A. in Political Science from DePauw University • MBA from Harvard Business School	Relevant Expertise

Mr. Ullem’s financial oversight capabilities, especially as CFO of large, global public companies and as an investment banker, significantly enhances the Board oversight of financial reporting and capital allocation. In addition, Mr. Ullem is an audit committee financial expert under applicable SEC rules.

Career Highlights

•   Chief Financial Officer, Edwards Lifesciences (since 2014)

•   Various positions including Chief Financial Officer Bemis Company, Inc. (2008 – 2013)

•   Managing Director, Co-Head of Diversified Industries Investment Banking at Bank of America (2005 – 2008) Various positions including Managing Director at Goldman Sachs (1989 – 2005)

Public Board Service
● Berry Global Corp. (2016 – 2024)
Non-Public Board Service
• egnite, a digital health technology company (since 2021)
Of Note
• Henry Crown Fellow at the Aspen Institute

16 • Illumina, Inc. 2025 Proxy Statement

How We Are Selected and Evaluated

Criteria for Board Membership

The Board of Directors has delegated to the Nominating/Corporate Governance Committee the responsibility for reviewing and recommending nominees to the Board for Board membership.

The Nominating/Corporate Governance Committee performs an assessment at least annually of the skills and the experience needed to provide robust independent oversight of management. In evaluating Board candidates, the Nominating/Corporate Governance Committee considers factors including, but not limited to, depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of our business environment, and willingness to devote adequate time to Board duties, all in the context of an assessment of the needs of the Board at the time.

At a minimum, the Nominating/Corporate Governance Committee seeks to ensure that at least a majority of directors are independent under Nasdaq listing standards; that all members of our Audit Committee meet the financial literacy requirement under Nasdaq listing standards; that at least one of the members of our Audit Committee qualifies as an “audit committee financial expert” under SEC rules and regulations and as a “financially sophisticated audit committee member” under Nasdaq listing standards; and that each member of our Compensation Committee is “independent” as defined under SEC rules and regulations and Nasdaq listing standards, a “non-employee director” under SEC rules and regulations and an “outside director” under the rules of the Internal Revenue Code of 1986 (“Code”).

Through the Nominating/Corporate Governance Committee, the Board seeks to maintain a Board comprised of individuals of the highest personal character, integrity, and ethical standards, and that reflects a range of professional backgrounds and skills relevant to our business. The Nominating/Corporate Governance Committee considers many factors in identifying nominees for director. In selecting directors, the Board seeks to achieve a mix of Board members that represents a broad range of backgrounds and experience. The Nominating/Corporate Governance Committee does not assign specific weights to particular criteria and no individual criterion is necessarily applicable to all prospective nominees or dispositive in any specific instance.

The Nominating/Corporate Governance Committee believes that a wide breadth of personal experiences, attributes and skills contributes to the Board’s overall effectiveness, especially to the performance of its responsibilities in the oversight of a complex and highly competitive, science and clinically focused, global business. In addition, Illumina has engaged a third-party executive search firm on customary terms and conditions to assist the Nominating/Corporate Governance Committee with identifying and evaluating director candidates as needed.

Illumina, Inc. 2025 Proxy Statement • 17

Process for Identifying and Evaluating Nominees

The Board believes we would be well served by the proposed slate of director nominees. That said, the Nominating/Corporate Governance Committee continuously evaluates whether new members would be beneficial to the Board in enhancing its variety of perspectives, experience, or skill sets and follows the process outlined below:

•	Director candidates are selected based on input from an independent third-party search firm, members of our Board of Directors, and our senior management;

•

The Nominating/Corporate Governance Committee evaluates each candidate’s qualifications and checks relevant references; in addition, such candidates are interviewed by members of the Nominating/Corporate Governance Committee;

•	Candidates who merit serious consideration meet with members of the Board of Directors; and

•

Based on this input, the Nominating/Corporate Governance Committee evaluates which of the prospective candidates is qualified to serve as a director and whether it should recommend to the Board that such candidate be appointed to the Board and/or presented for the approval of the stockholders at the following annual meeting, as appropriate.

Stockholder Nominees

The Nominating/Corporate Governance Committee will consider written proposals from stockholders for nominees for director using the same criteria described above but, based on those criteria, may not necessarily recommend those nominees to the Board of Directors if they are not considered suitable or do not add distinct skills or perspectives to our Board. Any such nominations should be submitted to the Nominating/Corporate Governance Committee, via the attention of our Corporate Secretary, and should include the following information:

•

All information relating to such nominee that is required to be disclosed pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) and our bylaws (including such person’s written consent to a background check, to being named in the proxy statement as a nominee, and to serving as a director, if elected).

•	The names and addresses of the stockholder(s) making the nomination and the number of shares of our common stock that are owned beneficially and of record by such stockholder(s).

•

Appropriate biographical information and a statement as to the qualification of the nominee, including the specific experience, qualifications, attributes, or skills of the nominee, demonstrating the relevance and usefulness to our Company of such experience, qualifications, attributes, or skills at our particular stage of development.

Nominations should be submitted in the manner and timeframe described in our bylaws and under the caption “Stockholder Proposals for our 2026 Annual Meeting” on page 91.

18 • Illumina, Inc. 2025 Proxy Statement

Proxy Access

Our bylaws permit a stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding capital stock continuously for at least three years as of both the date the written notice of the nomination is delivered to or mailed and received by us, and the record date for determining stockholders entitled to vote at the meeting, to nominate and include in the Company’s proxy materials the greater of two directors or 20% of the number of directors currently serving on the Board rounded down to the nearest whole number, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the bylaws.

Illumina, Inc. 2025 Proxy Statement • 19

How We Provide Oversight

Board of Directors

Our business is managed with oversight by our Board of Directors. All our directors stand for election to one-year terms. The Board has determined that a majority of the members of the Board, specifically Dr. Arnold, Ms. Dorsa, Dr. Epstein, Dr. Gottlieb, Dr. Guthart, Mr. Meister, Ms. Richo, Mr. Schiller, Ms. Siegel, and Mr. Ullem, are independent directors under the Nasdaq listing standards.

The Board typically holds executive sessions of the non-employee, independent directors following each regularly scheduled in-person meeting of the Board of Directors. At its meetings during the fiscal year ended December 29, 2024 (“fiscal 2024”), the Board of Directors regularly met in executive sessions of non-employee, independent directors.

The Board of Directors has adopted Corporate Governance Guidelines, which outline the Company’s significant corporate governance policies and procedures. These guidelines can be viewed on our Investor Relations website at investor.illumina.com under “Governance.” The Board of Directors meets regularly to review significant developments affecting the Company and to act on matters requiring the Board of Directors’ approval. The Board of Directors held 9 meetings during fiscal 2024. Board members are expected to attend Board and Board committee meetings, to come to meetings prepared, having read any materials provided to the Board of Directors prior to the meeting, and to participate actively in the meetings.

Corporate Governance

The Board of Directors and our management believe that good corporate governance is an important component in increasing stockholder value and enhancing investor confidence in the Company. The imperative to continue to develop and implement best practices throughout our corporate governance structure is fundamental to our strategy to enhance performance by creating an environment that increases operational efficiency and encourages long-term productivity and growth.

Sound corporate governance practices also ensure alignment with stockholder interests by promoting fairness, transparency, and accountability in business activities among employees, management, and the Board of Directors.

We maintain a corporate governance page on our website that includes key information about our corporate governance initiatives, including our Corporate Governance Guidelines, Code of Conduct, and charters for each of the Board committees, including the Audit Committee, the Compensation Committee, the Nominating/Corporate Governance Committee, and the Science and Technology Committee. The corporate governance page can be found on our Investor Relations website at investor.illumina.com under “Governance” and the charters for each of the Board committees under “Governance” and then “Board of Directors.”

20 • Illumina, Inc. 2025 Proxy Statement

Outside Board Limits

The Board and Nominating/Corporate Governance Committee annually evaluates each director’s time commitment and availability, including their primary occupation, and other public company and private boards on which they serve. Only directors who are assessed to have sufficient availability are considered for nomination or renomination each year. The Company also has a policy, included in its Corporate Governance Guidelines, that limits Board members from serving on more than four public company boards (including Illumina). The Corporate Governance Guidelines further provide that a Board member who is also a CEO of a public company should sit on, at most, one public company board other than Illumina and the board of the public company on which he or she serves as CEO, and that the Company’s CEO, if serving as a member of the Board, should sit on, at most, two other boards of directors or advisory boards (including non-profit organizations), only one of which may be another public company board.

Board Leadership Structure

Our Board leadership structure is reviewed annually by the Board and currently consists of an Independent Chair of the Board and four independent Board committee chairs. Currently, Dr. Gottlieb is the Chair of the Board and our CEO Jacob Thaysen also serves as a member of the Board. The Board previously determined that Mr. MacMillan, who served on the Board of Directors until March 2025, was also independent under the Nasdaq listing standards. Our Board believes that the current leadership structure is appropriate for the Company at this time because it effectively allocates authority, responsibility, and oversight between management and the independent members of our Board.

Our Corporate Governance Guidelines provide that, should the Chair of the Board not be an independent director, the independent directors of the Board will elect, by majority vote, an independent director to serve as the Lead Independent Director.

Board Evaluation

On an annual basis, the Nominating/Corporate Governance Committee undertakes an annual evaluation of the performance and effectiveness of the Board as a whole, as well as its individual Board committees. The evaluation process commences with an independent third party conducting an interview with each director to gather feedback on the effectiveness of each director, each Board committee, and the Board. The results of these interviews are aggregated and an evaluation is discussed with the full Board. This process serves to identify opportunities for the development of individual members and the respective Board committees.

Attendance at Meetings

During fiscal 2024, each director attended, virtually, in person or by telephone, at least 75% of the aggregate number of meetings of the Board of Directors and Board committees on which such director served during the period. The Board of Directors held 9 meetings during fiscal 2024. Board members are invited to attend our annual meetings of stockholders and we reimburse the travel expenses of any director who travels to attend the annual meetings, but we do not have a policy under which directors are required to attend the annual meeting of stockholders. Seven members of the Board of Directors attended our 2024 annual meeting of stockholders.

Illumina, Inc. 2025 Proxy Statement • 21

Board Committees

The Board of Directors currently has four standing Board committees to facilitate and assist the Board in the execution of its responsibilities. The Audit Committee, the Compensation Committee, the Nominating/Corporate Governance Committee, and the Science and Technology Committee held 10 meetings, 7 meetings, 5 meetings, and 4 meetings during fiscal 2024, respectively. All of the standing Board committees are composed solely of non-employee, independent directors. Charters for each Board committee are available on our website at www.illumina.com/company/about-us/board-of-directors.html under “Committee Composition.” In addition to the standing committees, the Board established a special committee in 2023 to expedite decisions related to the divestment of GRAIL. In June of 2024, we completed the separation of GRAIL into a separate, independent publicly traded company through the distribution of approximately 85.5% of the outstanding GRAIL common stock to Illumina stockholders on a pro rata basis.

Audit Committee

Purpose

•   Oversee the Company’s accounting and financial reporting processes, including internal control over financial reporting, and audit of its financial statements and provide advice with respect to the Company’s risk evaluation and mitigation processes

Principal Responsibilities

•  Ensure the integrity of the Company’s financial statements and disclosures

•  Review and confirm the independent auditor’s qualifications and independence

•  Monitor the performance of the Company’s internal audit function and independent registered public accounting firm

•  Evaluate the adequacy and effectiveness of the Company’s internal controls

•  Oversee the Company’s compliance with legal and regulatory requirements

•   Supervise the processes utilized by management for identifying, evaluating, and mitigating strategic, financial, operational, regulatory, compliance, litigation, information security, cybersecurity, artificial intelligence and external risks inherent in the Company’s business

Current Members	• Scott Ullem (Chair) • Caroline Dorsa • Gary Guthart

The Board of Directors has unanimously determined that all Audit Committee members satisfy the additional independence requirements that apply to Audit Committee members under Nasdaq listing standards and SEC rules and regulations, are financially literate under Nasdaq listing standards and SEC rules and regulations, and at least one member is financially sophisticated as required under Nasdaq listing standards and a financial expert as such term is described under SEC rules and regulations. More specifically, the Board of Directors has unanimously determined that each of Ms. Dorsa, Dr. Guthart and Mr. Ullem qualify as an “audit committee financial expert” under SEC rules and regulations and “financially sophisticated audit committee member” under Nasdaq listing standards. Designation as an “audit committee financial expert” is an SEC disclosure requirement and does not impose any additional duties, obligations, or liability on any person so designated.

22 • Illumina, Inc. 2025 Proxy Statement

Compensation Committee

Purpose	• Discharge the Board’s duties and responsibilities relating to compensation of our directors and executive officers, employees and consultants
Principal Responsibilities

•  Report annually to our stockholders on executive compensation matters

•  Administer our equity and other compensation plans

•  Oversee non-employee director compensation, and recommend to the Board the amount and form of such compensation

•  Recommend to the Board the annual CEO compensation, taking into account the Board’s annual performance evaluation of the CEO, and other factors deemed appropriate, including the results of the most recent Say on Pay vote

•  Review and approve the amount and form of compensation to be paid to our other executive officers and others who report directly to the CEO at the level of Vice President or higher

•  Oversee and provide input to management on human capital talent strategies

•  Motivate executives to perform to their highest level and reward outstanding achievement

•  Maintain appropriate levels of risk and reward, assessed on a relative basis at all levels within the Company in proportion to individual contribution and performance and tied to achievement of financial, organizational, and management performance goals

•  Encourage executives to manage from the perspective of owners with an equity stake in the Company

•  Review and make initial (in the case of new hires) and periodic (in the case of then-current Company employees) determinations with respect to who is (i) an “executive officer” of the Company with reference to Rule 3b-7 and Rule 10D-1 under the Exchange Act and (ii) a “Section 16 officer” of the Company with reference to Rule 16a-1(f) under the Exchange Act, or in each of these two cases with reference to other guiding principles as established from time to time by the Nominating/Corporate Governance Committee

Current Members	• Susan Siegel (Chair) • Caroline Dorsa • Robert Epstein

The Board of Directors has unanimously determined that all Compensation Committee members satisfy the additional independence requirements that apply to Compensation Committee members under Nasdaq listing standards and SEC rules and regulations, and qualify as “non-employee directors” for the purposes of Section 16 of the Exchange Act.

No executive officer may participate in or be present during any deliberations or determinations of the Compensation Committee regarding his or her compensation.

Illumina, Inc. 2025 Proxy Statement • 23

The CEO has been delegated limited authority to grant equity incentive awards to any employee who is not designated as an “Executive Officer” or “Section 16 Officer,” and who does not report directly to him at the level of Vice President or higher. The CEO may exercise this authority without any further action required by the Compensation Committee; however, the Compensation Committee approves grant ranges based on employee job levels to guide the CEO in the exercise of his authority and sets the maximum individual award values that may be granted under this authority. The purpose of this delegation of authority is to enhance the flexibility of equity administration and to facilitate the timely grant of equity awards to non-management employees, particularly new employees, within the specified limits approved by the Compensation Committee. At least annually, the Compensation Committee reviews this authority and grant guidelines to ensure alignment with market and good governance practices. The CEO reports at least annually to the Compensation Committee on his exercise of this delegated authority. In addition, the Compensation Committee reviews our equity award usage forecast on a quarterly basis as part of its administration duties with respect to our Amended and Restated 2015 Stock and Incentive Plan.

Compensation Committee Interlocks and Insider Participation

The following directors served on Illumina’s Compensation Committee during fiscal 2024: Susan Siegel; Robert Epstein; Scott Gottlieb; and Andrew Teno. No member of the Compensation Committee is, or ever has been, an officer or employee of the Company. Furthermore, during fiscal 2024, none of our current executive officers served as a member of a board of directors or compensation committee (or other board committee performing equivalent functions) of another entity where an executive officer of such entity served as a member of our Board of Directors or Compensation Committee. No related party transactions involving a member of the Compensation Committee occurred in fiscal 2024.

Nominating/Corporate Governance Committee

Purpose	• Oversee matters of corporate governance, including the evaluation of the performance, composition, and practices of the Board of Directors
Principal Responsibilities

•  Identify individuals qualified to serve as members of the Board of Directors

•  Select nominees for election as directors of the Company

•  Evaluate at least annually the performance of the Board and its Board committees

•  Develop and recommend corporate governance guidelines to the Board

•  Provide oversight with respect to corporate governance and ethical conduct

•  Review and make recommendations to the Board on issues of management succession

•  Assist the Board in overseeing the Company’s material environmental, social, and governance matters, except as specifically delegated to another Board committee

Current Members	• Anna Richo (Chair) • Frances Arnold • Robert Epstein • Philip Schiller

24 • Illumina, Inc. 2025 Proxy Statement

Science and Technology Committee

Purpose	• Assist the Board in its oversight of the Company’s scientific and technological strategies and research and development plans and goals
Principal Responsibilities

•  Review and evaluate the Company’s scientific and technological strategies and research and development plans, and goals

•  Review and evaluate the Company’s performance relating to its research and development plans and goals

•  Identify and discuss significant emerging science and technology issues and trends, including their potential impact on the Company’s scientific and technological strategies and research and development plans and goals

•  Conduct a periodic review of the Company’s intellectual property portfolio and strategy

Current Members	• Frances Arnold (Chair) • Gary Guthart • Philip Schiller

Illumina, Inc. 2025 Proxy Statement • 25

The Board’s Role in Risk Oversight

The Board of Directors is responsible for overseeing our risk management. The Board of Directors believes that the work undertaken by the full Board, the respective Board committees, and our executive management team, led by our CEO, enables the Board to effectively oversee our risk management function and take appropriate action to evaluate and respond to risks as the circumstances each time require.

Full Board

•   Our full Board regularly engages in discussions of the most significant risks that we face and how these risks are being managed, and receives regular reports on risk management from our senior officers and outside consultants engaged to provide an enterprise-level review of the risks facing the Company.

•   To assist in its oversight function, the Board delegates the oversight of risks that fall within that Board committee’s areas of responsibility to each of the respective Board committees.

Audit Committee	Nominating/Corporate Governance Committee	Compensation Committee	Science and Technology Committee

Advises the Board on overall risk evaluation and mitigation processes.

Evaluates management’s processes for identifying, evaluating, and mitigating strategic, financial, operational, regulatory, compliance, information security, and external risks inherent in our business.

Oversees the performance of our internal audit function and the adequacy and effectiveness of our internal controls.

Oversees governance risks, including director selection and management succession planning, Board effectiveness and independence, Board committee functions and charters.

Oversees our executive and director compensation program.

Ensures that compensation policies, practices and programs do not incentivize inordinate risk taking or result in other unacceptable risks to the Company.

Oversees our human capital management strategy, talent engagement and retention.

Oversees our scientific and technology strategies and research and development plans and goals. Periodically reviews our intellectual property portfolio and strategy.
Management Role in Risk Management

•   Our management team is responsible for identifying and evaluating strategic, financial, operational, regulatory, compliance, litigation, information security, cybersecurity, artificial intelligence and external risks inherent in the Company’s business, and for establishing and executing policies and processes designed to mitigate and manage these risks.

26 • Illumina, Inc. 2025 Proxy Statement

Feedback Mechanism Between Board and Management

•   Our senior executives provide the Board and its Board committees with regular updates about Company strategies and objectives and associated risks at Board and Board committee meetings and in regular reports. Board and Board committee meetings also provide a venue for directors to discuss issues of concern with management.

•   The Board’s careful approach to risk oversight is complemented by the Company’s policies and processes designed to ensure that information about evolving risks and actual incidents is communicated promptly to the highest levels of management, including disclosure controls and procedures and our management disclosure committee, which work together to ensure that our senior management, including our CEO and CFO, receive the information they need to make timely decisions about the Company’s required disclosures to the Board.

•   To ensure and evaluate the transparency of information being shared among management and the Board, our Audit Committee receives regular reports about the Company’s disclosures from management.

•   The Board of Directors and Board committees are empowered to call special meetings when necessary to address specific issues or matters. In addition, our directors have access to our management at all levels to discuss any matters of interest, including those related to risk. Those members of management most knowledgeable about the applicable issues attend Board meetings to provide additional insight into items being discussed, including exposures and mitigation strategies with respect to various risks.

Cybersecurity Risk Oversight

As part of its overall oversight of risk management, the Board provides oversight of management’s efforts to address information security risk by receiving regular reports at meetings of the Audit Committee.

Our Audit Committee is responsible for governing management’s review and assessment of our cybersecurity, artificial intelligence and other information technology risks, controls, and procedures, including management’s incident resolution process and any specific cybersecurity issues that could affect the adequacy of our internal controls.

The Company’s management team maintains an internal information security working group, which is charged with the protection of confidential and sensitive business data and intellectual property from hostile or malicious attack; the protection of sensitive personal data from unauthorized access; product security; and enterprise technology risk review.

Compensation Risk Assessment

The Compensation Committee, together with senior management and external compensation consultants, reviews our compensation policies, practices and programs including other benefits and any other compensation rights received under the Company’s benefit plans. We have concluded that our compensation policies, practices and programs do not incentivize inordinate risk taking or result in other unacceptable risks to the Company. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk taking beyond our ability to effectively identify and manage significant risks; are compatible with effective internal controls and our risk management practices; and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.

Certain Relationships and Related Party Transactions

All transactions between us and our officers, directors, principal stockholders, and affiliates are subject to approval by a majority of the independent and disinterested members of our Board of Directors, and will be on terms determined by such members of the Board of Directors to be no less favorable to us than could be obtained from unaffiliated third parties. No such transactions occurred in fiscal 2024.

Illumina, Inc. 2025 Proxy Statement • 27

Code of Conduct

We have adopted a Code of Conduct that applies to all of our directors, officers, employees, consultants and temporary workers, including our CEO, CFO, and the rest of our executive management team. Our Code of Conduct is reviewed by the Nominating/Corporate Governance Committee on an annual basis and modified as deemed necessary. Our Code of Conduct is available for download at www.illumina.com/company/investor-information/corporate-governance.html. A copy of the Code of Conduct may also be obtained free of charge from us upon a request directed to Illumina, Inc., 5200 Illumina Way, San Diego, California 92122, Attention: Corporate Secretary. We will disclose within four business days any substantive changes in or waivers of the Code of Conduct granted to our principal executive officer, principal financial officer, principal accounting officer, or controller, or persons performing similar functions, by posting such information on our website as set forth above rather than by filing a Form 8-K with the SEC.

Corporate Political Contribution Policy

We have adopted a Corporate Political Contribution Policy, Partnering with Policy Makers to Improve Human Health, pursuant to which we annually disclose in our Corporate Social Responsibility Report the monetary value of direct and indirect political contributions and certain payments made to trade associations. Our Political Contributions Policy can be found at www.illumina.com/content/dam/illumina-marketing/documents/company/political-disclosure-policy.pdf.

28 • Illumina, Inc. 2025 Proxy Statement

Corporate Social Responsibility and Sustainability

Corporate Social Responsibility (“CSR”) and Sustainability are integral to how we do business. Our governance structure facilitates accountability, transparency, and continuous improvement. This strong leadership supports the management of CSR and Sustainability issues, including climate action, human capital management, human rights, cybersecurity, and ethical, responsible business practices.

We expect to publish our 2024 CSR and Sustainability report in May 2025. Previous reports, performance metrics, and additional information on our program can be found here: https://www.illumina.com/CSR

The following is an overview of the governance of our CSR and Sustainability program:

Illumina, Inc. 2025 Proxy Statement • 29

How to Communicate with Us

The Board believes that engaging in stockholder outreach is an essential element of strong corporate governance. We strive for a collaborative approach to issues of importance to investors and continually seek to better understand the views of our investors on key topics.

Our Board values stockholder feedback and is committed to robust stockholder outreach. Feedback received is conveyed to the full Board and respective Board committees, and informs Board and Board Committee discussions and decisions. In the fall of 2024, we proactively reached out to stockholders owning greater than 50% of outstanding shares (based on 13F filings for the quarter ended September 30, 2024) to solicit feedback and promote engagement.

All interested parties who wish to communicate with the Board of Directors or any of the non-employee directors may do so by sending a letter to the Corporate Secretary, Illumina, Inc., 5200 Illumina Way, San Diego, California 92122, Attention: Corporate Secretary, and should specify the intended recipient or recipients. All such communications will be forwarded to the appropriate director or directors for review, except for spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material.

In addition, you may send, in an envelope marked “Confidential,” a written communication to the Chair of the Audit Committee, via the attention of our Corporate Secretary, to Illumina, Inc., 5200 Illumina Way, San Diego, California 92122, Attention: Corporate Secretary. All such envelopes will be delivered unopened to the Chair of the Audit Committee.

30 • Illumina, Inc. 2025 Proxy Statement

Our Approach to Director Pay

Director Compensation Overview

Our directors play a critical role in guiding our strategic direction and overseeing management of the Company. Ongoing developments in corporate governance and financial reporting have resulted in an increased demand for highly qualified and productive public company directors. The many responsibilities and risks, and the substantial time commitment of being a director of a public company, require that we provide fair compensation for our directors’ performance. Our non-employee directors are compensated based upon their respective levels of Board participation and responsibilities, including service on Board committees. Mr. Thaysen, a director who is a member of our management team, receives no separate compensation for his services as a director.

Our director compensation is overseen by the Compensation Committee of our Board of Directors, which makes recommendations to the Board of Directors on the appropriate amount and structure of our programs in light of various factors, including, but not limited, to relative contributions, time commitments, risks, and regularly evaluated competitive practices by peer companies.

Director Compensation Review

The Compensation Committee regularly reviews non-employee director compensation practices and program designs at peer group companies and the broader market to inform its decision making process in setting total compensation levels, and is assisted in this process by its independent compensation consultant.

For fiscal 2024, the Compensation Committee retained an independent compensation consultant from Aon’s Human Capital Practice, a division of Aon, plc (“Aon”) to assist in its review of the non-employee director compensation program and provide input on potential program changes. At the direction of the Compensation Committee, Aon conducted a comprehensive formal review and analysis of our non-employee director compensation, as well as that of our peers and general market practice, to understand pay practices and pay levels for cash retainers for board and committee service, as well as equity incentives. This review included a comparative analysis of our non-employee director compensation philosophy and the practices of identified peer group companies and broader industry trends, including a review of the total direct compensation (including cash retainers and stock-based compensation) of our non-employee directors as compared with these data sets. The review included an analysis of market trends using publicly available information in addition to proprietary data provided by Aon.

No one factor was considered dispositive in this review, including market data, which the Compensation Committee does not use to set percentile targets, but as an additional factor to consider in setting compensation.

Following its review of the data, and in line with Aon’s recommendation, the Compensation Committee did not recommend any changes to the non-employee director compensation program.

In connection with our 2025 annual meeting of stockholders, and as described in this proxy statement, our Board is proposing to place a limit on total compensation for non-employee members of our Board of Directors.

Illumina, Inc. 2025 Proxy Statement • 31

For the peer group used by the Company, please see the discussion in the Compensation Discussion & Analysis section on page 56.

Cash Compensation

Annual Retainer

During fiscal 2024, each of our non-employee directors was eligible to receive an annual cash retainer of $75,000, unchanged from the prior year.

Committee Fees

During fiscal 2024, each of our non-employee directors serving on one or more permanent Board committees was eligible to receive the applicable cash fees set forth below, which were unchanged from the prior year. As of the beginning of fiscal 2025, no changes to board committee fees had been made except that the Science and Technology Committee Chair fee was increased to $20,000.

	Fiscal 2024 Board Committee Annual Fees ($)
	Audit Committee	Compensation Committee	Nominating/Corporate Governance Committee	Science and Technology Committee

Chair	25,000	25,000	15,000	15,000

Member	15,000	15,000	10,000	10,000

Independent Chair and Lead Independent Director Fees

In fiscal 2024, our Chair of the Board received an additional annual cash retainer of $75,000, unchanged from the prior year. As of the beginning of fiscal 2025, the Chair of the Board cash retainer fee was increased to $100,000.

Scott Gottlieb, an independent director, became Chair of the Board on March 28, 2025. Since we currently have an independent Chair of the Board, our Board has not appointed a Lead Independent Director. Stephen MacMillan served as Chair of the Board from June 2023 until March 2025.

Stock in Lieu of Cash Compensation

Non-employee directors may elect to receive shares of our common stock in lieu of all, but not less than all, cash fees otherwise payable by the Company to such director in a given calendar year. Shares issued to an eligible director electing to receive shares in lieu of cash compensation will not be subject to vesting or forfeiture restrictions and will be issued on a quarterly basis. The number of shares issued to an eligible director electing to receive shares in lieu of cash will equal the amount of cash compensation otherwise payable by the Company to such director for the immediately preceding calendar quarter, divided by the weighted average closing price of our common stock during the immediately preceding calendar quarter (calculated by reference to each trading day during such quarter), with any fractional shares settled in cash based on such price. For fiscal 2024, Mr. Ullem elected to receive shares in lieu of all of the cash compensation to which he was entitled.

32 • Illumina, Inc. 2025 Proxy Statement

Equity Compensation

Annual Awards

We provide a mix of cash and equity compensation aligned with common market practices. The equity portion of compensation represents the majority of compensation provided to more fully align the interests of our non-employee directors with those of our stockholders.

Each of our non-employee directors is eligible to receive an annual RSU award valued at $300,000 (as determined based on the fair market value of the Company’s common stock on the date of grant), rounded up to the nearest whole share, unchanged from the prior year. Such RSU awards are granted on the date of the annual meeting and vest on the earlier of the first anniversary of the grant date and the day prior to the annual meeting of stockholders immediately following the annual meeting at which the award was granted, subject to continued service as a Board member through the applicable vesting date. At the time of grant, each non-employee director can elect whether his or her RSU awards will be settled in cash, stock, or a combination of the two.

Accordingly, in connection with our 2024 annual meeting of stockholders, each of our non-employee directors serving at that time received an award of 2,675 RSUs (which had a value of $300,114 based on the closing price of our common stock on May 16, 2024, of $112.19).

Compensation Upon First Joining the Board of Directors

Each non-employee director, upon first joining the Board, whether through election by our stockholders or appointment by our Board to fill a vacancy, is eligible to receive the standard cash retainer and a one-time RSU award valued at $300,000, each prorated for time of service between the director’s start date and the next annual meeting of stockholders, with the RSU award rounded up to the nearest whole share and vesting in full the day prior to the next annual meeting of stockholders. An employee director who ceases to be an employee but remains a director will not receive this initial RSU award. At the time of grant, each non-employee director can elect whether his or her RSU awards will be settled in cash, stock, or a combination of the two.

Illumina, Inc. 2025 Proxy Statement • 33

Non-Employee Director Compensation

The following table summarizes the total compensation paid by the Company to our non-employee directors for fiscal 2024. Non-employee directors receive no other form of compensation and we do not provide non-employee directors with any benefits. We reimburse reasonable expenses incurred in connection with attending Board and Board committee meetings.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Stephen MacMillan	157,830	300,114	—	—	—	—	457,944

Frances Arnold	100,000	300,114	—	—	—	—	400,114

Caroline Dorsa	100,000	300,114	—	—	—	—	400,114

Robert Epstein	101,126	300,114	—	—	—	—	401,240

Scott Gottlieb	103,942	300,114	—	—	—	—	404,056

Gary Guthart	100,000	300,114	—	—	—	—	400,114

Anna Richo(4)	46,978	300,114	—	—	—	—	347,092

Philip Schiller	95,000	300,114	—	—	—	—	395,114

Susan Siegel	100,000	300,114	—	—	—	—	400,114

Andrew Teno(5)	33,874	—	—	—	—	—	33,874

Scott Ullem	90,000	300,114	—	—	—	—	390,114

(1)

Mr. Thaysen, our Chief Executive Officer, is not included in this table because he is an employee and received no additional compensation for his service as a director. The compensation received by him is shown in the Summary Compensation Table on page 60. Mr. MacMillan retired from the Board effective March 28, 2025. Mr. Meister joined the Board on March 28, 2025, after the end of fiscal 2024.

(2)	This reflects the grant date fair value of awards granted during fiscal 2024 and is computed in accordance with FASB ASC Topic 718, based on the adjusted closing stock price on the grant date.
(3)

Each of the then-serving directors received an award of 2,675 RSUs effective May 16, 2024 (the date of our 2024 annual meeting of stockholders), with a per adjusted share fair value of $112.19 (the adjusted fair value of our common stock on NASDAQ on May 16, 2024).

(4)

Ms. Richo was elected and received an award of 2,675 RSUs effective May 16, 2024 (the date of our 2024 annual meeting of stockholders), with a per adjusted share fair value of $112.19 (the adjusted fair value of our common stock on NASDAQ on May 16, 2024).

(5)	Mr. Teno ceased serving on the Board on May 16, 2024 and did not receive a stock award.

34 • Illumina, Inc. 2025 Proxy Statement

The following table shows the number of outstanding RSUs and total stock options held by each of our directors who served during 2024, other than Mr. Thaysen, as of December 29, 2024:

Name(1)	Unvested RSUs Outstanding(2)	Vested Stock Options Outstanding	Unvested Stock Options Outstanding

Stephen MacMillan(3)	2,675	—	—

Frances Arnold	2,675	—	—

Caroline Dorsa	2,675	—	—

Robert Epstein	2,675	—	—

Scott Gottlieb	2,675	—	—

Gary Guthart	2,675	—	—

Anna Richo	2,675	—	—

Philip Schiller	2,675	—	—

Susan Siegel	2,675	—	—

Scott Ullem	2,675	—	—

(1)

Mr. Andrew Teno ceased serving on the Board on May 16, 2024 and had no outstanding unvested RSUs, vested stock options or unvested stock options as of December 29, 2024. Mr. Meister joined the Board on March 28, 2025 and had no outstanding unvested RSUs, vested stock options or unvested stock options as of December 29, 2024.

(2)

On June 24, 2024, we spun out GRAIL, Inc. (“GRAIL”) as an independent, publicly traded company via a distribution of GRAIL shares to our stockholders. Illumina equity awards, including RSUs and PSUs, do not represent outstanding shares and therefore were not eligible to receive the distribution of GRAIL shares. Therefore, in the event of such distributions, to prevent the value of the equity awards from deviating from the value received by stockholders of Illumina, either to the benefit or the detriment of the award holder, Illumina’s 2015 Amended and Restated Stock and Incentive Plan provides for a customary, mandatory adjustment to the number of shares subject to an equity award (the “GRAIL Spin Adjustment”). The numbers reported in this column reflect the GRAIL Spin Adjustment, which was an increase of approximately 2%.

(3)	Mr. MacMillan ceased serving on the Board on March 28, 2025 and forfeited all unvested RSUs at that time.

Illumina, Inc. 2025 Proxy Statement • 35

Vote for Us

Proposal 1: Election of Directors

General

Our Certificate of Incorporation and bylaws provide for the annual election of our directors. The Board of Directors currently consists of eleven directors, having terms expiring at the 2025 annual meeting of stockholders.

Election of Eleven Directors to Hold Office for One Year until the 2026 Annual Meeting of Stockholders

Upon the recommendation of the Nominating/Corporate Governance Committee of the Board, the Board of Directors has nominated for election at the 2025 annual meeting the following eleven nominees to hold office until the annual meeting of stockholders in 2026 and until their successors are duly elected and qualified or until their earlier death, resignation, retirement, disqualification or removal from office:

Name	Age	Independent	Director Since	Principal Occupation

Scott Gottlieb, M.D., Chair	52	✓	2020	Partner at New Enterprise Associates and senior fellow at AEI; Former FDA Commissioner; Director at Pfizer

Jacob Thaysen, Ph.D., CEO	49		2023	CEO at Illumina, Inc.

Frances Arnold, Ph.D.	68	✓	2016	Linus Pauling Prof. of Chemical Engineering, Biochemistry & Bioengineering at the California Institute of Technology; Director at Alphabet

Caroline D. Dorsa	65	✓	2017	Board Chair at Biogen and Director at Duke Energy

Robert S. Epstein, M.D.	69	✓	2012	CEO & Co-founder of Epstein Health LLC; Board chair at Veracyte

Gary S. Guthart, Ph.D.	59	✓	2017	President and CEO at Intuitive Surgical

Anna Richo	64	✓	2024	Former General Counsel, Chief Compliance Officer and Corporate Secretary at Cargill, Inc.

Keith A. Meister	51	✓	2025	Founder, Managing Partner and Chief Investment Officer of Corvex Management LP

Philip W. Schiller	64	✓	2016	Apple Fellow at Apple, Inc.

Susan E. Siegel	64	✓	2019	Board Chair at MIT The Engine, Board Director at Align Technology and the Kaiser Family Foundation and Senior Lecturer at MIT Sloan School of Management

Scott B. Ullem	58	✓	2023	CFO at Edwards Lifesciences

Additional Information

For more information about each nominee and each of the other directors serving on our Board of Directors, please see “Information about the Board” and “2025 Director Nominees” in this proxy statement. Each of the director nominees is currently serving as a director. All of these nominees have agreed to serve if elected, and

36 • Illumina, Inc. 2025 Proxy Statement

management has no reason to believe that such nominees will be unable to serve. The persons designated as proxyholders on the form of proxy card attached to this proxy statement intend to vote such proxy “FOR” the election of each of the eleven nominees named above, unless the stockholder validly indicates otherwise on the proxy.

Vote Required for Approval

Our bylaws require that a director nominee be elected only if he or she receives a majority of the votes cast with respect to his or her election (that is, the number of shares voted “FOR” that nominee exceeds the number of votes cast “AGAINST” that nominee). Abstentions and broker non-votes will have no effect on the outcome of this proposal. Each of our director nominees currently serves on the Board of Directors. If a nominee who currently serves as a director is not re-elected, Delaware law provides that the director would continue to serve on the Board as a “holdover director”. Under our Corporate Governance Guidelines, each director submits an advance, contingent, irrevocable resignation that the Board may accept if stockholders do not re-elect that director. In that situation, our Nominating/Corporate Governance Committee would make a recommendation to the Board about whether to accept or reject the resignation, or whether to take other action.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES SET FORTH ABOVE.

Illumina, Inc. 2025 Proxy Statement • 37

Our Auditors

Proposal 2: Ratification of the Appointment of Ernst & Young LLP as Our Independent Registered Public Accounting Firm

The Audit Committee of the Board is directly responsible for the appointment, compensation (including advance approval of the audit fee), retention, and oversight of the independent registered public accounting firm that audits our financial statements and our internal control over financial reporting. The Audit Committee annually reviews Ernst & Young LLP’s independence and performance in deciding whether to retain Ernst & Young LLP or engage a different independent auditor. Ernst & Young LLP has served as the Company’s external auditor continuously since 2000 and has been appointed by the Audit Committee to continue as the Company’s independent registered public accounting firm for fiscal year 2025. At the annual meeting, our stockholders are being asked to ratify the appointment of Ernst & Young LLP as Illumina’s independent registered public accounting firm for the fiscal year ending December 28, 2025. The members of the Audit Committee and the Board believe that the continued retention of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders.

While stockholder ratification of the selection of Ernst & Young LLP is not required by our bylaws or other governing documents or law and is not binding on the Audit Committee, the Board is submitting the selection of Ernst & Young LLP to our stockholders for ratification as the Board believes it is a matter of good corporate governance. If stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain Ernst & Young LLP but may choose to continue the engagement. Even if the selection is ratified, the Audit Committee in its discretion may direct the selection of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

A representative of Ernst & Young LLP is expected to be present at the annual meeting, will have an opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

38 • Illumina, Inc. 2025 Proxy Statement

Audit Committee Report

The following report of the Audit Committee, the report of the Compensation Committee under “Compensation Committee Report”, along with statements in this proxy statement regarding the Audit Committee’s charter, are not considered “soliciting material” and are not considered to be “filed” with the SEC as part of this proxy statement. Any current or future cross-references to this proxy statement in filings with the SEC under either the Securities Act of 1933 or the Exchange Act will not include such reports or statements, except to the extent that we specifically incorporate it by reference in such filing.

The Audit Committee oversees our accounting and financial reporting process including internal control over financial reporting, and audits of its financial statements on behalf of the Board of Directors and provides advice with respect to our risk evaluation and mitigation processes. In fulfilling its oversight role, the Audit Committee monitors and advises the Board of Directors on:

•	the integrity of our consolidated financial statements and disclosures;

•	the independent registered public accounting firm’s qualifications, independence and performance;

•	the performance of our internal audit functions;

•	the adequacy and effectiveness of our internal controls;

•	our compliance with legal and regulatory requirements; and

•

the processes utilized by management for identifying, evaluating, and mitigating strategic, financial, operational, regulatory, compliance, litigation, information security, cybersecurity, artificial intelligence and external risks inherent in our business.

The Audit Committee meets with the independent registered public accounting firm, internal auditor, and our outside counsel, with and without our management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

The Audit Committee, in its oversight role, has reviewed and discussed the consolidated financial statements with management and Ernst & Young LLP, our independent registered public accounting firm. Management is responsible for the preparation, presentation, and integrity of our financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. Ernst & Young LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles, as well as expressing an opinion on the effectiveness of internal control over financial reporting.

Illumina, Inc. 2025 Proxy Statement • 39

During the course of fiscal 2024, management completed the documentation, testing, and evaluation of our system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates from management and Ernst & Young LLP at each regularly scheduled Audit Committee meeting. At the conclusion of the process, management provided the Audit Committee with, and the Audit Committee reviewed, a report on the effectiveness of our internal control over financial reporting. The Audit Committee also reviewed the report of management contained in our annual report on Form 10-K for the fiscal year ended December 29, 2024, filed with the SEC, as well as Ernst & Young LLP’s Reports of Independent Registered Public Accounting Firm included in our annual report on Form 10-K related to its audit of (i) the consolidated financial statements and (ii) the effectiveness of internal control over financial reporting. The Audit Committee continues to oversee our efforts related to our internal control over financial reporting and management’s preparations for the evaluation for the fiscal year ending December 28, 2025.

The Audit Committee has reviewed and discussed the consolidated audited financial statements with management, discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard 1301 of the Public Company Accounting Oversight Board (Communications with Audit Committees), has received the written disclosures and the letter from Ernst & Young LLP required by Rule 3526 of the Public Company Accounting Oversight Board (Communication with Audit Committees Concerning Independence), and has had discussions with Ernst & Young LLP regarding their independence. Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 29, 2024, for filing with the SEC.

RESPECTFULLY SUBMITTED BY THE AUDIT COMMITTEE:

Scott Ullem (Chair) Caroline Dorsa Gary Guthart

40 • Illumina, Inc. 2025 Proxy Statement

Fees Paid to Ernst & Young LLP

During the fiscal years ended December 29, 2024 and December 31, 2023, the aggregate fees billed or accrued by Ernst & Young LLP for professional services were as follows:

	Year Ended

	December 29, 2024 ($)	December 31, 2023 ($)

Audit Fees	4,350,229	4,670,373

Audit-Related Fees	632,200(1)	1,807,200(1)

Tax Fees	58,667	16,458

All Other Fees	—	—

Total	5,041,096	6,494,031

(1)	Primarily related to the audit of stand-alone financial statements for GRAIL

Audit fees consist of amounts for professional services rendered in connection with the integrated audit of our consolidated financial statements and internal control over financial reporting, review of the interim condensed consolidated financial statements included in quarterly reports, and statutory audits required internationally. For the fiscal years ended December 29, 2024 and December 31, 2023, audit-related fees were primarily incurred for the audit of stand-alone financial statements for GRAIL. Tax fees for the fiscal years ended December 29, 2024 and December 31, 2023, related to services rendered for the preparation of foreign tax filings and routine tax advice. For the fiscal years ended December 29, 2024 and December 31, 2023, Ernst & Young LLP did not perform any professional services other than as stated under the captions Audit Fees, Audit-Related Fees, and Tax Fees.

Pre-Approval Policies and Procedures

The Audit Committee, as required by the Exchange Act, requires advance approval of all audit services and permitted non-audit services to be provided by our independent registered public accounting firm. The Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The services listed as Audit Fees, Audit-Related Fees, and Tax Fees in the table above were pre-approved by our Audit Committee in accordance with this policy.

Illumina, Inc. 2025 Proxy Statement • 41

Vote Required for Approval

Although ratification is not required by our bylaws or otherwise, the Board of Directors is submitting this proposal as a matter of good corporate governance practices. If stockholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee and the Board of Directors would consider such a negative vote in their consideration of what, if any, action to take. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent audit firm at any time during the fiscal year if it is determined that such a change would be in the best interests of Illumina and its stockholders. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative “FOR” vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal. If you abstain from voting on this proposal, the abstention will have the same effect as a vote against. Abstentions will have the same effect as an “AGAINST” vote, while broker non-votes will be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

“FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP

AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

42 • Illumina, Inc. 2025 Proxy Statement

2024 Core Illumina Financial Performance Highlights

In 2024, Core Illumina saw strong progress in the continued transition of high-throughput sequencing to the NovaSeq X series, with significant growth in sequencing activity enabled by the lower cost made available through the NovaSeq X series. Total sequencing consumables revenue grew year-over-year, driven by high-throughput sequencing consumables, but was more than offset by a decline in sequencing instruments revenue following the 2023 launch year for the NovaSeq X+. Illumina nonetheless shipped more than 1,600 instruments during 2024, including more than 290 high-throughput instruments. We also undertook a series of initiatives to further reduce our expenses and achieved more than $100 million in run-rate savings, contributing to meaningful operating margin improvement during the year. Illumina additionally reduced its tax rate and resumed share repurchases, driving additional earnings growth in 2024.

Summary Core Illumina 2024 Financial Performance

Revenue $4.33B (i2% YoY) FY23: $4.44B	GAAP Operating Profit $1.47B (h167% YoY) FY23: $552M	Non-GAAP Operating Profit(1) $922M (h4% YoY) FY23: $885M

(1) See the tables included in Annex A for reconciliations of these GAAP and non-GAAP financial measures

Strategic Performance

2024 was an important year in Illumina’s multi-year transformation. We made significant progress toward our strategic goals, despite persistently challenging market conditions:

•	We launched our new corporate strategy to step into high single-digit revenue growth by 2027.

•	We deepened our focus on customers and partners to further expand the genomics ecosystem into multiomics.

•	We introduced new innovations across the sequencing workflow to support what matters most to our customers: the highest quality insights for the lowest end-to-end cost.

•	We made strong progress with the NovaSeq X transition, with research and clinical customers increasingly using their instruments for deeper and broader sequencing.

•	We built a new leadership team and refined our organizational structure.

•	We rolled out robust operational excellence initiatives to improve our margins and drive double digit to teens EPS growth over time.

Illumina, Inc. 2025 Proxy Statement • 43

Our Approach to Executive Pay

Compensation Discussion and Analysis

Our Compensation Philosophy

Our Compensation Philosophy serves as the foundation of the compensation program and is designed to achieve four key objectives:

Pay for Performance Provide economic incentives that link compensation with our short-, mid- and long-term performance	Alignment of Interests Strengthen the relationship between pay and stockholder value, upholding best-in-class compensation governance

Competitive Rewards Reward individuals for actions that create sustainable stockholder value at levels reflecting industry standards in ongoing pay value and mix	Retention Attract, retain, and reward world-class executives who contribute to our success

Our Compensation Practices

Our compensation practices are designed to align with our compensation philosophy:

Practice	Pay for Performance	Align Interests	Competitive Rewards	Retention

Over 85% of executive officer target direct compensation is at risk	✓	✓	✓	✓

Performance incentives require minimum performance against preset goals and are capped to minimize excessive risk taking	✓	✓	✓	✓

Challenging short and long-term goals incentivize exceptional performance	✓	✓	✓	✓

Robust stock ownership, anti-hedging and pledging, and clawback policies strengthen alignment of interests with stockholders		✓		✓

Comprehensive annual review and analysis of executive compensation ensures internal and external alignment	✓	✓	✓	✓

Stockholder feedback is a key input to Board committee discussions and informs decisions taken	✓	✓

44 • Illumina, Inc. 2025 Proxy Statement

Components of Fiscal 2024 Executive Compensation

The pay elements of our compensation program are:

Pay Element	2024 Key Characteristics

Annual Base Salary	The only fixed pay component, base salary, provides competitive, fixed cash compensation for NEOs. For 2024, all salary increases were generally aligned with the market.
Cash Bonus

Company-wide annual performance-based cash compensation. For NEOs, 100% of the annual cash bonus is earned based on Company performance against preset financial and operational goals established at the beginning of the fiscal year.

Performance Stock Units (PSUs)

PSUs vest and are earned based on 3-year Company Relative TSR performance against select companies in the Nasdaq Biotechnology Index and 3-year average achievement of pre-determined operating margin targets at the end of the 3-year period.

Restricted Stock Units (RSUs)	Multi-year equity awards that vest based on continued service.

Compensation Mix

The charts below highlight the focus on long-term equity incentives and overall at-risk mix of the fiscal 2024 target direct compensation for our CEO and current NEOs, respectively. The chart for Other NEOs reflects percentages based on average compensation of all current NEOs other than the CEO.

(1)	Includes RSUs with a grant date value of $1 million that were granted pursuant to Mr. Thaysen’s employment contract to match his purchase of our common stock in open market transactions.
(2)	Includes one-time new hire grants for each of Ankur Dhingra and Everett Cunningham.

Illumina, Inc. 2025 Proxy Statement • 45

Our 2024 NEOs

For fiscal 2024, our NEOs include the following individuals who continue to serve as executive officers:

Named Executive Officer	Position

Jacob Thaysen	Chief Executive Officer

Ankur Dhingra(1)	Chief Financial Officer

Steve Barnard	Chief Technology Officer

Everett Cunningham(2)	Chief Commercial Officer

Kevin Pegels	Chief of Global Operations

(1)	Mr. Dhingra was appointed Chief Financial Officer on April 15, 2024.
(2)	Mr. Cunningham was appointed Chief Commercial Officer on June 10, 2024.

For fiscal 2024, our NEOs also include former executives whose compensation, according to the SEC rules, must be included in our Compensation Discussion and Analysis and Summary Compensation Table:

Named Executive Officer	Position

Charles Dadswell(1)	Former General Counsel & Secretary

Joydeep Goswami(2)	Former Chief Financial Officer, Chief Strategy and Corporate Development Officer

(1)

Mr. Dadswell was General Counsel & Secretary up until October 2, 2024. On October 3, 2024, Mr. Dadswell became an employee-advisor to the Company. His advisor role ended and he ceased to be an employee of Illumina effective March 31, 2025.

(2)

Mr. Goswami was Chief Financial Officer, Chief Strategy and Corporate Development Officer until April 14, 2024. On April 15, 2024, Mr. Goswami became an employee-advisor to the Company. His advisor role ended and he ceased to be an employee of Illumina effective July 1, 2024.

Base Salary

Base salary is the only fixed component of our executive compensation program.

The Compensation Committee believes that base salary should reflect each executive’s responsibility and experience and be competitive with peer group pay levels for similar positions. Base salary adjustments reflect current performance assessed as part of our annual executive performance review and anticipated executive contributions including upon promotion or any other material change in job responsibility.

Our CEO recommends base salary changes for executive officers (excluding himself) to the Compensation Committee based on performance, criticality, retention, internal comparisons, and comparisons to market practices for similar executive officers. The Compensation Committee reviews these recommendations, makes adjustments if necessary, and approves base salary changes. The Board of Directors, upon the recommendation of the Compensation Committee, approves our CEO’s base salary based on performance and his current pay relative to other chief executives in our peer group.

In fiscal 2024, the CEO’s base pay remained consistent with the amount established in his offer letter in 2023. Messrs. Barnard, Dadswell and Goswami received salary increases between 3-4.5%, generally consistent with typical increases provided to the broader Illumina employee population. Mr. Pegels received a 9.5% increase as part of our annual review to align with market-competitive levels for comparable positions. Messrs. Dhingra and Cunnigham were hired in Q2 2024 and were not eligible for an annual increase.

46 • Illumina, Inc. 2025 Proxy Statement

Fiscal 2024 NEO Base Salaries

NEO Position	2023 Annual Base Salary ($)	2024 Annual Base Salary ($)	% YOY Change

Jacob Thaysen Chief Executive Officer	1,000,000	1,000,000	—

Ankur Dhingra(1) Chief Financial Officer	—	650,000	—

Steve Barnard Chief Technology Officer	575,000	600,000	4.35%

Everett Cunningham(2) Chief Commercial Officer	—	650,000	—

Kevin Pegels Chief of Global Operations	525,000	575,000	9.52%

Charles Dadswell(3) Former General Counsel & Secretary	600,000	620,000	3.33%

Joydeep Goswami(4) Former Chief Financial Officer, Chief Strategy and Corporate Development Officer	600,000	620,000	3.33%

(1)	Mr. Dhingra was hired on April 15, 2024.
(2)	Mr. Cunningham was hired on June 10, 2024.
(3)

Mr. Dadswell was General Counsel & Secretary up until October 2, 2024. On October 3, 2024, Mr. Dadswell became an employee-advisor to the Company. His advisory role ended and he ceased to be an employee of Illumina effective March 31, 2025.

(4)

Mr. Goswami was Chief Financial Officer up until April 14, 2024. On April 15, 2024, Mr. Goswami became an employee-advisor to the Company. His advisor role ended and he ceased to be an employee of Illumina effective July 1, 2024.

Performance-Based Cash Compensation

Overview

At the beginning of each annual performance cycle, the Compensation Committee approves an “at-risk”, variable compensation program (VCP) for Company employees, including executive officers, pursuant to which the Board of Directors establishes preset financial performance goals for the relevant performance period. At the end of the performance period, the Compensation Committee evaluates Company performance against those preset performance goals to determine whether a cash incentive opportunity has been earned.

VCP goals are aligned to the annual fiscal forecast and budget and reflect the expected timing of our product releases and customer buying patterns. For fiscal 2024, the Compensation Committee approved a change to the VCP structure to adopt a 12-month performance period for each of the performance metrics underpinning the VCP, replacing two bi-annual performance periods underpinning prior years’ VCP. This change was aligned with market practice. Any executive officer hired during the fiscal year on or prior to October 1 is eligible to participate in the VCP, with any cash incentive compensation received by such executive being prorated based on the amount of time the executive officer contributed to the performance period.

2024 VCP Goals and Actual Performance

To determine VCP payouts for each performance period in fiscal 2024, the Compensation Committee pre-approved 2 separate and equally weighted financial performance goals for the fiscal year: Core Illumina revenue objectives (the “revenue goals”) and Core Illumina non-GAAP operating income objectives (the “non-GAAP operating income goals”). Our VCP goals for fiscal 2024 represent an increase from our actual 2023 performance and were aligned to our annual fiscal 2024 budget and forecast at the beginning of the fiscal year. For both metrics, the actual cash incentive achievement for each executive officer could have ranged from 0% to a maximum of 200% of target based on the Company’s performance against the fiscal 2024 revenue and non-GAAP operating income objectives shown in the table below. The maximum of 200% was reinstated to align with market trends and prior practices.

Illumina, Inc. 2025 Proxy Statement • 47

	Performance Goals (in $ millions)
Metric (Weight)	Threshold	Target	Maximum	Actual	% Achievement

Revenue (50%)	4,194	4,461	4,727	4,369	83%
Payout as a % of Target	50%	100%	200%

Non-GAAP operating income(1) (50%)	1,027	1,261	1,417	1,265	103%
Payout as a % of Target	25%	100%	200%

2024 Achievement					93%

(1)

Non-GAAP operating income for Core Illumina is a non-GAAP measure, used for VCP purposes, and consists of income (loss) from operations for Core Illumina, adjusted for changes in FX, amortization of acquired intangible assets, acquisition-related expenses, legal contingencies and settlements, changes in contingent consideration liabilities, restructuring charges and stock-based compensation expense related to Core Illumina.

2024 VCP Short-Term Incentive Targets and Incentive Payouts

For fiscal 2024, the Compensation Committee established target cash incentive amounts, calculated as a percentage of each executive officer’s base salary, for each performance period during which he or she was an Illumina employee. The targets as a percentage of base salary were increased for executives, other than the CEO, from 60% to 65% in fiscal 2024. This change was approved by the Compensation Committee based upon the market benchmark data reviewed. In fiscal 2024, the CEO’s target cash incentive percentage remained consistent with the target as established in his offer letter in 2023.

The following table presents the performance-based cash incentive targets as a percentage of base salary and the actual amounts earned by each NEO for fiscal 2024.

NEO	2024 Target Incentive (% of Base Salary)	2024 Incentive Payout (% of Target)(1)	2024 Incentive Payout ($)

Jacob Thaysen	125%	93%	1,162,500

Ankur Dhingra(2)	65%	66%	279,581

Steve Barnard	65%	92%	358,963

Everett Cunningham(3)	65%	52%	219,131

Kevin Pegels	65%	91%	340,114

Charles Dadswell(4)	65%	92%	371,801

Joydeep Goswami(5)	60%	N/A	0

(1)	VCP payouts are prorated for changes in base salary and hire date.
(2)	Mr. Dhingra was hired on April 15, 2024.
(3)	Mr. Cunningham was hired on June 10, 2024.
(4)	Mr. Dadswell transitioned to an employee-advisor role on October 3, 2024 and ceased his employment on March 31, 2025. As part of his separation agreement, he is eligible for a 2024 VCP payment.
(5)	Mr. Goswami ceased to be an Illumina employee effective July 1, 2024 and was not eligible to receive a 2024 VCP payment.

Long-Term Equity Compensation

The Compensation Committee believes it is important to align the interests of executive officers with those of stockholders. We believe that one of the most effective ways to accomplish this objective is to provide executive officers with an economic interest in the long-term growth in the value of our Company and the value of our stock using equity grants. Accordingly, we award long-term incentives in the form of equity awards to reward performance and align executive officers’ interests with long-term stockholder interests by providing executive officers with an ownership stake in the Company, coupled with stock ownership requirements, which encourage sustained long-term performance, and provide an important retention element.

48 • Illumina, Inc. 2025 Proxy Statement

In determining the value of long-term incentives to be granted to an executive officer each year, we consider a number of factors, including, without limitation, the proportion of long-term incentives relative to total compensation, the executive officer’s impact on Company performance and ability to create value, long-term business objectives, and certain market data. In connection with new executive hires, we also consider competitive conditions applicable to the executive officer’s specific position in determining new hire equity grants.

Both Mr. Dhingra and Mr. Cunningham, in connection with their appointments as Chief Financial Officer and Chief Commercial Officer, respectively, received one-time make-whole equity grants to compensate for compensation forfeited from their prior employers. The PSUs granted have the same vesting terms and performance metrics as those applied to the PSUs granted to the Company’s executives in March 2024. The RSUs vest in four equal annual installments from the date of grant.

Fiscal 2024 Long-Term Equity Compensation

The following table presents the long-term equity compensation awarded to each NEO in fiscal 2024 based on grant date fair value. No stock options were issued in 2024.

NEO	PSUs ($)	RSUs ($)	Total ($)

Jacob Thaysen(1)	8,306,285	4,000,265	12,306,550

Ankur Dhingra(2)	2,960,924	1,050,117	4,011,041

Steve Barnard	2,265,960	780,067	3,046,027

Everett Cunningham(3)	4,718,449	4,000,047	8,718,496

Kevin Pegels	2,178,769	750,033	2,928,802

Charles Dadswell	2,614,724	900,066	3,514,790

Joydeep Goswami(4)	2,178,769	750,033	2,928,802

(1)

Per his offer letter, Mr. Thaysen received $1,000,134 in RSUs (grant date fair value) representing a one-time matching equity grant based upon his purchase of $1,000,000 worth of Illumina open market common stock within 90 days of his start date in 2023. This matching equity was granted on March 5, 2024.

(2)	Reflects Mr. Dhingra’s make-whole equity grant received in connection with his appointment as our Chief Financial Officer in order to compensate for awards forfeited at his prior employer.
(3)	Reflects Mr. Cunningham’s make-whole equity grant received in connection with his appointment as our Chief Commercial Officer in order to compensate for awards forfeited at his prior employer.
(4)	Mr. Goswami ceased employment with Illumina on July 1, 2024. All his unvested equity awards were forfeited.

Note: All equity values above reflect grant date fair value of awards computed in accordance with FASB ASC Topic 718.

Performance Stock Units

The Compensation Committee places a significant emphasis on performance-based long-term incentives by granting PSUs that vest based on Company performance against preset multi-year goals.

PSUs are intended to be an ongoing part of our long-term equity incentive compensation program; however, the Compensation Committee is not obligated to grant PSUs or any other equity incentive award each year. Historically, in keeping with our compensation philosophy to tie executive pay to performance and stockholder value creation, we grant PSUs to our executives that will vest only to the extent that we achieve pre-determined performance goals at the end of a 3-year performance period.

In 2024, each of our executive officers received an annual grant of PSUs, with an equal portion vesting based on an average Operating Margin goal measured over a 3-year performance period and a portion vesting based on 3-year TSR performance relative to select companies in the Nasdaq Biotechnology Index (“rTSR”). The focus on

Illumina, Inc. 2025 Proxy Statement • 49

Operating Margin as one of our equity performance plan measures aligns to Illumina’s strategic focus on robust operational excellence initiatives and the goal to improve our margins.

Typically, the number of shares earned will range from 0% to a maximum of 200% of the number of shares specified in the PSU agreement based on performance relative to the average Operating Margin and relative TSR goals approved by the Compensation Committee. Vesting at target (100%) will occur if the performance objectives are met, with vesting above target only occurring if superior performance is achieved.

Key Features of our 2024 PSU Awards

Multi-year Performance Periods: For the Operating Margin-based PSUs, the actual payout will be calculated based on Company performance against the preset average Operating Margin goal, measured as an average, over the 3-year period ending January 3, 2027. For the rTSR-based PSUs, the actual payout will be calculated based on the percentile ranking of the Company’s TSR for the 3-year period ending January 3, 2027, relative to the TSR performance of select companies in the Nasdaq Biotechnology Index.

Information regarding the Operating Margin goals will be disclosed after the end of the performance cycle.

Vesting Requirements and Caps: For both PSU types, the Compensation Committee established threshold, target and maximum performance levels and corresponding payout levels. For performance below threshold, the respective PSUs would not vest, and for performance at target, the PSUs would vest at 100% of the target number. For performance at or exceeding maximum, vesting of the awards would be capped for both the Operating Margin-based PSUs and the rTSR-based PSUs at 200% of the target.

rTSR goals: Target will be achieved if rTSR ranks in the 50th percentile, threshold performance will be achieved if rTSR ranks at or above the 25th percentile and maximum performance will be achieved if rTSR ranks in the 90th percentile or higher. The rTSR-based PSUs are also subject to an additional requirement: Should 3-year absolute TSR be negative, vesting of the rTSR PSUs would be capped at 100% of the target number even if relative TSR meets or exceeds the 50th percentile.

Financial goals: The Compensation Committee and the Company believe in transparency and strive to disclose as much information to stockholders as possible except when they believe that providing full, or even limited, disclosure would be detrimental to the interests of stockholders. We believe that certain disclosures could provide our competitors with insight regarding confidential business strategies without meaningfully adding to stockholders’ understanding. Hence, we do not disclose forward-looking financial targets that underpin the PSUs described above.

We generally do not disclose forward-looking goals for our multi-year incentive programs, because the Company does not provide forward-looking guidance to our investors with respect to multi-year periods, and it is competitively sensitive information. Consistent with our past and current practice, we will disclose multi-year performance goals in our regular programs in full after the close of the performance period.

Vesting Outcome for PSUs granted in 2022 and 2023

In 2022, the Compensation Committee granted PSUs with a 3-year performance goal. The threshold, target and maximum goals for the PSUs were established at the beginning of 2022 with a possible payout of 0-200%.

50 • Illumina, Inc. 2025 Proxy Statement

In 2023, the Compensation Committee granted PSUs with a 2-year performance goal to focus on medium term operational execution. The threshold, target and maximum goals for the PSUs were established at the beginning of 2023 with a possible payout of 0-150%.

The table below shows the threshold, target and maximum EPS goals for each performance period, as well as our actual performance. The minimum threshold was not achieved for either PSU plan and there was no payout, consistent with our “pay for performance” compensation philosophy.

Performance Period	EPS Threshold	EPS Target	EPS Maximum	Fiscal 2024 EPS Result(1)	Fiscal 2024 Payout

2022-2024	$9.15	$11.03	$15.52	$5.20	0%

2023-2024	$5.06	$5.79	$6.56	$4.03	0%

(1)

EPS for PSU purposes consists of income (loss) before income taxes for Core Illumina, adjusted for amortization of acquired intangible assets, acquisition-related expenses, legal contingencies and settlements, restructuring charges, and changes in contingent consideration liabilities, the fair value of our strategic investments, and the fair value of our Helix contingent value right that relate to the Core Illumina segment to arrive at non-GAAP income (loss) before income taxes for Core Illumina. Additional adjustments are made to align with the capital structure, currency and tax assumptions used when PSU targets were established or when assessing the financial impacts of a material acquisition to arrive at non-GAAP net income (loss) for Core Illumina. EPS for PSU purposes is derived by dividing non-GAAP net income (loss) for Core Illumina by our adjusted weighted-average shares outstanding used when the EPS target was established.

Restricted Stock Units

Long-term equity compensation packages to executive officers include grants of time-vesting RSUs. RSUs vest over a 4-year period, with 25% of the RSU vesting annually. Vesting in all cases is subject to the individual’s continued service through the applicable vesting date.

Deferred Compensation Plan

Illumina’s Deferred Compensation Plan (the “Deferred Compensation Plan”), effective December 1, 2007, provides key employees, including our NEOs, and directors with an opportunity to defer a portion of their salary, annual cash incentive, and other specified compensation. The Deferred Compensation Plan also permits us to make discretionary contributions on behalf of the participants. A participant is always fully vested in accounts under the Deferred Compensation Plan attributable to a participant’s contributions and related earnings on such contributions. Company contributions vest in accordance with the vesting schedule determined at the time such contributions are made but will vest in full upon the occurrence of a participant’s death, disability or retirement, or a “change in control” (as defined in the Deferred Compensation Plan). A participant will receive his or her “retirement benefit” or “termination benefit” (each as defined in the Deferred Compensation Plan) in a lump sum payment equal to the unpaid balance of all of his or her accounts if a “separation from service” (as defined in the Deferred Compensation Plan) occurs within 24 months following a change in control.

Change-in-control Severance Agreements

Consistent with our commitment to aligning the interests of our executive officers and our stockholders, we believe that providing change-in-control benefits may eliminate, or at least reduce, the reluctance of executive officers to pursue potential change-in-control transactions that may be in the best interests of stockholders. As such, we provide change-in-control severance benefits to our executive officers that are subject to a double trigger (i.e., change in control and a qualifying termination).

Illumina, Inc. 2025 Proxy Statement • 51

For purposes of these benefits, in general, a change in control is deemed to occur in any of the following circumstances:

•	any merger or consolidation in which we are not the surviving entity or our stockholders do not own substantially all of the stock of the ultimate parent organization;

•	the sale of all or substantially all of our assets to any other person or entity;

•	the acquisition of beneficial ownership of a controlling interest in the outstanding shares of our common stock by any person or entity;

•

a contested election of our directors as a result of which or in connection with which the persons who were directors before such election or our directors’ nominees cease to constitute a majority of the Board of Directors; or

•	any other event specified by the Board of Directors.

Under the change-in-control severance agreements, the executive would receive benefits if he or she were terminated within two years following the change in control, or during a specified period prior to the change in control if such termination relates to the pending change in control, either:

•

by the Company other than for “cause”, which is defined in each change-in-control severance agreement to generally include repeated failure or refusal to materially perform his or her duties that existed immediately prior to the change in control, conviction of a felony or a crime of moral turpitude, or engagement in an act of malfeasance, fraud, or dishonesty that materially damages our business; or

•

by the executive on account of “good reason”, which is defined in each change-in-control severance agreement to generally include certain reductions in the executive’s annual base salary, target cash incentive, position, title, responsibility, level of authority, or reporting relationships that existed immediately prior to the change in control, or a relocation, without the executive’s written consent, of the executive’s principal place of business by more than 35 miles from the executive’s principal place of business immediately prior to the change in control.

Pursuant to the change-in-control severance agreements, if a covered termination of the executive’s employment occurs, then the executive is generally entitled to the following benefits (in addition to any previously earned amounts):

•

a severance payment equal to one year of the executive’s annual base salary plus the greater of (a) the executive’s then-current annual target cash incentive or other target incentive amount and (b) the annual cash incentive or other incentive paid or payable to the executive for the most recently completed fiscal year, (multiplied by two for Mr. Thaysen);

•	a pro rata portion of the executive’s annual target cash incentive or other target incentive amount for the fiscal year in which the termination occurs;

•

payment of a portion of the executive’s group medical and dental insurance coverage premiums under COBRA, including coverage for the executive’s eligible dependents enrolled immediately prior to termination, so that the executive pays the same amount as a similarly situated active employee for a maximum period of one year (two years for Mr. Thaysen), however, our obligation

52 • Illumina, Inc. 2025 Proxy Statement

to pay such premiums ceases immediately upon the date the executive becomes covered under any other group health plan;

•	continuance of the executive’s indemnification rights and liability insurance for a maximum of one year following termination;

•	continuation of the executive’s perquisites to which the executive was entitled for a period of 12 months (24 months for Mr. Thaysen);

•	automatic vesting of the executive’s unvested equity or equity-based awards at 100% achievement; and

•	certain professional outplacement services consistent with the executive’s position for up to two years following termination.

The change-in-control severance agreements include a “best-net cutback provision” which provide that each executive’s total change-in-control payment will be reduced in the event such payment is subject to the excise tax imposed by Section 4999 of the Code and such a reduction would provide a greater after-tax benefit for the executive. The change-in-control severance agreements do not provide for gross-ups for “golden parachute” excise tax. A full analysis of the financial impact of the “best-net cutback provision”, and the impact of any adverse tax consequences of paying the amounts in full, will be performed based on the facts and circumstances in the event a change in control were to occur.

In addition, as described above, each executive will be entitled to a lump sum payout of his or her benefits under our Deferred Compensation Plan in connection with certain specified terminations.

Executive Transitions

On October 3, 2024, Charles Dadswell, the Company’s General Counsel and Secretary, and the Company entered into an Advisory Agreement intended to transition the duties and responsibilities of General Counsel of the Company by March 31, 2025, after which Mr. Dadswell would no longer be an employee of Illumina. For Mr. Dadswell’s services as an employee-advisor from October 3, 2024 through March 31, 2025, the Advisory Agreement provided that Mr. Dadswell would continue to receive his regular cash compensation, including eligibility for his 2024 annual cash incentive award (based on the Company’s performance and per the terms of the plan), and benefits during such period and that, upon satisfactory completion of his advisory services (including if the Company terminates the services prior to the Advisory Period End Date), he would receive a cash, lump-sum payment of $600,000.

In addition, Mr. Dadswell and the Company entered into the Company’s standard Separation Agreement reflecting a not-for-cause transition pursuant to which Mr. Dadswell would receive, following the termination of his services, (i) a lump sum payment equal to Mr. Dadswell’s annual base salary, (ii) group health insurance premiums under COBRA for a period of 12 months and executive physical benefit, (iii) outplacement services and (iv) if unpaid prior to separation, Mr. Dadswell’s 2024 annual incentive award, subject to Mr. Dadswell providing the Company with a standard release of claims. Mr. Dadswell received a payout in connection with his 2024 annual cash incentive under our VCP. All of Mr. Dadswell’s unvested equity awards were forfeited upon his departure, which was effective March 31, 2025.

On April 8, 2024, Joydeep Goswami, the Company’s Chief Financial Officer, and the Company entered into an Advisory Agreement intended to transition the duties and responsibilities of Chief Financial Officer of the

Illumina, Inc. 2025 Proxy Statement • 53

Company by June 30, 2024, after which Mr. Goswami would no longer be an employee of Illumina. For Mr. Goswami’s services as an employee-advisor from April 15, 2024 through June 30, 2024, the Advisory Agreement provided that Mr. Goswami would continue to receive his regular cash compensation and benefits during such period and that, upon satisfactory completion of his advisory services (including if the Company terminates the services prior to the Advisory Period End Date), he would receive a cash, lump-sum payment of $360,000.

In addition, Mr. Goswami and the Company entered into the Company’s standard Separation Agreement reflecting a not-for-cause transition pursuant to which Mr. Goswami would receive, following the termination of his services, (i) a lump sum payment equal to Mr. Goswami’s annual base salary, (ii) group health insurance premiums under COBRA for a period of 12 months and executive physical benefit, and (iii) outplacement services. Mr. Goswami forfeited his eligibility to participate in our 2024 VCP. All of Mr. Goswami’s unvested equity awards were forfeited upon his departure, which was effective June 30, 2024.

On March 18, 2025, Carissa Rollins, the Company’s Chief Information Officer, notified the Company that she will be retiring effective as of April 11, 2025. All of Ms. Rollins unvested equity awards will be forfeited upon her departure.

Other Benefits and Perquisites

We do not provide pension arrangements or post-retirement health coverage for our executives or employees, other than the change-in-control severance benefits discussed above. Our executive officers are eligible to participate in a Company-sponsored executive health screening program in addition to being offered medical and other benefits that are available to other full-time employees, including dental, vision, and group term life insurance, AD&D premiums, a 401(k) plan, and an Employee Stock Purchase Plan. Our discretionary contributions to the 401(k) plan on behalf of each employee participating in the plan are set at up to 50% of the first 6% of the employee’s contributions to the plan. During fiscal 2024, all executive officers were eligible to participate in our 401(k) plan, and all NEOs participating in the plan received discretionary matching contributions.

In 2024, Mr. Thaysen, Mr. Dhingra, and Mr. Cunningham received the relocation and housing benefits described in the Summary Compensation Table and consistent with the relocation benefits we provide to executive employees.

Our Compensation Governance

Annual Compensation Risk Assessment

The Compensation Committee, in partnership with management, conducts an annual assessment of potential risks related to our compensation policies, practices and programs. The assessment reviews, among other factors, short-term and long-term performance programs, performance measures and goals, and oversight. Additionally, the programs described in this Compensation Discussion and Analysis have been designed with specific features to address potential risks while rewarding executives including performance thresholds and maximums, stock ownership guidelines, equity administration rules, insider-trading policies, and compensation clawback or recoupment policies. Based on this assessment, the Compensation Committee concluded that our compensation program does not create risks that are reasonably likely to have a material adverse effect on the Company.

54 • Illumina, Inc. 2025 Proxy Statement

Director and Officer Stock Ownership Policy

The Board of Directors, acting on the recommendation of the Compensation Committee, has adopted stock ownership guidelines that are applicable to each of our non-employee directors, each of our “Section 16 Officers” and each of our officers having a title of “Senior Vice President” or above. Each individual subject to the guidelines is required to own and hold shares of our common stock or certain of its equivalents having an aggregate value at least equal to:

Title	Requirement

Non-Employee Director	5x annual retainer

Chief Executive Officer	6x base salary

Senior Vice President	2x base salary

Section 16 Officer, if not covered above	1x base salary

Each individual subject to our stock ownership guidelines is required to achieve compliance with the applicable ownership levels set forth above within 5 years from the date such individual director or officer first became subject to the guidelines, either as a result of being hired or promoted. For purposes of assessing compliance with our stock ownership guidelines, unvested RSUs are counted as owned shares of common stock; however, unvested PSUs and stock options are not.

During the period in which a covered director or officer is not in compliance with the applicable ownership guidelines, such director or officer:

•

is required to retain an amount equal to 100% of the net shares of common stock received as a result of the vesting of restricted stock or RSUs (“net shares” are those shares that remain after shares are sold or netted to pay withholding taxes); and

•

may not establish a qualified trading plan (i.e., a Rule 10b5-1 trading program) or modify an existing qualified trading plan to increase the number of shares of our common stock to be sold under such plan (under our Insider Trading Policy our directors, executive officers, and each of our officers having a title of “Senior Vice President” or above may only sell shares of our common stock pursuant to a qualified trading plan).

Post-Vesting Holding Requirement

In order to further encourage equity ownership and align the interests of the CEO with those of long-term stockholders, the Compensation Committee incorporated a post-vesting holding requirement for the annual equity grants to the CEO. Under this policy, shares of common stock received upon the vesting of the CEO’s annual equity grants are subject to no-sell provisions for a further 12-month period (other than shares necessary to satisfy taxes).

Clawback Policy

We have amended and restated our clawback policy to comply with the requirements of the Dodd-Frank Act, and the rules and regulations adopted by the SEC and Nasdaq. The policy sets forth the circumstances under which the Board or the Compensation Committee has authority to recover an executive officer’s incentive compensation. The amended clawback policy limits the Board’s and the Compensation Committee’s discretion to pursue recovery in the event we are required to restate our financial statements, regardless of any fault on the part of the executive.

Illumina, Inc. 2025 Proxy Statement • 55

We believe our clawback policy reduces the potential risk that an executive officer would intentionally misstate results to benefit under an incentive program. In addition, our executive officers are required to acknowledge in writing the clawback policy and that compensation we have awarded to them may be subject to forfeiture or repayment pursuant to the terms of the policy and/or applicable law, among others.

Insider Trading Policy

We have adopted an insider trading policy applicable to officers, directors, employees and other related individuals to provide guidance and prevent inappropriate actions and transactions related to equity especially as it relates to persons that have or may have access to material non-public information. Every new employee and consultant, upon commencement of their relationship with Illumina is provided, and is individually responsible for compliance with this policy. Our insider trading policy also applies to Illumina itself.

Our Insider Trading Policy specifically prohibits our directors and executive officers, including NEOs from engaging in short sales, hedging, pledging, or entering into any transaction with put or call options or any other security derivative of our common stock.

Use of Market Data and Peer Group

For fiscal 2024, as in previous years, the Compensation Committee determined not to target specific percentiles within the peer group in connection with executive compensation decisions. The Compensation Committee believes that market data is only one factor, and its executive compensation determinations are the result of many factors, including an executive’s historical performance, future criticality, retention objectives, and the Compensation Committee’s business judgment, which is informed by the experiences of the members of the Compensation Committee, as well as input from, and peer group data provided by, Aon in its capacity as the Compensation Committee’s independent compensation consultant.

As our product and industry roadmap evolves and diversifies, we compete increasingly for talent that has experience in integrating biology, chemistry, fluidics, material sciences, hardware, and software. The criteria used to determine our peer group in connection with the fiscal 2024 compensation review process included taking a broad industry view as well as emphasizing revenue growth, actual revenue (0.5x to 3x Illumina) and market capitalization (0.5x to 3x Illumina), research and development expenses as a percent of revenue, and total shareholder return. The Compensation Committee also considered criteria applied by corporate governance groups. Aon compiled relevant companies from the Pharmaceutical, Biotech and Tools; Healthcare Equipment and Supplies; Technology Hardware and Equipment; Semiconductor and Semiconductor Equipment; and Software and Software Services sectors. Many of our peer group companies are located in geographic areas in which we compete for talent, which includes high cost-of-labor areas and therefore impacts rates of pay.

Fiscal 2024 Compensation Peer Group

In line with the feedback we have received from our stockholders over the past two years, our 2024 executive and director compensation peer group, set forth below, was selected to place a relatively greater emphasis on life science companies over technology companies to better reflect our products and services while maintaining continuity and the prominence of innovation within the peer group. Furthermore, it was updated for fiscal 2024 to remove companies that were included in our fiscal 2023 peer group but were either acquired or no longer met the applicable financial criteria. The 2024 peer group was chosen with a view to companies with revenue and market capitalization similar to those of Illumina. The companies removed for fiscal 2024 were Lam Research, Perkin Elmer, and Workday.

56 • Illumina, Inc. 2025 Proxy Statement

Our fiscal 2024 peer group is listed in the table below. Companies that are new to our compensation peer group in fiscal 2024 are denoted by an ‘*’ in the table below.

Agilent Technologies, Inc.	Horizon Therapeutics plc	Regeneron Pharmaceuticals, Inc.

Align Technology, Inc.	IDEXX Laboratories, Inc.	ResMed Inc.

Biogen Inc.	Intuitive Surgical, Inc.	Splunk Inc.*

Bio-Rad Laboratories, Inc.	Jazz Pharmaceuticals plc	The Cooper Companies, Inc.*

DexCom, Inc.	KLA Corporation*	Vertex Pharmaceuticals, Inc.

Edwards Lifesciences Corporation	Mettler-Toledo International Inc.*	Waters Corporation

Hologic, Inc.	Palo Alto Networks, Inc.	West Pharmaceutical Services, Inc*

Role of the Compensation Committee

The Compensation Committee has overall responsibility for approving and evaluating our executive officer compensation plans, policies, and programs. The Board of Directors has determined that each member of the Compensation Committee is independent within the meaning, and meets the requirements, of the Exchange Act and the Nasdaq listing standards, and a “non-employee director” under Rule 16b-3 under the Exchange Act. The Compensation Committee functions under a written charter, which was adopted by the Board of Directors. The charter is reviewed annually and updated as appropriate. A copy of the charter is available on our website at www.illumina.com/company/about-us/board-of-directors.html under “Committee Composition”.

The Compensation Committee typically meets as often as it considers necessary to perform its duties and responsibilities. The Compensation Committee held 7 meetings during fiscal 2024, and it has held 2 meetings so far in 2025 to, among other things, review and finalize compensation elements related to fiscal 2024 and 2025 performance-based compensation. The Chair works with the CEO and the Chief People Officer (“CPO”) to establish the meeting agenda in advance of each meeting.

The Compensation Committee typically meets with the CEO, CFO, CPO, General Counsel, our external counsel, and, as needed, with an independent compensation consultant retained by the Compensation Committee. When appropriate, such as when the Compensation Committee is discussing or evaluating compensation for the CEO, the Compensation Committee meets in executive session without management. The Compensation Committee receives and reviews materials in advance of each meeting. These materials include information that the independent compensation consultant and management believe will be helpful to the Compensation Committee, as well as materials that the Compensation Committee has specifically requested, including benchmark information, historical compensation data, performance metrics and criteria, the Board of Directors’ assessment of our performance against our goals, and the CEO’s assessment of each executive officer’s performance against pre-determined, individual objectives.

Role of the Compensation Consultant

For fiscal 2024, the Compensation Committee retained an independent compensation consultant from Aon as the Compensation Committee’s advisor reporting directly to the Chair of the Compensation Committee. The fees for the services provided by Aon to the Compensation Committee in fiscal 2024 totaled $773,681. In addition, management engaged Aon for additional consulting services for fees that totaled $507,682 for fiscal 2024. The Compensation Committee annually assesses the independence of the compensation consultant under Nasdaq and SEC criteria and, for 2024, concluded that no conflict of interest exists that would prevent Aon from serving as an independent consultant to the Compensation Committee.

Illumina, Inc. 2025 Proxy Statement • 57

The Compensation Committee directed Aon to conduct a comprehensive formal review and analysis of our executive compensation and incentive programs relative to market practices and those companies we compete with for talent. This review consisted of a comparative analysis of our executive compensation philosophy and the practices of identified peer group companies and broader industry trends, including a review of the total direct compensation (inclusive of salary, cash incentives, and equity awards) of our executive officers.

Tax and Accounting Considerations

Section 162(m) rules of the Code prevents the Company from claiming a deduction for any compensation paid to any current or former NEO that exceeds $1 million, including performance-based compensation. The Compensation Committee takes into account the impact of 162(m) on the tax deductibility of compensation granted to the executive officers, but the Compensation Committee has authorized, and expects to continue to authorize, compensation that does not qualify for tax deductibility in order to provide a competitive compensation program that is aligned with stockholder interests.

58 • Illumina, Inc. 2025 Proxy Statement

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

RESPECTFULLY SUBMITTED BY THE COMPENSATION COMMITTEE:

Susan Siegel (Chair)

Caroline Dorsa

Robert Epstein

Illumina, Inc. 2025 Proxy Statement • 59

Executive Compensation

Summary Compensation Table

The following table provides information concerning the compensation of our NEOs for fiscal 2024 and, to the extent such NEOs were NEOs in either the 2024 or 2023 proxy statements, fiscal 2023 or 2022 compensation, as applicable.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)

Jacob Thaysen	2024	1,000,000	—	12,306,550	1,162,500	333,874	14,802,924

Chief Executive Officer	2023	250,000	500,000(5)	3,894,603	—	46,630	4,691,233

Ankur Dhingra(4)	2024	450,000	500,000(5)	4,011,041	279,581	615,465	5,856,087

Chief Financial Officer

Steve Barnard(4)	2024	593,269	—	3,046,027	358,963	22,677	4,020,936

Chief Technology Officer

Everett Cunningham(4)	2024	350,000	500,000(5)	8,718,496	219,131	286,191	10,073,818

Chief Commercial Officer

Kevin Pegels(4)	2024	561,538	—	2,928,802	340,114	19,388	3,849,842

Chief of Global Operations

Charles Dadswell(7)	2024	614,615	—	3,514,790	371,801	15,997	4,517,203

Former General Counsel & Secretary	2023	594,231	200,000(6)	3,073,670	250,000	21,965	4,139,866

	2022	569,231	—	2,750,322	138,000	20,296	3,477,849

Joydeep Goswami(8)	2024	318,923	360,000(9)	2,928,802	—	636,036	4,243,761

Former Chief Financial Officer, Chief Strategy and Corporate Development Officer	2023	594,231	50,000(6)	4,470,623	180,000	19,323	5,314,177
	2022	519,231	125,000(6)	2,750,322	126,000	17,073	3,537,626

(1)

This reflects the grant date fair value of awards granted and is computed in accordance with FASB ASC Topic 718, based on the closing stock price on the grant date. Refer to Note 7 in the Notes to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 29, 2024, for a discussion of the relevant assumptions used in calculating the grant date fair value of such awards. The amount reported under “Stock Awards” with respect to the 2024 PSUs are valued based on the probable outcome of the applicable performance conditions determined as of the grant date. If we achieve the highest level of performance, the grant date fair values with respect to such PSUs are as follows: Mr. Thaysen $16,612,567; Mr. Dhingra $5,921,847; Mr. Barnard $4,531,920; Mr. Cunningham $9,436,897; Mr. Pegels $4,357,438; Mr. Dadswell $5,229,448; and Mr. Goswami $4,357,438. The award granted to Mr. Goswami was forfeited when he ceased to be an Illumina employee.

(2)

Reflects performance-based cash incentives earned during fiscal 2024, 2023 and 2022 under Illumina’s executive officer cash incentive program, which were paid in the first fiscal quarter of 2025, the third fiscal quarter of 2023, and the third fiscal quarter of 2022, respectively. No cash incentive amounts were paid with respect to the 2023 and 2022 2nd half performance periods. The cash incentive program is described in the Compensation Discussion and Analysis under the caption “Performance-Based Cash Compensation”.

(3)

These amounts represent Company contributions to 401(k) plans, Company contributions to the non-qualified deferred compensation plan for a 401(k)match true-up, Company-paid physical exams and long-term disability premiums. These amounts include $620,000 in severance payments to Mr. Goswami. These amounts also include $317,152, $598,835, $278,419 in relocation and housing costs to Mr. Thaysen, Mr. Dhingra, and Mr. Cunningham, respectively.

(4)	Messrs. Dhingra, Barnard, Cunningham, and Pegels became named executive officers in fiscal 2024.
(5)

Represents a one-time make-whole sign-on bonus for Messrs. Thaysen, Dhingra and Cunningham for compensation forfeited with their prior employer upon joining Illumina. The bonuses are subject to clawback upon certain terminations within two years of start date.

(6)

Represents a $50,000 per month stipend paid to Mr. Dadswell for his role of interim Chief Executive Officer during the third and fourth quarters of 2023 and a $25,000 per month stipend paid to Mr. Goswami for his role of interim Chief Financial Officer during the third and fourth quarters of 2022 and the first quarter of 2023.

(7)

Mr. Dadswell was General Counsel & Secretary up until October 2, 2024. On October 3, 2024, Mr. Dadswell became an employee-advisor to the Company. His advisor role ended and he ceased to be an employee of Illumina effective March 31, 2025.

(8)	Mr. Goswami ceased to be an employee on July 1, 2024.
(9)	Represents a lump sum payment for Mr. Goswami per the terms of his Advisory Agreement. For additional details, see “Executive Transitions” on page 53.

60 • Illumina, Inc. 2025 Proxy Statement

Grants of Plan-Based Awards During Fiscal 2024

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (Annual Cash Incentive) ($ in thousands)			Estimated Future Payouts Under Equity Incentive Plan Awards (PSUs): Number of Shares			All Other Stock Awards: Number of Shares or Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Name	Award	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum

Jacob Thaysen	Cash	—	625	1,250	2,188	—	—	—	—	—

	PSU(3)	Mar. 5, 2024	—	—	—	13,254	26,508	53,016	—	4,806,220

	PSU(4)	Mar. 5, 2024	—	—	—	13,254	26,508	53,016	—	3,500,064

	RSU(5)	Mar. 5, 2024	—	—	—	—	—	—	22,722	3,000,132

	RSU(6)	Mar. 5, 2024	—	—	—	—	—	—	7,575	1,000,134

Ankur Dhingra	Cash	—	211	423	739	—	—	—	—	—

	PSU(3)	April 6, 2024	—	—	—	5,251	10,502	21,004	—	1,735,906

	PSU(4)	April 6, 2024	—	—	—	5,251	10,502	21,004	—	1,225,018

	RSU(5)	April 6, 2024	—	—	—	—	—	—	9,003	1,050,117

Steve Barnard	Cash	—	195	390	683	—	—	—	—	—

	PSU(3)	Mar. 5, 2024	—	—	—	3,447	6,893	13,786	—	1,355,927

	PSU(4)	Mar. 5, 2024	—	—	—	3,447	6,893	13,786	—	910,033

	RSU(5)	Mar. 5, 2024	—	—	—	—	—	—	5,908	780,067

Everett Cunningham	Cash	—	211	423	739	—	—	—	—	—

	PSU(3)	July 5, 2024	—	—	—	9,215	18,430	36,860	—	2,718,425

	PSU(4)	July 5, 2024	—	—	—	9,215	18,430	36,860	—	2,000,024

	RSU(5)	July 5, 2024	—	—	—	—	—	—	36,860	4,000,047

Kevin Pegels	Cash	—	187	374	654	—	—	—	—	—

	PSU(3)	Mar. 5, 2024	—	—	—	3,314	6,627	13,254	—	1,303,753

	PSU(4)	Mar. 5, 2024	—	—	—	3,314	6,627	13,254	—	875,016

	RSU(5)	Mar. 5, 2024	—	—	—	—	—	—	5,681	750,033

Charles Dadswell	Cash	—	202	403	705	—	—	—	—	—

	PSU(3)	Mar. 5, 2024	—	—	—	3,977	7,953	15,906	—	1,564,624

	PSU(4)	Mar. 5, 2024	—	—	—	3,977	7,953	15,906	—	1,050,100

	RSU(5)	Mar. 5, 2024	—	—	—	—	—	—	6,817	900,066

Joydeep Goswami	Cash	—	195	390	683	—	—	—	—	—

	PSU(3)	Mar. 5, 2024	—	—	—	3,314	6,627	13,254	—	1,303,753

	PSU(4)	Mar. 5, 2024	—	—	—	3,314	6,627	13,254	—	875,016

	RSU(5)	Mar. 5, 2024	—	—	—	—	—	—	5,681	750,033

(1)

This reflects the grant date fair value of awards granted during fiscal 2024 and is computed in accordance with FASB ASC Topic 718. See footnote (1) to the Summary Compensation Table for additional information regarding the determination of the grant date fair value of PSUs.

(2)	Represents potential aggregate VCP payouts, at threshold, target and maximum performance, for 2024.
(3)

PSUs will vest in their entirety on January 3, 2027, based on 3-year Company’s Relative TSR performance against select companies in the Nasdaq Biotechnology Index the fiscal year ending January 3, 2027.

(4)	PSUs will vest in their entirety on January 3, 2027, based on the Company’s three-year average operating margin for fiscal years 2024-2026.
(5)	Stock awards consist of RSUs that vest in four 25% increments on each anniversary of the grant date over four years. Vesting is subject to the individual’s continued service through each vesting date.
(6)	Stock award consists of RSUs that vest 100% on March 5, 2027. Vesting is subject to the individual’s continued service through each vesting date.

Illumina, Inc. 2025 Proxy Statement • 61

Outstanding Equity Awards at Fiscal 2024 Year-End

	Stock Awards*

Name	Number of Shares or Units of Stock That Have Not Vested (#)*	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)

Jacob Thaysen	—	—	17,924(2)	2,424,579

	—	—	26,508(3)	3,585,737

	—	—	26,508(4)	3,585,737

	22,722(7)	3,073,605	—	—

	5,121(9)	692,718	—	—

	7,575(10)	1,024,670	—	—

Ankur Dhingra	—	—	10,502(3)	1,420,605

	—	—	10,502(4)	1,420,605

	9,003(5)	1,217,836	—	—

Steven Barnard	—	—	3,617(2)	489,272

	—	—	6,893(3)	932,416

	—	—	6,893(4)	932,416

	2,400(5)	324,648	—	—

	1,753(6)	237,128	—	—

	5,908(7)	799,175	—	—

	2,801(8)	378,891	—	—

Everett Cunningham	—	—	18,430(3)	2,493,026

	—	—	18,430(4)	2,493,026

	36,860(5)	4,986,052	—	—

Kevin Pegels	—	—	3,084(2)	417,173

	—	—	6,627(3)	896,434

	—	—	6,627(4)	896,434

	2,954(6)	399,588	—	—

	5,681(7)	768,469	—	—

Charles Dadswell	—	—	4,240(2)	573,545

	—	—	7,953(3)	1,075,802

	—	—	7,953(4)	1,075,802

	4,062(6)	549,467	—	—

	6,817(7)	922,136	—	—

*	The numbers reported in this table reflect the GRAIL Spin Adjustment (as defined above).
(1)

Market value of stock awards was determined by multiplying the number of unvested shares by $135.27 (the closing market price of our common stock on The Nasdaq Global Select Market on December 27, 2024, the last trading day of fiscal 2024).

(2)

Stock awards consist of PSUs. PSUs vest at the end of a three-year performance period on December 28, 2025, and the number of shares issuable will range from 0% to 175% of the target shares subject to the award based on 3-year Company’s Relative TSR performance against select companies in the Nasdaq Biotechnology Index. Outstanding at fiscal 2024 year-end assumes target level of performance.

62 • Illumina, Inc. 2025 Proxy Statement

(3)

Stock awards consist of PSUs. PSUs vest at the end of a three-year performance period on January 3, 2027, and the number of shares issuable will range from 0% to 200% of the target shares subject to the award based on 3-year Company’s Relative TSR performance against select companies in the Nasdaq Biotechnology Index. Outstanding at fiscal 2024 year-end assumes target level of performance.

(4)

Stock awards consist of PSUs. PSUs vest at the end of a three-year performance period on January 3, 2027, and the number of shares issuable will range from 0% to 200% of the target shares subject to the award based on the Company’s three-year average operating margin for fiscal years 2024-2026. Outstanding at fiscal 2024 year-end assumes target level of performance.

(5)	Stock awards consist of RSUs that vest in four 25% increments on each anniversary of the grant date over four years.
(6)	Stock awards consist of RSUs that vest in four 25% increments on November 5th over four years.
(7)	Stock awards consist of RSUs that vest in four 25% increments on February 15th over four years.
(8)	Stock award consists of RSUs that vest 100% on January 5, 2025.
(9)	Stock award consists of RSUs that vest in three 33% increments on each anniversary of the grant date over three years.
(10)	Stock award consists of RSUs that vest 100% on March 5, 2027.

Note: Mr. Goswami ceased to be an employee of Illumina effective July 1, 2024 and had no outstanding unvested RSUs, vested stock options or unvested stock options as of December 29, 2024.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Jacob Thaysen	—	—	2,561	360,230

Ankur Dhingra	—	—	—	—

Steve Barnard	—	—	2,129	309,750

Everett Cunningham	—	—	—	—

Kevin Pegels	—	—	1,954	302,792

Charles Dadswell	—	—	2,649	410,489

Joydeep Goswami	—	—	—	—

(1)

Value realized on vesting of stock awards is computed by multiplying the closing market price of our common stock on The Nasdaq Global Select Market on the dates of vesting and the number of shares underlying stock awards that became vested in 2024.

Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)(1)	Illumina Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)

Jacob Thaysen	—	—	—	—	—

Ankur Dhingra	—	—	—	—	—

Steve Barnard	—	—	—	—	—

Everett Cunningham	—	—	—	—	—

Kevin Pegels	100,000	—	30,888	—	351,992

Charles Dadswell	—	—	—	—	—

Joydeep Goswami	—	—	135,026	—	860,963

(1)

Amounts included in the Summary Compensation Table in the “Salary”, “Non-Equity Incentive Plan Compensation” and “All Other Compensation” columns. See disclosure under “Deferred Compensation Plan” on page 51 of this proxy statement for further details.

(2)	These amounts are not included in the Summary Compensation Table because plan earnings were not preferential or above market.

Illumina, Inc. 2025 Proxy Statement • 63

Potential Payments Upon a Termination or Change in Control

Based upon a hypothetical change-in-control date of December 31, 2024, the potential payments upon a qualifying termination following a change in control for our NEOs is quantified in the table below. For a full discussion of our change-in-control severance benefits, please refer to “Change-in-control Severance Agreements” on page 51 of this proxy statement.

Upon any termination of employment not in connection with a change in control, our NEOs are not entitled to receive any severance payments or benefits under any existing agreement or policy, except that upon certain terminations by Illumina, Mr. Thaysen would not be required to repay his make-whole bonus.

NEO(1)	Multiplier for Base Salary and Cash Incentives	Nature of Benefit	Payment following change in control and Subsequent Loss of Employment (within 2 years)($)

Jacob Thaysen	2x	Salary Severance(2)	2,000,000

	—	Cash Incentive Severance(3)	1,250,000

	—	Earned Compensation(4)	1,162,500

	—	Equity Compensation Acceleration(5)	14,387,047

	—	Pension/NQDC(6)	—

	—	Perquisites/Benefits(7)	60,775

		Total Benefit	18,860,322

Ankur Dhingra	1x	Salary Severance(2)	650,000

	—	Cash Incentive Severance(3)	422,500

	—	Earned Compensation(4)	279,581

	—	Equity Compensation Acceleration(5)	4,059,047

	—	Pension/NQDC(6)	—

	—	Perquisites/Benefits(7)	53,232

		Total Benefit	5,464,360

Steve Barnard	1x	Salary Severance(2)	620,000

	—	Cash Incentive Severance(3)	373,750

	—	Earned Compensation(4)	358,963

	—	Equity Compensation Acceleration(5)	4,093,947

	—	Pension/NQDC(6)	—

	—	Perquisites/Benefits(7)	64,287

		Total Benefit	5,510,947

Everett Cunnigham	1x	Salary Severance(2)	650,000

	—	Cash Incentive Severance(3)	422,500

	—	Earned Compensation(4)	219,131

	—	Equity Compensation Acceleration(5)	9,972,104

	—	Pension/NQDC(6)	—

	—	Perquisites/Benefits(7)	50,251

		Total Benefit	11,313,986

Kevin Pegels	1x	Salary Severance(2)	575,000

	—	Cash Incentive Severance(3)	390,000

	—	Earned Compensation(4)	340,114

	—	Equity Compensation Acceleration(5)	3,378,098

	—	Pension/NQDC(6)	351,992

	—	Perquisites/Benefits(7)	60,775

		Total Benefit	5,095,979

64 • Illumina, Inc. 2025 Proxy Statement

NEO(1)	Multiplier for Base Salary and Cash Incentives	Nature of Benefit	Payment following change in control and Subsequent Loss of Employment (within 2 years)($)

Charles Dadswell	1x	Salary Severance(2)	620,000

	—	Cash Incentive Severance(3)	403,000

	—	Earned Compensation(4)	371,801

	—	Equity Compensation Acceleration(5)	4,196,752

	—	Pension/NQDC(6)	—

	—	Perquisites/Benefits(7)	40,284

		Total Benefit	5,631,837
(1)

Former executives who were no longer employed with us on December 29, 2024 are excluded from the table. All amounts received by such individuals in respect of 2024 are disclosed in the Summary Compensation Table.

(2)	Reflects a lump sum payment of (a) the severance multiple multiplied by (b) the executive’s annual base salary.
(3)

Reflects a lump sum payment of the (a) the severance multiple multiplied by (b) the greater of (1) the executive’s target annual bonus (or if greater, the amount of actual bonus paid in the last fiscal year).

(4)	Reflects a lump sum payment of the executive’s earned but unpaid compensation.
(5)

The value of the RSUs and PSUs included here is based on the number of outstanding shares that would not ordinarily have vested by December 29, 2024, multiplied by $135.27 (the closing price of our common stock on December 27, 2024), with the number of shares issuable under each PSU award equal to 100% of the number of shares specified in the PSU agreement.

(6)

As described above, under the Deferred Compensation Plan, upon a separation from service within 24 months of a change in control, each NEO will be entitled to his or her retirement benefit or termination benefit in a lump sum payment equal to the unpaid balance of all of his or her accounts.

(7)

Represents payment of (i) the executive’s group health insurance coverage premiums under COBRA, including coverage for the executive’s eligible dependents enrolled immediately prior to termination, for a maximum period of one year (two years for Mr. Thaysen) and (ii) professional outplacement services for up to two years following termination ($7,650 per six months for each executive officer).

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the ratio of our principal executive officer’s annual total compensation to the annual total compensation of our median employee.

During fiscal 2024, the principal executive officer of Illumina was our Chief Executive Officer, Jacob Thaysen. For fiscal 2024, the annual total compensation for Mr. Thaysen was $14,802,924 and the annual total compensation for our median employee was $138,432, resulting in an estimated pay ratio of 107:1.

In accordance with Item 402(u) of Regulation S-K, we identified the median employee by (i) aggregating for each applicable employee (A) annual base salary for permanent salaried employees, or hourly rate multiplied by expected annual work schedule, for hourly employees, as of December 29, 2024 (the median employee determination date), (B) the target bonus, commission, or incentive compensation for 2024, and (C) accounting value for all equity awards granted in 2024, and (ii) ranking this compensation measure for our employees from lowest to highest. This calculation was performed for all employees, excluding Mr. Thaysen, whether employed on a full-time, part-time, or seasonal basis.

Illumina, Inc. 2025 Proxy Statement • 65

Pay versus Performance
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and
Non-PEO
NEOs and Company performance for the fiscal years listed below. For further information concerning Illumina’s pay for performance philosophy and how Illumina aligns executive compensation with the Company’s performance, refer to “Compensation Discussion and Analysis”.

Year	Summary Compensation Table Total for Francis deSouza 1 ($)	Summary Compensation Table Total for Charles Dadswell 1 ($)	Summary Compensation Table Total for Jacob Thaysen 1 ($)	Compensation Actually Paid to Francis deSouza 1,2,3 ($)	Compensation Actually Paid to Charles Dadswell 1,2,3 ($)	Compensation Actually Paid to Jacob Thaysen 1,2,3 ($)	Average Summary Compensation Table Total for Non-PEO NEOs 1 ($)	Average Compensation Actually Paid to Non-PEO NEOs 1,2,3 ($)	Value of Initial Fixed $100 Investment based on: 4		Net Income ($ Millions)	Core Illumina Revenue 5 ($ Millions)
									TSR ($)	Peer Group TSR ($)

2024	—	—	14,802,924	—	—	17,689,413	5,426,941	6,362,249	41.86	118.54	(1,223)	4,332

2023	14,494,506	4,139,866	4,691,233	(8,142,898)	1,840,569	4,439,576	4,495,352	692,244	41.90	117.96	(1,161)	4,438

2022	26,752,197	—	—	(10,053,847)	—	—	5,772,066	(3,358,918)	60.85	112.78	(4,404)	4,553

2021	14,333,634	—	—	36,737,462	—	—	8,019,825	8,297,373	114.49	125.49	762	4,519

2020	11,733,593	—	—	(208,167)	—	—	3,571,019	540,066	111.35	125.46	656	3,239

(1)
Francis deSouza was our PEO for each year presented until June 2023. Charles Dadswell served as interim PEO until September 2023. Jacob Thaysen has been our PEO since September 2023. The individuals comprising the
Non-PEO
NEOs for each year presented are as follows:

•	2024: Messrs. Dhingra, Barnard, Cunningham, Pegels, and Goswami served as Non-PEO NEOs.

•	2023: Mr. Goswami, Mses. Tousi, Reeves and Rollins, and Drs. Aravanis and Febbo served as Non-PEO NEOs.

•	2022: Messrs. Samad and Goswami, Ms. Tousi, and Drs. Aravanis and Febbo served as Non-PEO NEOs.

•	2021: Messrs. Ragusa, Dadswell, and Samad, Ms. Tousi, and Dr. Aravanis served as Non-PEO NEOs.

•	2020: Messrs. Van Oene and Samad, Ms. Tousi, and Dr. Aravanis served as Non-PEO NEOs.

(2)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation
S-K
and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

(3)
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the
Non-PEO
NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table.

66 •
Illumina, Inc.
 2025 Proxy Statement

Fiscal Year 2024	Summary Compensation Table Total for PEO ($)	Exclusion of Stock Awards for PEO ($)	Inclusion of Equity Values for PEO ($)	Compensation Actually Paid to PEO ($)

Jacob Thaysen	14,802,924	(12,306,550)	15,193,039	17,689,413

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)

2024	5,426,941	(4,191,326)	5,126,634	6,362,249
The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Fiscal Year 2024	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO ($)	Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Included for PEO ($)	Total-Inclusion of Equity Values for PEO ($)

Jacob Thaysen	15,571,428	(383,997)	—	5,608	—	—	15,193,039

Year	Average Year- End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non- PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non- PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non- PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)

2024	5,511,948	(47.045)	—	13,306	(351,574)	—	5,126,634

(4)
The Peer Group TSR set forth in this table utilizes the NASDAQ Biotechnology Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation
S-K
included in our Annual Report for the year ended December 29, 2024. The comparison assumes $100 was invested for the period starting December 29, 2019, through the end of the listed year in the Company and in the NASDAQ Biotechnology Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

(5)
We determined Core Illumina Revenue to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and
Non-PEO
NEOs in 2024. Core Illumina Revenue is defined, for purposes of the variable compensation program, as set forth above in the “Compensation Discussion and Analysis” section. This performance measure may not have been the most important financial performance measure for prior years and we may determine a different financial performance measure to be the most important financial performance measure in future years.

Illumina, Inc.
 2025 Proxy Statement • 67

Analysis of the Information Presented in the Pay versus Performance Table
As required by Item 402(v) of Regulation
S-K,
the Company is providing the following descriptions of the relationships between Illumina and information presented in the Pay versus Performance table.
Over the five-year period comprising fiscal years 2020 through 2024, our TSR performance was lower than that of our peers, and our stock price decreased. “Compensation Actually Paid” was significantly lower for fiscal year 2021 compared to fiscal year 2020 due to improvement in our financial outlook, which drove a large increase in the year-end fair value of our PSUs. “Compensation Actually Paid” in fiscal years 2022 and 2023, was significantly less than in fiscal year 2021 due to our emphasis on performance-based pay that ties our executives’ compensation to our stock price and financial performance. “Compensation Actually Paid” in fiscal year 2024 increased compared to fiscal year 2023 due to robust operational excellence initiatives designed to improve our margins.
Changes in TSR and Net Income showed a slight positive correlation to “Compensation Actually Paid” in fiscal year 2021 compared to fiscal year 2020, a positive correlation in each of the 2022 and 2023 fiscal years compared to each of their respective preceding years and an inverse correlation in fiscal year 2024 compared to fiscal year 2023.
Core Illumina Revenue showed a positive correlation to “Compensation Actually Paid” in fiscal year 2021 compared
to fiscal year 2020, and an inverse correlation for each of the 2022, 2023, and 2024 fiscal years compared to each of their respective preceding years.
The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and other NEOs for 2024 to Company performance. See the “Performance-Based Cash Compensation” and “Long-Term Equity Compensation” sections of the Compensation Discussion & Analysis for a description of how these metrics were used in our executive compensation program. The measures in this table are not ranked.

Financial Performance Measures

Core Illumina Revenue

Earnings Per Share

Non-GAAP Operating Income

Operating Margin

Relative Total Shareholder Return

68 •
Illumina, Inc.
 2025 Proxy Statement

Advisory Vote on Compensation

Proposal 3: Advisory Vote to Approve the Compensation Provided to Our Named Executive Officers

As required by Section 14A of the Exchange Act, we are seeking an advisory vote to approve the compensation of the NEOs as disclosed in the “Compensation Disclosure and Analysis, the Summary Compensation Table, and the related compensation tables, notes and narrative in this proxy statement. Accordingly, stockholders are being asked to vote on the following advisory resolution:

“RESOLVED, that the compensation provided to Illumina’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis,” compensation tables, and narrative discussion, is hereby APPROVED.”

We urge stockholders to read the “Compensation Discussion and Analysis” beginning on page 44 of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our business objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 60 through 65, which provide detailed information on the compensation of our NEOs. The Board of Directors and the Compensation Committee of the Board believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our NEOs reported in this proxy statement has positively contributed to our recent results and long-term success.

At our 2023 annual meeting, our stockholders indicated, on an advisory vote basis, that they preferred that we hold Say on Pay votes on an annual basis (a frequency vote is required to be held at least once every six years). In light of these results, the Board of Directors has decided to hold future advisory votes on the compensation of named executive officers annually.

Vote Required for Approval

The vote is advisory and not binding on Illumina, the Board of Directors, or the Compensation Committee. Although not binding, the Board of Directors and the Compensation Committee will review and consider the voting results when making future decisions regarding executive compensation. Approval of the advisory resolution set forth above requires the affirmative “FOR” vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal. Abstentions will have the same effect as an “AGAINST” vote, while broker non-votes will have no effect on the outcome of the proposal. We provide our stockholders with this advisory vote to approve executive compensation on an annual basis. We expect that the next such vote will occur at the 2026 annual meeting of stockholders.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE FOREGOING RESOLUTION TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION PROVIDED TO ILLUMINA’S NEOs

Illumina, Inc. 2025 Proxy Statement • 69

Vote on Stock Plan Amendment and Restatement

Proposal 4: Vote to Approve the Illumina, Inc. Second Amended and Restated 2015 Stock and Incentive Plan

On February 4, 2025, our Board of Directors approved, subject to approval by our stockholders, an amendment and restatement of the Amended and Restated 2015 Stock and Incentive Plan of Illumina, Inc. (the “Second Amended and Restated 2015 Plan”) and further approved the submission of the Amended and Restated 2015 Plan to stockholders for their approval. The Second Amended and Restated 2015 Plan is set forth in Annex B to this proxy statement. The principal changes reflected in the Second Amended and Restated 2015 Plan are as follows:

•	Adds 7.9 million additional shares for issuance under the Second Amended and Restated 2015 Plan (the “2025 Share Reserve Increase”).

•

Extends the termination date of the Second Amended and Restated 2015 Plan, and the ability to grant incentive stock options, to the tenth anniversary of the date stockholders approve the Second Amended and Restated 2015 Plan (the “Plan Term Extension”).

•

Places limit on total compensation for non-employee members of our Board of Directors to $1 million in a director’s first year of service and $750,000 in any other year, subject to certain limited exceptions.

Why You Should Vote to Approve the Second Amended and Restated 2015 Plan

•

We use equity compensation to align employee and stockholder interests. Equity compensation is a critical means of aligning the interests of our employees with those of our stockholders. Our employees, particularly our senior executives, whose equity vesting is in part tied to the Company’s performance, are motivated under our current equity compensation programs to drive the business to maximize returns over the long-term. To continue the alignment of executive compensation with stockholder interests, the Compensation Committee has retained a 70% equity mix weighting in PSUs for executives, a three-year performance period for all PSUs. Additionally, we apply a 12-month post-vesting holding requirement for annual equity grants to the CEO.

•

We must attract, retain, and motivate talent at all levels. The ability to issue equity is fundamental to our compensation strategy and our ability to attract and retain top talent. Our continued success is dependent, in large part, on our ability to deliver market-relevant compensation to a highly motivated and mobile employee base with unique expertise in molecular biology, chemistry, biological information processing, software engineering, sales, marketing, and technical support. We compete for talent at all levels with other life science companies, technology companies, universities, and research institutions, particularly those focusing on genomics. Competition for these individuals, particularly in the San Diego, Cambridge and San Francisco areas, is intense. Failure to attract and retain employees would prevent us from developing our products or technologies and continuing to innovate to maintain our market leadership position which in turn can have an impact on the ability to create value for stockholders.

•

We have a disciplined annual share granting practice. Our burn rate has averaged 1.8% over the past three years (including PSUs that have vested). During the last three years, our burn rate has ranged between 1.3% and 2.4%. Our use of equity reinforces an ownership culture and requires

70 • Illumina, Inc. 2025 Proxy Statement

differentiation to target shares to the roles that can most impact our innovation, customer success and drive company performance. We have managed our overall burn rate and dilution well within industry standards and within investor expectations.

•

Granting equity awards allows us to utilize cash more effectively. As described above, we compete for critical talent in a very competitive labor market. As a result, if we were not able to offer equity compensation, we will have to increase our cash compensation in order to continue to attract and retain employees who are critical to developing our products or technologies and creating stockholder value. Cash compensation would not provide the same benefits as equity compensation and would limit cash available for other purposes.

•	The Second Amended and Restated 2015 Plan reflects best practices in equity compensation.

•	The Second Amended and Restated 2015 Plan is administered by the Compensation Committee, which is comprised only of independent directors.

•	No re-pricing or backdating of stock options or stock appreciation rights.

•	No discounted stock options or stock appreciation rights.

•

Awards are subject to forfeiture and/or clawback as the Compensation Committee may determine to be necessary and appropriate, and incentive-based awards are additionally subject to clawback in accordance with the Company’s Nasdaq compliant clawback policy.

•

No liberal share counting. The Second Amended and Restated 2015 Plan does not allow for reuse of shares tendered, exchanged or withheld to cover option exercise costs, any award shares withheld to cover taxes, and all shares underlying an award of stock appreciation rights once such stock appreciation rights are exercised.

•	No single-trigger vesting of awards in connection with a change in control.

•	No payment of dividends or dividend equivalents on unvested awards. Any dividends or dividend equivalents will remain subject to the same vesting conditions as the underlying award.

•	Imposes limits on non-employee director compensation.

Summary of the Second Amended and Restated 2015 Plan

The following summary of major features of the Second Amended and Restated 2015 Plan is qualified in its entirety by reference to the actual text of the Second Amended and Restated 2015 Plan, set forth in Annex B.

Administration

The Compensation Committee of our Board of Directors will administer the Second Amended and Restated 2015 Plan. The Compensation Committee has the authority to:

•	select the plan participants;

•	grant awards in amounts and forms as the Compensation Committee shall determine;

•	impose restrictions, terms, and conditions upon such awards as the Compensation Committee shall deem appropriate;

Illumina, Inc. 2025 Proxy Statement • 71

•	make determinations necessary for administering the Second Amended and Restated 2015 Plan;

•	establish administrative regulations consistent with the Second Amended and Restated 2015 Plan;

•	construe and interpret the terms of the Second Amended and Restated 2015 Plan and any awards granted thereunder, including reconciling inconsistencies, correcting defaults, or supplying any omissions;

•	amend the Second Amended and Restated 2015 Plan or any award agreement as provided in the Second Amended and Restated 2015 Plan; and

•	designate employees of the Company to assist in the administration and operation of the Second Amended and Restated 2015 Plan.

The Board of Directors may repeal or amend the Second Amended and Restated 2015 Plan except that, without stockholder approval, no amendment can:

•	increase the number of shares that may be issued under the Second Amended and Restated 2015 Plan;

•	grant stock options at less than the market value;

•	reprice, repurchase, or exchange underwater stock options or stock appreciation rights;

•	extend the term of the Second Amended and Restated 2015 Plan;

•	change the class of persons eligible to participate in the Second Amended and Restated 2015 Plan; or

•	otherwise implement any amendment required to be approved by stockholders under the Nasdaq rules.

Historical Award Information

As of March 26, 2025, shares available for future grants under the Second Amended and Restated 2015 Plan, inclusive of the contingent 2025 Share Reserve Increase, is 11,028,605, which is designed to enable us to meet our equity grant needs for approximately three years. In accordance with the terms of the Amended and Restated 2015 Plan and the Second Amended and Restated 2015 Plan, the shares available for grant may be increased by any awards previously granted that are forfeited or canceled without the issuance of shares. The closing price of our common stock on the Nasdaq Stock Market was $82.83 per share on March 26, 2025.

72 • Illumina, Inc. 2025 Proxy Statement

The following table provides information regarding historical awards granted and earned under the stockholder approved Amended and Restated 2015 Plan and gross burn rate for each of the last three fiscal years.

Fiscal Year	Granted Stock Options(1)	Granted Time- based Restricted Stock Units(2)	Granted Performance- based Stock Units(3)	Earned Performance Based Stock Units(4)	Weighted Average Common Shares Outstanding(5)	Gross Burn Rate(6)

2024	—	2,895,987	861,090	—	159,104,409	2.4%

2023	—	2,032,248	474,485	—	158,242,087	1.6%

2022	179,369	1,369,548	431,312	99,000	157,600,498	1.3%

(1)	Reflects number of stock options granted. Does not reflect subsequent forfeitures or cancellations.
(2)	Reflects number of time-based restricted stock units awards granted. Does not reflect subsequent forfeitures or cancellations.
(3)	Reflects performance-based restricted stock units granted assuming maximum performance achievement.
(4)	Reflects performance-based restricted stock units earned and vested for each fiscal year.
(5)	Determined as of the final trading day of the respective fiscal year.
(6)

Burn rate is calculated as the total number of shares granted as stock options, RSUs and PSUs throughout the year divided by weighted-average common shares outstanding at fiscal year-end. The burn rate is not adjusted for forfeitures and expirations of awards or to only reflect earned PSUs, which, in each case, would reduce the burn rate if taken into account.

The potential dilution (or overhang) from the Second Amended and Restated 2015 Plan, which would be 10.48% (or 9.48% on a diluted basis), assumes that the 2025 Share Reserve Increase is available to grant, and is calculated as of March 26, 2025, as follows.

Shares Available and Outstanding	Weighted-Average Exercise Price	Shares

New shares authorized under the Second Amended and Restated 2015 Plan (“2025 Share Reserve”)	—	7,900,000

Shares remaining under shareholder approved Amended and Restated 2015 Plan	—	3,128,605

Total Shares Available for Grant (A)	—	11,028,605

Shares underlying outstanding stock options	—	—

Shares underlying outstanding full-value awards(1)	—	5,554,509

Contingent shares underlying outstanding awards(2)	—	—

Total Outstanding stock options and full-value awards (B)	—	5,554,509

Common Shares Outstanding as of March 26, 2025 (C)	—	158,263,015

Overhang (A+B) / C(3)	—	10.48%

Diluted overhang (A+B) / (A+B+C)	—	9.48%

(1)	RSUs and PSUs at target.
(2)	As of March 26, 2025, no awards have been granted that are contingent on stockholder approval of the Second Amended and Restated 2015 Plan.
(3)	Overhang and diluted overhang are calculated as counting all awards on a 1-to-1 basis.

Eligibility

The participants in the Second Amended and Restated 2015 Plan may be non-employee Directors, consultants and employees who, in the opinion of the Compensation Committee, have demonstrated a capacity for contributing in a substantial manner to the success of the Company. As of March 26, 2025, the Company and its subsidiaries had approximately 9,038 employees, 10 non-employee directors and 1,127 consultants.

Shares Available

If the Second Amended and Restated 2015 Plan is approved, an additional 7.9 million shares would be available for issuance under the Second Amended and Restated 2015 Plan. Shares remaining for grant and issuance

Illumina, Inc. 2025 Proxy Statement • 73

under the Second Amended and Restated 2015 Plan as of March 26, 2025, inclusive of such 7.9 million shares, are reflected above under “Historical Award Information”.

Shares delivered under the Second Amended and Restated 2015 Plan may be authorized, but unissued, or reacquired shares, including shares repurchased by the Company on the open market. Shares that are subject to awards under the Second Amended and Restated 2015 Plan that are cancelled or forfeited will not be deemed to be deliverable or delivered and therefore will be available for other awards under the Second Amended and Restated 2015 Plan. However, shares that are not actually issued in connection with a net settlement of an award or to otherwise satisfy any exercise price or taxes incurred in connection with an award will still count as shares issued under the Second Amended and Restated 2015 Plan and will therefore reduce the maximum number of shares issuable under the Second Amended and Restated 2015 Plan.

Types of Awards

•

Stock Grants and Stock Units. The Compensation Committee may grant restricted shares, RSUs, and other awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of, shares of common stock (collectively, “other share-based awards”). These other share-based awards will be in such form, and dependent on such conditions, as the Compensation Committee determines. This includes, without limitation, the right to receive one or more shares (or the equivalent cash value of such shares) upon the completion of a specified period of service, the occurrence of an event, and/or the attainment of performance objectives. Other share-based awards may be granted alone or in addition to any other awards granted under the Second Amended and Restated 2015 Plan. Such awards may be granted with or without dividend or dividend equivalent rights, as applicable, except that the Second Amended and Restated 2015 Plan provides that any such rights will be subject to the same vesting conditions as the underlying award.

•

Stock Options. Stock options may be granted as options that qualify as incentive stock options (“ISOs”), which entitle the holder to favorable tax treatment, as described below, and options that do not so qualify (“non-qualified stock options”). Up to an additional 7.9 million ISOs may be granted under the Second Amended and Restated 2015 Plan. All stock options must have a maximum life of no more than ten years from the date of grant. At the time of grant, the Compensation Committee shall establish the exercise price for any stock option. In no event shall the exercise price be less than 100% of the fair market value of the common stock on the date of grant. Stock options may only be exercised by the recipient, except in the event of legal incompetence of the recipient (where the recipient’s legally appointed guardian may exercise the stock option) or in the event the Compensation Committee approves transfer of a stock option. All unexercised stock options granted to a recipient who ceases to provide services to the Company or any of its subsidiaries are subject to the provisions of the award agreement governing the right to exercise following the participant’s termination of services. In the event of a recipient’s death, stock options may be exercised by the recipient’s beneficiary.

•

Stock Appreciation Rights (“SARs”). A SAR offers the recipient the right to receive payment for the difference (spread) between the exercise price of the SAR and the market value of the Company’s common stock at the time of redemption. All unexercised SARs granted to a recipient who ceases to provide services to the Company or any of its subsidiaries are subject to the provisions of the award agreement governing the right to exercise following the participant’s

74 • Illumina, Inc. 2025 Proxy Statement

termination of services. In the event of a recipient’s death, SARs may be exercised by the recipient’s beneficiary.

•

Cash Awards. Cash incentive opportunities may be awarded under the Second Amended and Restated 2015 Plan pursuant to which a participant may become entitled to receive an amount based on the satisfaction of such performance criteria as are specified by the Compensation Committee.

•

Performance-Related Awards. Performance goals may be established based on one or more of, but are not limited to, the following criteria: cash flow or cash flow per share; earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings); earnings per share; growth in earnings or earnings per share; stock price; return on equity or average stockholders’ equity; total stockholder return; return on capital; return on assets or net assets; return on investment; revenue; income or net income; operating income or net operating income; operating profit or net operating profit; operating margin; return on operating revenue; market share; contract awards or backlog; overhead or other expense reduction; growth in stockholder value relative to the moving average of the S&P 500 Index or a peer group index; credit rating; strategic plan development and implementation (including individual performance objectives that relate to achievement of the Company’s or any business unit’s strategic plan); recruiting and maintaining personnel, improvement in workforce engagement, fostering health and wellbeing, furthering climate positive actions, and other environmental, social or governance objectives.

The Compensation Committee, in its discretion, may impose conditions or restrictions on any award. In particular, the Compensation Committee will determine:

•	to whom and when awards will be made,

•	the number of shares to be awarded under (or otherwise related to) these awards,

•	whether these awards will be settled in cash, shares, or a combination of cash and shares, and

•

all other terms and conditions of the awards (including, without limitation, their vesting provisions (subject to the limitations under the Second Amended and Restated 2015 Plan), any required payments to be received from participants, and other provisions ensuring that all shares so awarded and issued be fully paid and non-assessable).

Additional Information

•	Term. The Second Amended and Restated 2015 Plan term begins on the date stockholders approve the Second Amended and Restated 2015 Plan and expires on the tenth anniversary thereof.

•

Treatment of Awards upon Change in Control. The Second Amended and Restated 2015 Plan limits the discretion of the Board of Directors and Compensation Committee in connection with a change in control so that awards will only vest if (a) they are not continued, assumed or replaced in connection with the change in control or (b) if the holder’s services are terminated without cause or due to such holder’s death or disability within 24 months following the change in control. The Second Amended and Restated 2015 Plan further restricts the discretion to accelerate awards, only permitting it outside of a change in control in the event of the holder’s death or disability.

Illumina, Inc. 2025 Proxy Statement • 75

•

Adjustments. In the event of a stock dividend, recapitalization, stock split, combination of shares, extraordinary dividend of cash or assets, reorganization, or exchange of our common stock, or any similar equity restructuring transaction affecting our common stock, the Compensation Committee will equitably adjust (1) the number and kind of shares available for grant under the Second Amended and Restated 2015 Plan, (2) subject to the various limitations set forth in the Second Amended and Restated 2015 Plan, the number and kind of shares subject to outstanding awards under the Second Amended and Restated 2015 Plan, and (3) the exercise or settlement price of outstanding stock options and of other awards.

•

Restrictions on Repricing. Generally, the Compensation Committee may not reduce the exercise price of outstanding stock options or SARs, effect a reduction in an exercise price through cancelling or regranting such awards, or cancel outstanding stock options or SARs in exchange for cash or another award at an exercise price that is higher than the fair market value of a share of common stock at that time.

•

Clawback / Recoupment. Awards are subject to forfeiture and/or clawback as the Compensation Committee may determine to be necessary and appropriate, and incentive-based awards are additionally subject to clawback in accordance with the Company’s Nasdaq compliant clawback policy.

Federal Income Tax Information

The following summary briefly describes current U.S. federal income tax consequences of rights under the Second Amended and Restated 2015 Plan. However, the summary is not a detailed or complete description of all U.S. federal tax laws or regulations that may apply and does not address any local, state, or other country laws. Therefore, no one should rely on this summary for individual tax compliance, planning or decisions. Participants in the Second Amended and Restated 2015 Plan should consult their own professional tax advisors concerning tax aspects of rights under the Second Amended and Restated 2015 Plan and should be aware that tax laws may change at any time.

Stock Options

An employee to whom an ISO that qualifies under Section 422 of the Code is granted generally will not recognize income at the time of grant or exercise of such option (although special alternative minimum tax rules may apply to the employee upon option exercise). No federal income tax deduction will be allowable to us upon the grant or exercise of such ISO.

When the employee sells shares acquired through the exercise of an ISO more than one year after the date of transfer of such shares and more than two years after the date of grant of such ISO, the employee will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale prices of such shares and the exercise price. If the employee does not hold such shares for this period, when the employee sells such shares, the employee will recognize ordinary compensation income and possibly capital gain or loss in such amounts as are prescribed by the Code and regulations thereunder, and we will generally be entitled to a federal income tax deduction in the amount of such ordinary compensation income.

An employee to whom a non-qualified option is granted will not recognize income at the time of grant of such option. When such employee exercises a non-qualified option, the employee will recognize ordinary compensation income equal to the excess, if any, of the fair market value as of the date of a non-qualified option exercise of the

76 • Illumina, Inc. 2025 Proxy Statement

shares the employee receives, over the option exercise price. The tax basis of such shares will be equal to the exercise price paid plus the amount includable in the employee’s gross income, and the employee’s holding period for such shares will commence on the day after which the employee recognized taxable income in respect of such shares. Subject to applicable provisions of the Code and regulations thereunder, we or one of our affiliates will generally be entitled to a federal income tax deduction in respect of the exercise of non-qualified options in an amount equal to the ordinary compensation income recognized by the employee. Any such compensation includable in the gross income of an employee in respect of a non-qualified option will be subject to appropriate federal, state, local and foreign income and employment taxes.

Restricted Shares

Unless an election is made by the participant under Section 83(b) of the Code, the grant of an award of restricted shares will have no immediate tax consequences to the participant. Generally, upon the lapse of restrictions (as determined by the applicable restricted share agreement between the participant and the Company), a participant will recognize ordinary income in an amount equal to the product of (1) the fair market value of a share of our common stock on the date on which the restrictions lapse, less any amount paid with respect to the award of restricted shares, and (2) the number of restricted shares with respect to which restrictions lapse on such date. The participant’s tax basis will be equal to the sum of the amount of ordinary income recognized upon the lapse of restrictions and any amount paid for such restricted shares. The participant’s holding period will commence on the date on which the restrictions lapse.

A participant may make an election under Section 83(b) of the Code within 30 days after the date of transfer of an award of restricted shares to recognize ordinary income on the date of award based on the fair market value of our common stock on such date (minus any amount paid by the participant). An employee making such an election will have a tax basis in the restricted shares equal to the sum of the amount the employee recognizes as ordinary income and any amount paid for such restricted shares, and the employee’s holding period for such restricted shares for tax purposes will commence on the date after such date. In the event the shares are forfeited after an 83(b) election has been made, the participant will only be able to claim a capital loss to the amount, if any, paid by the participant to receive the shares.

With respect to restricted shares upon which restrictions have lapsed, when the employee sells such shares, the employee will recognize capital gain or loss consistent with the treatment of the sale of shares received upon the exercise of non-qualified options, as described above.

Subject to applicable provisions of the Code and regulations thereunder, we or one of our affiliates will generally be entitled to a federal income tax deduction in respect of restricted shares in an amount equal to the ordinary compensation income recognized by the employee.

Restricted Share Units

A participant to whom an RSU is granted generally will not recognize income at the time of grant. Upon delivery of a share of our common stock in respect of an RSU, a participant will recognize ordinary income in an amount equal to the product of (1) the fair market value of a share of our common stock on the date on which shares are delivered, and (2) the number of shares of common stock delivered. Subject to applicable provisions of the Code and regulations thereunder, we or one of our affiliates will generally be entitled to a federal income tax deduction in respect of the vesting of restricted stock units in an amount equal to the ordinary compensation income recognized by the employee.

Illumina, Inc. 2025 Proxy Statement • 77

Other Share-based Awards

With respect to other share-based awards paid in cash or shares of common stock, participants will generally recognize income equal to the fair market value of the shares of common stock or the amount of cash paid on the date on which delivery of shares or payment in cash is made to the participant.

Code Section 162(m)

Section 162(m) of the Code currently provides that if, in any year, the compensation that is paid to one of our named executive officers (or any person who was a named executive officer for any year beginning with 2017) exceeds $1,000,000, any amounts that exceed the $1,000,000 threshold will generally not be deductible by the Company for federal income tax purposes, including amounts granted under the Second Amended and Restated 2015 Plan. The American Rescue Plan Act of 2021 will expand the number of employees covered by Section 162(m) of the Code, beginning in 2027, to also include the Company’s five most highly compensated employees in addition to our named executive officers.

Code Section 409A

Section 409A of the Code generally provides rules that must be followed with respect to covered deferred compensation arrangements in order to avoid the imposition of an additional 20% tax (plus interest) upon the service provider who is entitled to receive the deferred compensation. Certain awards that may be granted under the Second Amended and Restated 2015 Plan may constitute “deferred compensation” within the meaning of and subject to Section 409A. While the plan administrator intends to administer and operate the Second Amended and Restated 2015 Plan and establish terms with respect to awards subject to Section 409A in a manner that will avoid the imposition of additional taxation under Section 409A upon a participant, there can be no assurance that additional taxation under Section 409A will be avoided in all cases. In the event we are required to delay delivery of shares or any other payment under an award in order to avoid the imposition of an additional tax under Section 409A, we will deliver such shares (or make such payment) on the first day that would not result in the participant incurring any tax liability under Section 409A.

New Plan Benefits

The future awards that participants may receive under the Second Amended and Restated 2015 Plan are discretionary, and therefore, not determinable at this time. Information on equity-based awards recently granted under the Amended and Restated 2015 Plan to each of our NEOs is provided above under the headings “Summary Compensation Table” and “Grants of Plan-Based Awards in Fiscal 2024 Table”, and additional information regarding aggregate grants made under the Amended and Restated 2015 Plan is provided in our Annual Report on Form 10-K for the fiscal year ended December 29, 2024.

Since the Second Amended and Restated 2015 Plan was originally implemented in 2015, through the date of this proxy statement, we have granted 179,369 options to employees and no other options have been granted under the plan.

78 • Illumina, Inc. 2025 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

As of December 29, 2024, the Company maintained three equity compensation plans: the Amended and Restated 2015 Plan, the Amended and Restated New Hire Stock and Incentive Plan (the “New Hire Plan”), and the 2000 Employee Stock Purchase Plan, as amended and restated (the “ESPP”). The Amended and Restated 2015 Plan and the ESPP have been approved by the Company’s stockholders. Stockholders are also being asked to approve the Second Amended and Restated 2015 Plan proposal, as described above.

The following table sets forth, for each of the Company’s equity compensation plans, the number of shares of common stock subject to outstanding awards, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 29, 2024.

Plan category	Number of shares of Common Stock to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of shares of Common Stock remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column) (c)

Equity compensation plans approved by stockholders	4,362,708(1)	N/A(2)	17,858,304(3)

Equity compensation plans not approved by stockholders	N/A	N/A(2)	N/A(4)

Total	4,362,708	N/A(2)	17,858,304

(1)	All of these shares were subject to stock unit awards then outstanding under the Amended and Restated 2015 Plan, and none were subject to options then outstanding under the ESPP.
(2)	No stock options were outstanding as of December 29, 2024.
(3)

This number of shares is presented after giving effect to the 298,486 and 183,084 shares purchased under the ESPP for the purchase periods that ended March 1, 2024 and September 1, 2024, respectively. Of the aggregate number of shares that remained available for future issuance, 5,436,641 were available under the Amended and Restated 2015 Plan and 12,421,663 were available under the ESPP. The shares available for awards under the Amended and Restated 2015 Plan are, subject to certain other limits under the plan, generally available for any type of award authorized under the Amended and Restated 2015 Plan, including stock options, stock appreciation rights, restricted stock awards, stock bonuses and other stock-based awards. This table does not reflect the 7,900,000 additional shares that will be available under the Second Amended and Restated 2015 Plan if stockholders approve the Second Amended and Restated 2015 Plan proposal.

(4)

There is no set number of shares reserved for issuance under the New Hire Plan as the New Hire Plan may only be used in connection with “inducement awards”, as determined for purposes of Nasdaq’s listing rules.

Resolution

RESOLVED, that the Second Amended and Restated 2015 Stock and Incentive Plan, as set forth in Annex B to this proxy statement, is hereby approved and authorized.

Vote Required for Approval

The affirmative vote of a majority of our outstanding voting securities, voting as a single class, is required to approve this proposal. If you abstain from voting on this proposal, the abstention will have the same effect as a vote against.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADOPTION AND APPROVAL OF THE ILLUMINA, INC. SECOND AMENDED AND RESTATED 2015 STOCK AND INCENTIVE PLAN

Illumina, Inc. 2025 Proxy Statement • 79

Our Leadership

Executive Officers

The following table sets forth the names, ages, positions, and business experience of our executive officers as of April 9, 2025:

Name	Age	Position	Year Joined Illumina	Recent Business Experience

Jacob Thaysen	48	Chief Executive Officer	2023	2023 – Present 2018 – 2023 2014 – 2018	Chief Executive Officer, Illumina SVP, President of Life Sciences & Applied Markets Group, Agilent Technologies SVP, President of Diagnostics & Genomics Group, Agilent Technologies

Steven Barnard	64	Chief Technology Officer	1998	2023 – Present 2015 – 2023 1998 – 2015	Chief Technology Officer, Illumina VP and Head of Global Advanced Science, Illumina VP, Chemistry, Illumina

Everett Cunningham	58	Chief Commercial Officer	2024	2024 – Present 2021 – 2024 2019 – 2021	Chief Commercial Officer, Illumina EVP and Chief Commercial Officer, Exact Sciences President & CEO, US & Canada, GE Healthcare

Scott Davies	55	Chief Legal Officer	2009	2025 – Present 2024 – 2025 2016 – 2024	Chief Legal Officer, Illumina Interim General Counsel & Secretary, Illumina VP, Legal – Chief Corporate Counsel and Assistant Secretary, Illumina

Ankur Dhingra	49	Chief Financial Officer	2024	2024 – Present 2022 – 2024 2021 – 2022 2019 – 2021	Chief Financial Officer, Illumina CFO, Summit Therapeutics CFO, CareDX VP, Investor Relations, Agilent Technologies

Patricia Leckman	60	Chief People Officer	2010	2023 – Present 2010 – 2023 2006 – 2010	Chief People Officer, Illumina VP, Human Resources, Illumina VP, HR Operations, NVIDIA

Kevin Pegels	57	Chief of Global Operations	2015	2021 – Present 2015 – 2021	Chief of Global Operations, Illumina Head of Global Supply Chain, Illumina

Carissa Rollins(1)	54	Chief Information Officer	2022	2022 – Present 2021 – 2022 2017 – 2021 2016 – 2017

Chief Information Officer, Illumina

Chief Information Officer, UnitedHealthcare

Chief Information Officer, UnitedHealthcare Employer and Individual

Chief Information Officer and Chief Human Resources Officer, Gander

Jakob Wedel	53	Chief Strategy and Corporate Development Officer	2023	2024 – Present 2023 – 2024 2017 – 2023	Chief Strategy and Corporate Development Officer, Illumina CEO Chief of Staff, Illumina Partner, EY-Parthenon

(1)	On March 18, 2025, Ms. Rollins notified the company that she will be retiring effective as of April 11, 2025.

80 • Illumina, Inc. 2025 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

Stock Ownership

The following table sets forth the number of shares of our common stock beneficially owned by each of our directors who served during 2024, director nominees and each named executive officer, and by all of our directors, director nominees, and executive officers as a group.

The information set forth below is as of March 26, 2025, and is based upon information supplied or confirmed by the named individuals. The address of each person named in the table below, except as otherwise noted, is c/o Illumina, Inc., 5200 Illumina Way, San Diego, California 92122.

Name	Common Stock Beneficially Owned(1)	Stock Options Exercisable Within 60 Days of March 26, 2025(2)	Total Common Stock Beneficially Owned(1)(2)	Percent of Common Stock(3)

Jacob Thaysen	12,594	0	12,594	*

Ankur Dhingra	2,251	0	2,251	*

Steve Barnard	17,126	0	17,126	*

Everett Cunningham	4,877	0	4,877	*

Kevin Pegels	8,578	0	8,578	*

Charles Dadswell(4)	2,968	0	2,968	*

Joydeep Goswami(5)	8,517	0	8,517	*

Stephen MacMillan(6)	4,182	0	4,182	*

Frances Arnold	17,247	0	17,247	*

Caroline Dorsa	12,484	0	12,484	*

Robert Epstein	18,359	0	18,359	*

Scott Gottlieb	8,243	0	8,243	*

Gary Guthart	12,650	0	12,650	*

Keith Meister(7)	3,948,253(8)	0	3,948,253(8)	2.5

Anna Richo	2,675	0	2,675	*

Philip Schiller	16,368	0	16,368	*

Susan Siegel	10,683	0	10,683	*

Scott Ullem	4,891	0	4,891	*

All directors and executive officers as a group (22 persons, including those directors and executive officers named above)	4,130,220	0	4,130,220	2.6

*	Represents beneficial ownership of less than one percent (1%) of the issued and outstanding shares of common stock.
(1)

Includes shares of stock beneficially owned as of March 26, 2025. Also includes restricted stock and performance stock units, or RSUs and PSUs, vesting within 60 days of March 26, 2025. An RSU represents a conditional right to receive one share of our common stock at a specified future date.

(2)	Includes stock options that are exercisable as of March 26, 2025, and stock options that vest, or become exercisable, within 60 days of March 26, 2025.
(3)	Percentage ownership is based on 158,263,015 shares of common stock outstanding on March 26, 2025.
(4)	Mr. Dadswell ceased to be an employee of Illumina effective March 31, 2025.
(5)	Mr. Goswami ceased to be an employee of Illumina effective June 30, 2024.
(6)	Mr. MacMillan ceased serving on the Board on March 28, 2025 and forfeited all unvested RSUs at that time.
(7)

In connection with his joining the Board on March 28, 2025, Mr. Meister was granted 625 RSUs. The RSUs vest on May 20, 2025. Such RSUs are not reflected in Mr. Meister’s holdings in this table because they were granted after March 26, 2025.

Illumina, Inc. 2025 Proxy Statement • 81

(8)

Includes 3,579,509 shares of Illumina’s common stock that are held for the accounts of certain private investment funds (collectively, the “Corvex Funds”) for which Corvex Management LP (“Corvex”) acts as investment adviser, including Corvex Master Fund LP and Corvex Select Equity Master Fund LP. The Corvex Funds have also entered into equity swaps that represent an aggregate economic long-side exposure comparable to a notional interest in 368,744 shares of common stock of Illumina, which are also included in the table. Under the terms of the swaps, the value to be received or paid upon termination of a swap will be determined by the difference in the market price per notional share of common stock on the date of termination as compared to the cost of such notional share of common stock at the time of entry into the swap. The swaps terminate on February 11, 2028, and have a cost basis of $102.82 per notional share of common stock. All balances will be settled in cash. At the option of the Corvex Funds, the swaps may by physically settled by the Corvex Funds acquiring 368,744 shares of common stock from the counterparty at $102.82 per share, an option which may be exercised by the Corvex Funds at any point after entry into the swaps. The general partner of Corvex is controlled by Mr. Meister. As such, Mr. Meister may be deemed to have or share beneficial ownership of the securities held directly by the Corvex Funds. The business address of the entities listed herein is c/o Corvex Management LP, 667 Madison Avenue, New York, NY 10065.

As of March 26, 2025, the following are the only persons known to us to be the beneficial owner of more than five percent of our common stock:

Name and Address of Beneficial Owner	Common Stock Beneficially Owned	Percent of Common Stock(1)

BlackRock, Inc.(2) 50 Hudson Yards New York, NY 10001	18,073,889	11.4%

Capital World Investors(3) 333 South Hope Street 55th Floor Los Angeles, CA 90071	16,810,860	10.6%

The Vanguard Group(4) 100 Vanguard Blvd. Malvern, PA 19355	15,942,546	10.1%

(1)	Percentage ownership is based on 158,263,015 shares of common stock outstanding on March 26, 2025.
(2)

This information is based on a Schedule 13G/A filed with the SEC on July 8, 2024. BlackRock reports that it has sole voting power with respect to 16,747,025 shares and sole dispositive power with respect to 18,073,889 shares.

(3)

This information is based on a Schedule 13G filed with the SEC on December 5, 2024. Capital World Investors reports that it has sole voting power with respect to 16,782,099 shares and sole dispositive power with respect to 16,810,860 shares.

(4)

This information is based on a Schedule 13G/A filed with the SEC on December 6, 2024. The Vanguard Group reports that it has shared voting power with respect to 104,750 shares, sole dispositive power with respect to 15,554,676 shares, and shared dispositive power with respect to 387,870 shares.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and certain executive officers, and persons who own more than 10% of a registered class of the our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that during fiscal 2024 year each of our applicable executive officers, directors, and greater than 10% beneficial owners were in compliance with the applicable Section 16(a) filing requirements, with the exception of late filings on Form 4 for Ms. Leckman on March 12, 2024, Ms. Rollins on April 10, 2024 and Ms. Richo on May 22, 2024.

82 • Illumina, Inc. 2025 Proxy Statement

Users’ Guide

General Information

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Illumina, Inc. for the 2025 Annual Meeting of Stockholders. This proxy statement and accompanying proxy are being mailed to our stockholders on or about April 9, 2025, concurrently with the mailing of our annual report on Form 10-K for the fiscal year ended December 29, 2024.

How may I attend and participate in the annual meeting?

We will be hosting the 2025 annual meeting live via the internet only. There will not be a physical location for the annual meeting.

Our Board annually considers the appropriate format of our annual meeting. Our virtual annual meeting allows stockholders to submit questions and comments before and during the meeting. After the meeting, we will spend up to 15 minutes answering stockholder questions. Questions will be answered as the allotted time permits.

Our virtual format allows stockholders from around the world to participate and ask questions and for us to give thoughtful responses.

Any stockholder can listen to and participate in the annual meeting live via the internet at www.virtualshareholdermeeting.com/ILMN2025. Stockholders may begin submitting written questions through the internet portal at 9:45 a.m. (Pacific time) on May 21, 2025, and the webcast of the annual meeting will begin at 10:00 a.m. (Pacific time) that day.

Stockholders may also vote while connected to the annual meeting on the internet. You will need the control number included on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials) in order to be able to vote your shares or submit questions.

Instructions on how to connect and participate via the internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/ILMN2025.

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted in the reminder email to be sent the day before the meeting.

If you do not have your control number, you will be able to listen to the meeting only — you will not be able to vote or submit questions.

What is the purpose of the annual meeting?	At our annual meeting, stockholders will act upon the matters described in this proxy statement. In addition, management will respond to questions from stockholders.

Illumina, Inc. 2025 Proxy Statement • 83

What am I voting on at the annual meeting?

Stockholders will be asked to vote on four proposals. The proposals are to:

1.  Elect eleven nominees to hold office for one year or until his or her successor is elected;

2.  Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2025;

3.  Hold an advisory vote to approve the compensation provided to our “named executive officers” as disclosed in this proxy statement; and

4.  Hold a vote to approve the Second Amended and Restated 2015 Stock and Incentive Plan of Illumina, Inc.

We will also transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

Could other matters be decided at the annual meeting?

Management is not aware of any other matters that will be presented at the 2025 annual meeting. However, if any other matter not described in this proxy statement were to come before the annual meeting, the proxyholders appointed by the Board of Directors will have the discretion to vote on those matters for you.

What is the recommendation of the Board on each of the matters scheduled to be voted on at the annual meeting?

The Board of Directors recommends that you vote your shares as follows:

•  FOR each of the nominees to the Board of Directors (Proposal 1);

•  FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2025 (Proposal 2); and

•  FOR approval, on an advisory basis, of an annual advisory vote on the compensation provided to our “named executive officers” (Proposal 3).

•  FOR approval of the Second Amended and Restated 2015 Stock and Incentive Plan of Illumina, Inc. (Proposal 4).

Who can vote at the annual meeting?

Only stockholders of our common stock as of March 26, 2025, the record date, are entitled to notice of and to vote on the matters listed in this proxy statement and the accompanying Notice of Annual Meeting of Stockholders.

At the close of business on the record date, there were 158,263,015 shares of common stock outstanding and entitled to vote.

You have one vote for each share of common stock that you hold. A list of stockholders entitled to vote at the annual meeting will be available for examination at our principal executive offices at 5200 Illumina Way, San Diego, California 92122 the address listed above for a period of at least 10 days prior to the annual meeting, and during the annual meeting such list will be available for examination at www.virtualshareholdermeeting.com/ILMN2025.

84 • Illumina, Inc. 2025 Proxy Statement

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholders of Record. You are a stockholder of record if, at the close of business on the record date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A.

Beneficial Owner. You are a beneficial owner if, at the close of business on the record date, you hold your shares through a brokerage firm or other nominee and not in your name. Being a beneficial owner means that, like many of our stockholders, your shares are held in “street name”. As the beneficial owner, you have the right to direct your broker or other nominee how to vote your shares by following the voting instructions your broker or other nominee provides. If you do not provide your broker or other nominee with instructions on how to vote your shares, your broker or other nominee may be able to vote your shares with respect to some of the proposals, but not all. Please see “What will happen if I do not vote my shares?” below for additional information.

Illumina, Inc. 2025 Proxy Statement • 85

How do I vote and what are the voting deadlines?	Stockholders of Record. If you are a stockholder of record, there are several ways for you to vote your shares.
Via the Internet. You may vote at www.proxyvote.com, 24 hours a day, seven days a week, prior to 11:59 p.m. (Eastern time) on May 20, 2025.
By Telephone. You may vote using a touch-tone telephone by calling: 1-800-690-6903, 24 hours a day, seven days a week, prior to 11:59 p.m. (Eastern time) on May 20, 2025.

By Mail. If you received printed proxy materials, you may submit your vote by completing, signing, and dating each proxy card received and returning it in the prepaid envelope to be received no later than May 20, 2025.

During the Annual Meeting. Instructions on how to vote while participating in our annual meeting live via the internet are posted at www.virtualshareholdermeeting.com/ILMN2025. We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

If you vote via the internet or by telephone, your electronic vote authorizes the named proxyholders in the same manner as if you signed, dated, and returned your proxy card. If you vote via the internet or by telephone, you do not need to return your proxy card.

Beneficial Owners. If you are a beneficial owner of your shares, you should have received a Notice of Internet Availability of Proxy Materials or voting instructions from the broker or other nominee through which you hold your shares. You should follow the instructions in the Notice of Internet Availability of Proxy Materials or voting instructions provided by your broker or other nominee in order to instruct your broker or other nominee on how to vote your shares. The availability of telephone and internet voting will depend on the voting process of the broker or other nominee. You may also obtain a “legal proxy” from your broker, bank, or other nominee and register to attend and vote at the annual meeting by going to www.virtualshareholdermeeting.com/ILMN2025 Even if you wish to attend virtually, we urge you to vote your shares in advance of the annual meeting by following the instructions on your voting instruction form.

86 • Illumina, Inc. 2025 Proxy Statement

Can I revoke or change my vote after I submit my proxy?

Stockholders of Record. If you are a stockholder of record, you may revoke or change your vote at any time before the final vote at the annual meeting by:

•  signing and returning a new proxy card with a later date;

•  submitting a later-dated vote by telephone or via the internet — only your latest internet or telephone proxy received by 11:59 p.m. (Pacific time) on May 20, 2025, will be counted;

•  participating in the annual meeting live via the internet and voting again; or

•  delivering a written revocation to our Corporate Secretary at Illumina, Inc., 5200 Illumina Way, San Diego, California 92122, Attention: Corporate Secretary to be received no later than May 21, 2025 (before the closing of the polls).

Beneficial Owners. If you are a beneficial owner of your shares, you must contact the broker or other nominee through which you hold your shares and follow their instructions for revoking or changing your vote.

What will happen if I do not vote my shares?

Stockholders of Record. If you are the stockholder of record and you do not vote by proxy card, by telephone, via the internet before the annual meeting, or during the annual meeting via live webcast, your shares will not be voted at the annual meeting.

Beneficial Owners. If you are the beneficial owner of your shares, your broker or other nominee may vote your shares only on those matters on which it has discretion to vote. Under the applicable rules, your broker or other nominee does not have discretion to vote your shares on non-routine matters such as Proposals 1, 3 and 4. However, your broker or other nominee does have discretion to vote your shares on routine matters such as Proposal 2. The broker’s inability to vote on non-routine matters for which the broker has not received instructions from the beneficial owner is referred to as a “broker non-vote”. Please see “What is a ‘broker non-vote’?” below for more information.

Illumina, Inc. 2025 Proxy Statement • 87

What if I submit a proxy card but do not submit voting instructions?

If you are a registered holder and properly sign and return your proxy card or complete your proxy via Internet, your shares will be voted as you direct. If you sign and return your proxy card but do not specify how you want your shares voted, they will be voted FOR the election of all nominees for director as set forth under “Vote for Us — Proposal 1: Election of Directors”, FOR the ratification of the appointment of the independent registered public accountants, FOR the advisory vote on executive compensation and FOR the approval of the Second Amended and Restated 2015 Stock and Incentive Plan of Illumina, Inc. Despite this, the Board urges you to mark your proxy card in accordance with the Board’s recommendations.

If you are a beneficial holder and properly mark, sign and return your voting instruction form or complete your proxy via Internet, your shares will be voted as you direct your bank or broker. However, if you sign and return your voting instruction form but do not specify how you want your shares voted with respect to the Election of Directors, then your shares may be voted in line with the Board’s recommendation with respect to the proposal, i.e., “FOR” the eleven (11) nominees proposed by your Board and named in this proxy statement, depending on the bank or broker through which you hold your shares, as set forth under “Vote for Us — Proposal 1: Election of Directors”, FOR the ratification of the appointment of the independent registered public accountants, FOR the advisory vote on executive compensation and FOR the approval of the Second Amended and Restated 2015 Stock and Incentive Plan of Illumina, Inc. The Board strongly urges you to mark your voting instruction form in accordance with the Board’s recommendations.

What is a “broker non-vote”?

Under applicable rules, brokers who have record ownership of listed Company stock held in brokerage accounts for their clients who beneficially own the shares and who do not receive voting instructions from their clients have the discretion to vote uninstructed shares held by such clients on certain matters (“routine matters”) but do not have discretion to vote uninstructed shares as to certain other matters (“non-routine matters”). Under applicable interpretations, Proposals 1, 3 and 4 are considered non-routine matters and Proposal 2 is considered a routine matter.

What is the effect of a broker non-vote?

Broker non-votes will not be counted in determining the outcome of the vote on each of the non-routine items, although they will count for purposes of determining whether a quorum is present at the meeting. Therefore, broker non-votes will be counted for purposes of calculating whether a quorum is present at the annual meeting because brokers will have discretionary authority to vote on Proposal 2 in certain circumstances. Broker non-votes will not be counted for purposes of determining the number of votes cast or present in person or represented by proxy and entitled to vote with respect to the election of directors and the approval of the compensation provided to our NEOs non-discretionary matters (Proposals 1, 3 and 4), but will be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to the ratification the appointment of Ernst & Young LLP as our independent registered public accounting firm (Proposal 2). Thus, a broker non-vote will not impact our ability to obtain a quorum and will not otherwise affect the outcome of the vote on Proposals 1, 3 and 4.

What is an “abstention”?

An abstention occurs on a matter when a stockholder returns a proxy card marked “ABSTAIN” (or otherwise submits a voting instruction to abstain) as to such matter. Merely leaving a proposal blank on the proxy card does not result in an abstention.

88 • Illumina, Inc. 2025 Proxy Statement

What is the effect of an abstention?

Abstentions will be counted as present and entitled to vote for purposes of determining whether a quorum is present at the annual meeting. Abstentions will have no effect on the election of directors (Proposal 1), but will have the same effect as an “AGAINST” vote with respect to the ratification of Ernst & Young LLP as our independent registered public accounting firm, the approval of the compensation provided to our NEOs and the approval of the Second Amended and Restated 2015 Stock and Incentive Plan of Illumina, Inc. (Proposals 2, 3 and 4).

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail regarding the internet availability of proxy materials instead of a full set of printed proxy materials?

Pursuant to rules adopted by the SEC, we are making this proxy statement available to our stockholders electronically via the internet. On or about April 9, 2025, we will mail the Notice of Internet Availability of Proxy Materials to stockholders who held shares at the close of business on the record date, other than those stockholders who previously requested paper delivery or other forms of electronic communications from us. The Notice of Internet Availability of Proxy Materials contains instructions on how to access an electronic copy of our proxy materials, including this proxy statement and our annual report on Form 10-K for the fiscal year ended December 29, 2024. The Notice of Internet Availability of Proxy Materials also contains instructions on how to request a paper copy of the proxy statement. We believe that this process will allow us to provide you with the information you need in a timely manner, while conserving natural resources and lowering the costs of printing and distributing our proxy materials.

What does it mean if I receive more than one proxy card or Notice of Internet Availability of Proxy Materials?

If you receive more than one proxy card or Notice of Internet Availability of Proxy Materials, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on the Notice of Internet Availability of Proxy Materials on how to access each proxy card and vote each proxy card over the internet or by telephone. If you received paper proxy materials by mail, please complete, sign, and return each proxy card to ensure that all of your shares are voted.

Can I vote my shares by filling out and returning the Notice of Internet Availability of Proxy Materials?

No. The Notice of Internet Availability of Proxy Materials only identifies the items to be voted on at the annual meeting. You cannot vote by marking the Notice of Internet Availability of Proxy Materials and returning it. The Notice of Internet Availability of Proxy Materials provides instructions on how to cast your vote. For additional information please see “How do I vote and what are the voting deadlines?” above.

Illumina, Inc. 2025 Proxy Statement • 89

How is a quorum obtained, and why is a quorum required?	Under applicable state law and our governing instruments, we may only hold the annual meeting if a quorum is present. A quorum will be present if holders of a majority of the issued and outstanding shares of common stock entitled to vote at the annual meeting are present or represented by proxy at the meeting. As of the close of business on the record date, we had 158,263,015 shares of common stock outstanding and entitled to vote at the annual meeting, meaning that 79,131,508 shares of common stock must be represented in person or by proxy to have a quorum. If a quorum is not present at the annual meeting, the meeting may be adjourned until a quorum is obtained. If you are a stockholder of record and submit a proxy, your shares will be counted to determine whether we have a quorum even if you abstain or fail to provide voting instructions on any of the proposals described in this proxy statement and listed on the proxy card. If your shares are held in the name of your broker or other nominee, and you do not tell your broker or other nominee how to vote your shares, these shares will be counted for purposes of determining if a quorum is present. Abstentions will be counted for purposes of determining whether a quorum is present.

How many votes are required to approve each proposal?

Proposal	Vote Required	Votes that May be Cast	Board of Directors’ Recommendation

Proposal 1 — Election of eleven nominees to the Board of Directors	A nominee for director will be elected if the votes cast FOR such nominee exceed the votes cast AGAINST such nominee	FOR, each nominee AGAINST, each nominee ABSTAIN, each nominee Shares voted “ABSTAIN” will have no effect on the election of directors	FOR each nominee

Proposal 2 — Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2025	Majority of the shares present in person or represented by proxy and entitled to vote on the proposal must vote FOR in order for this proposal to pass	FOR AGAINST ABSTAIN If you abstain from voting on this proposal, the abstention will have the same effect as an “AGAINST” vote	FOR

Proposal 3 — Advisory vote to approve the compensation provided to our “named executive officers” as disclosed in this proxy statement	Majority of the shares present in person or represented by proxy and entitled to vote on the proposal must vote FOR in order for this proposal to pass	FOR AGAINST ABSTAIN If you abstain from voting on this proposal, the abstention will have the same effect as an “AGAINST” vote	FOR

90 • Illumina, Inc. 2025 Proxy Statement

Proposal	Vote Required	Votes that May be Cast	Board of Directors’ Recommendation

Proposal 4 — Vote to Approve the Second Amended and Restated 2015 Stock and Incentive Plan of Illumina, Inc.	Majority of the shares present in person or represented by proxy and entitled to vote on the proposal must vote FOR in order for this proposal to pass	FOR AGAINST ABSTAIN If you abstain from voting on this proposal, the abstention will have the same effect as an “AGAINST” vote	FOR

How can I find the voting results of the annual meeting?

Preliminary results will be announced at the annual meeting. Final results will also be published in a current report on Form 8-K to be filed with the SEC within four business days after the annual meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Who is conducting this proxy solicitation?

Illumina’s Board of Directors is soliciting your vote for matters being submitted for stockholder approval at the annual meeting. Solicitation may be made by our directors, officers, and other Illumina employees telephonically, electronically, or by other means of communication. Directors, officers, and employees who help us in the solicitation will not be separately compensated for those services, but they may be reimbursed by Illumina for their out-of-pocket expenses incurred in connection with the solicitation. Brokerage houses, nominees, fiduciaries, and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed by Illumina for their reasonable out-of-pocket expenses incurred in sending proxy materials to beneficial owners. The total cost of the solicitation will be borne by Illumina.

Stockholder Proposals for our 2026 Annual Meeting

Under SEC Rule 14a-8, a stockholder who intends to present a proposal at our 2026 annual meeting of stockholders (other than a director nomination) and who wishes the proposal to be included in the proxy statement for that meeting must submit the proposal in writing to our principal executive offices. The proposal must be received no later than December 10, 2025. If we change the date of the 2025 annual meeting of stockholders by more than 30 days from the one-year anniversary of the 2025 annual meeting, stockholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for the 2026 annual meeting of stockholders. The proposal and its proponent must satisfy all applicable requirements of Rule 14a-8.

Our bylaws permit a stockholder or group of stockholders (up to 20) who have owned at least three percent of our common stock continuously for at least three years to submit director nominees (up to the greater of two nominees or 20% of the Board rounded down to the nearest whole number, as determined in accordance with the bylaws) for inclusion in our proxy statement if the nominating stockholder(s) satisfies the requirements specified in the bylaws. With respect to stockholder nominees for director election submitted for inclusion in our proxy statement for our 2026 annual meeting, written notice of nominations by the stockholder proponent(s) must comply with our bylaws and must be delivered to, or mailed to and received by, our Corporate Secretary between November 10, 2025, and December 10, 2025. These deadlines are based on the

Illumina, Inc. 2025 Proxy Statement • 91

150th day and 120th day, respectively, before the one-year anniversary of the date of the proxy statement for the 2025 annual meeting (which date is April 9, 2026). In the event that the date of the 2026 annual meeting is advanced by more than 30 days or delayed by more than 60 days from April 9, 2026, written notice of nominations by the stockholder proponent(s) must be so delivered not earlier than the 150th day prior to the 2026 annual meeting and not later than the close of business on the later of (a) the 120th day prior to the 2026 annual meeting and (b) the 10th day following the day on which public announcement of the date of the 2026 annual meeting is first made to be timely. The ability to include a nominee in our proxy statement is subject to the terms and conditions set forth in our bylaws.

With respect to stockholder nominees for director election at our 2026 annual meeting (other than nominees submitted for inclusion in our proxy materials) and stockholder proposals for consideration at our 2026 annual meeting that are not submitted for inclusion in our proxy materials under Rule 14a-8, written notice of nominations and proposals must be provided by the stockholder proponent to us in accordance with our bylaws. The notice must be delivered to, or mailed to and received by, our Corporate Secretary between January 21, 2026, and February 20, 2026 and must comply with all applicable provisions of our bylaws. If, however, the date of the 2026 annual meeting is advanced more than 30 days prior to or delayed more than 60 days after May 21, 2026, then to be timely such notice must be received not later than the close of business on the later of the 90th day prior to the date of the 2026 annual meeting or the 10th day following the date of public disclosure of the date of the 2026 annual meeting. You may obtain a copy of our bylaws by writing to the Corporate Secretary at the address shown on the cover of this proxy statement.

Other Matters

As of the date of this proxy statement, we know of no other matters that will be presented for consideration at the annual meeting. If any other matters not described in this proxy statement properly come before the meeting, it is the intention of the proxy agent named in the enclosed form of proxy to vote the shares represented as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

Householding

Our annual report on Form 10-K for the fiscal year ended December 29, 2024, including our audited financial statements for fiscal 2024, is being mailed to you along with this proxy statement. In order to reduce printing and postage costs, in certain circumstances only one annual report, proxy statement, or Notice of Internet Availability of Proxy Materials, as applicable, will be mailed to multiple stockholders sharing an address unless we receive contrary instructions from one or more of the stockholders sharing an address. If your household has received only one annual report, proxy statement, or Notice of Internet Availability of Proxy Materials, as applicable, we will deliver promptly a separate copy of the annual report, proxy statement, or Notice of Internet Availability of Proxy Materials, as applicable, to any stockholder who sends a written request to the Corporate Secretary of Illumina, Inc. at 5200 Illumina Way, San Diego, California 92122, Attention: Corporate Secretary, or makes an oral request to the office of the Corporate Secretary at (858) 202-4500. If your household is receiving multiple copies of our annual reports, proxy statements, or Notices of Internet Availability of Proxy Materials and you wish to request delivery of a single copy, you may send a written request to Illumina, Inc., 5200 Illumina Way, San Diego, California 92122, Attention: Corporate Secretary.

92 • Illumina, Inc. 2025 Proxy Statement

Where You Can Find More Information

We maintain an internet site at www.illumina.com. We use our website as a channel of distribution of material Company information. Our website and the information posted on it or connected to it shall not be deemed to be incorporated by reference into this proxy statement.

Forward Looking Statements

This proxy statement contains, and our officers and representatives may from time to time make, “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “continue,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “potential,” “predict,” “should,” “will,” or similar words or phrases, or the negatives of these words, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward looking. Among the important factors to which our business is subject that could cause actual results to differ materially from those in any forward-looking statements are: (i) changes in the rate of growth in the markets we serve; (ii) the volume, timing and mix of customer orders among our products and services; (iii) our ability to adjust our operating expenses to align with our revenue expectations; (iv) uncertainty regarding the impact of our recent inclusion by the China Ministry of Commerce (“MOFCOM”) announcement that Illumina is included on its “unreliable entities list,” MOFCOM’s decision not to permit us to export sequencing instruments into China, as well as tariffs recently imposed or threatened by the U.S. government and its trading partners, and other possible tariffs or trade protection measures; (v) our ability to manufacture robust instrumentation and consumables; (vi) the success of products and services competitive with our own; (vii) challenges inherent in developing, manufacturing, and launching new products and services, including expanding or modifying manufacturing operations and reliance on third-party suppliers for critical components; (viii) the impact of recently launched or pre-announced products and services on existing products and services; (ix) our ability to modify our business strategies to accomplish our desired operational goals; (x) our ability to realize the anticipated benefits from prior or future actions to streamline and improve our R&D processes, reduce our operating expenses and maximize our revenue growth; (xi) our ability to further develop and commercialize our instruments, consumables, and products; (xii) to deploy new products, services, and applications, and to expand the markets for our technology platforms; (xiii) the risk of additional litigation arising against us in connection with the GRAIL acquisition; (xiv) our ability to obtain approval by third-party payors to reimburse patients for our products; (xv) our ability to obtain regulatory clearance for our products from government agencies; (xvi) our ability to successfully partner with other companies and organizations to develop new products, expand markets, and grow our business; (xvii) uncertainty, or adverse economic and business conditions, including as a result of slowing or uncertain economic growth or armed conflict; (xviii) the application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates, and judgments and (xix) legislative, regulatory and economic developments, together with other factors detailed in our filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current quarter.

Illumina, Inc. 2025 Proxy Statement • 93

Annex A – Reconciliation of Non-GAAP Measures

Statement Regarding Use of Non-GAAP Financial Measures

The company has included in this proxy statement non-GAAP results for operating profit in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The company’s financial measures under GAAP include substantial charges that are listed in the itemized reconciliations between GAAP and non-GAAP financial measures included in this proxy statement. Management has excluded the effects of these items in non-GAAP measures to assist investors in analyzing and assessing past and future operating performance.

The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented below.

Illumina, Inc.

Results of Operations - Core Illumina Non-GAAP

(Dollars in millions)

(unaudited)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP OPERATING PROFIT:

	Year Ended
	December 29, 2024	December 31, 2023	% Change

GAAP operating profit	$1,473	$552	167%

Amortization of acquired intangible assets	64	58

Acquisition-related expenses (b)	92	90

Contingent consideration liabilities (c)	(315)	(24)

Restructuring (d)	61	151

Legal contingency and settlement (e)	(456)	20

Intangible (IPR&D) impairment (f)	3	6

Proxy contest	—	32

Non-GAAP operating profit (a)	$922	$885	4%

All amounts in tables are rounded to the nearest millions, except as otherwise noted.

As a result, certain amounts may not recalculate using the rounded amounts provided.

(a)

Non-GAAP operating profit excludes the effects of the pro forma adjustments as detailed above. Non-GAAP operating margin is a key component of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing past and future operating performance related to our Core Illumina segment.

(b)	Amounts consist primarily of legal and other expenses related to the acquisition and divestiture of GRAIL.
(c)	Amounts consist primarily of fair value adjustments for our contingent consideration liability related to GRAIL.
(d)	Amounts consist primarily of lease and other asset impairments and employee severance costs.
(e)

Amount for FY 2024 primarily consists of the reversal of the accrued EC fine, including accrued interest, following the EC’s decision to withdraw its previously imposed fine. Amount for FY 2023 primarily consists of an adjustment recorded to our accrual for the EC fine.

(f)	Amounts consist of IPR&D intangible asset impairments related to our Core Illumina segment.

Illumina, Inc. 2025 Proxy Statement • A-1

Annex B – Second Amended and Restated 2015 Stock and Incentive Plan of Illumina, Inc.

ILLUMINA, INC.

SECOND AMENDED AND RESTATED 2015 STOCK AND INCENTIVE PLAN

(as amended and restated February 4, 2025)

1.

Purposes of the Plan. The purposes of this Second Amended and Restated 2015 Stock and Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to Service Providers, and to promote the success of the Company’s business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Awards (including Stock Grants, Stock Units, and Stock Appreciation Rights) and Cash Awards may also be granted under the Plan.

2.	Definitions. As used herein, the following definitions shall apply:

(a)	“Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 hereof.

(b)

“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act. The Board shall have the authority to determine the time or times at which “Affiliate” status is determined within the foregoing definition.

(c)

“Applicable Laws” means the requirements relating to the administration of equity incentive plans, the grant of Awards and the issuance of Shares under U.S. state corporate laws, U.S. federal and state securities laws, the Code, the Nasdaq Global Select Market or any other Nasdaq Stock Market, stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws or regulations of any other country or jurisdiction where Awards are granted under the Plan, as such laws, rules, regulations and requirements shall be in place from time to time.

(d)	“Award” means an Option, a Stock Award, or a Cash Award granted in accordance with the terms of the Plan.

(e)

“Award Agreement” means a Stock Award Agreement, Cash Award Agreement, and/or Option Agreement, which may be in written or electronic format, in such form and with such terms and conditions as may be specified by the Administrator, evidencing the terms and conditions of an individual Award. Each Award Agreement is subject to the terms and conditions of the Plan.

(f)	“Board” means the Board of Directors of the Company.

(g)

“Cash Award” means a bonus opportunity awarded under Section 14 pursuant to which a Participant may become entitled to receive an amount based on the satisfaction of such performance criteria as are specified in the agreement or other documents evidencing the Award (the “Cash Award Agreement”).

Illumina, Inc. 2025 Proxy Statement • B-1

(h)

“Cause” will have the meaning ascribed to the term in any written agreement between the Participant and the Company or one of its Affiliates defining the term and, in the absence of such an agreement, the term means, with respect to a Participant, the occurrence of any of the following events: (i) the Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct.

(i)

“Code” means the U.S. Internal Revenue Code of 1986, as amended. All references herein to specific sections of the Code shall include any successor provisions of the Code or corresponding sections of any future U.S. federal tax code.

(j)	“Committee” means a committee of Directors appointed by the Board in accordance with Section 4 hereof.

(k)

“Common Stock” means the common stock of the Company, par value USD 0.01 per share, and such other securities of the Company into which the Common Stock may be converted or that may be substituted for the Common Stock pursuant to Section 15 hereof.

(l)	“Company” means Illumina, Inc., a Delaware corporation, and any successor thereto.

(m)

“Consultant” means any natural person, including an advisor, who renders bona-fide services to the Company or a Parent or an Affiliate of the Company, or a corporate alter ego of any such natural person through which such person renders such services, and which services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

(n)	“Corporate Transaction” means any of the following:

(i)

any merger or consolidation in which the Company shall not be the surviving entity (or survives only as a subsidiary of another entity whose stockholders did not own all or substantially all of the Common Stock in substantially the same proportions as immediately prior to such transaction),

(ii)	the sale of all or substantially all of the Company’s assets to any other person or entity (other than a wholly-owned subsidiary),

(iii)

the acquisition of beneficial ownership of more than 50% of the outstanding shares of Common Stock by any person or entity (including a “group” as defined by or under Section 13(d)(3) of the Exchange Act); or

(iv)

a contested election of Directors, as a result of which or in connection with which the persons who were Directors before such election or their nominees (the “Incumbent Directors”) cease to constitute a majority of the Board; provided,

B-2 • Illumina, Inc. 2025 Proxy Statement

however, that if the election, or nomination for election by the Company’s stockholders, of any new Director was approved by a vote of at least fifty percent (50%) of the Incumbent Directors, such new Director shall be considered as an Incumbent Director.

Notwithstanding anything to the contrary in the foregoing, a transaction shall not constitute a Corporate Transaction if it is effected for the purpose of changing the place of incorporation or form of organization of the ultimate parent entity (including where the Company is succeeded by an issuer incorporated under the laws of another state, country or foreign government for such purpose and whether or not the Company remains in existence following such transaction) where all or substantially all of the persons or group that beneficially own all or substantially all of the combined voting power of the Company’s voting securities immediately prior to the transaction beneficially own all or substantially all of the combined voting power of the Company in substantially the same proportions of their ownership after the transaction.

(o)	“Director” means a member of the Board.

(p)

“Disability” means that the Participant would qualify to receive benefit payments under the long-term disability policy, as it may be amended from time to time, of the Company or the Affiliate of the Company to which the Participant provides services regardless of whether the Participant is covered by such policy. If the Company or the Affiliate of the Company to which the Participant provides services does not have a long-term disability policy in place, “Disability” means that a Participant is unable to carry out the responsibilities and functions of the position held by the Participant by reason of any medically determined physical or mental impairment for a period of not less than ninety (90) consecutive days. A Participant shall not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion. Notwithstanding the foregoing, for purposes of Incentive Stock Options granted under the Plan, “Disability” means that the Participant is disabled within the meaning of Section 22(e)(3) of the Code and for purposes of non-qualified deferred compensation subject to Section 409A of the Code the payment timing of which coincides with or made by reference to a Disability, “Disability” shall have the meaning ascribed to in the Section 409A of the Code.

(q)

“Dividend Equivalent Right” means a right to receive, in such form and on such terms as the Administrator may determine, the equivalent value of a dividend or distribution paid by the Company, if any, on one of its Shares (in cash or in Shares), that would be payable on the number of Shares subject to a Stock Unit.

(r)	“Effective Date” means the date the Plan is approved by the Company’s stockholders.

(s)

“Employee” means any person, including Officers and Inside Directors, employed by the Company or any Parent or Affiliate of the Company; provided, however, that for purposes of the eligibility requirements applicable to the grant of Incentive Stock Option, “Employee” shall mean any person employed by the Company or any Parent or Subsidiary of the Company. An Employee shall not be deemed to cease Employee status by reason of (i) any leave of absence approved by the Company or any Parent or Affiliate of the Company or (ii) transfers between

Illumina, Inc. 2025 Proxy Statement • B-3

locations of the Company or between the Company, its Parent, or any Affiliate of the Company, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(t)	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(u)	“Fair Market Value” means, as of any date, the value of a Share determined as follows:

(i)

if the Common Stock is listed on any established stock exchange or traded on a national market system, including without limitation the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, the Fair Market Value of a Share shall be the closing selling price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)

if the Common Stock is regularly quoted by a recognized securities dealer or other quotation system but selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or if no sales occurred on such date, then on the date immediately prior to such date on which sales prices are reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)

in the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator to be reasonable and in compliance with Section 409A of the Code to the extent the Awards are intended to be exempt from or in compliance with Section 409A of the Code.

Notwithstanding the foregoing, for income tax and/or social security reporting purposes under U.S. federal, state, local or non-US law and for such other purposes as the Administrator deems appropriate, including, without limitation, where Fair Market Value is used in reference to exercise, vesting, settlement or payout of an Award, the Fair Market Value shall be determined by the Company in accordance with uniform and nondiscriminatory standards adopted by it from time to time. In all cases, the determination of Fair Market Value by the Company shall be conclusive and binding on all persons.

(v)

“Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, domestic partner, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships),

B-4 • Illumina, Inc. 2025 Proxy Statement

a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests.

(w)

“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder and as designated in the applicable Option Agreement.

(x)	“Inside Director” means a Director who is an Employee.

(y)

“Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option and/or as designated in the applicable Option Agreement, or an Incentive Stock Option that fails to so qualify.

(z)	“Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Award. The Notice of Grant is part of the Award Agreement.

(aa)	“Officer” means a person who is an executive officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(bb)	“Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(cc)

“Option Agreement” means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(dd)	“Optioned Shares” means the Shares subject to an Option.

(ee)	“Optionee” means the holder of an outstanding Option granted under the Plan.

(ff)	“Outside Director” means a Director who is not an Employee.

(gg)	“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code or any successor provision.

(hh)	“Participant” means any holder of one or more Options, Stock Awards or Cash Awards, or the Shares issuable or issued pursuant to such Awards, under the Plan.

(ii)

“Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

(jj)	“Plan” means this 2015 Stock and Incentive Plan, as amended and restated as of the Effective Date, and which may be further amended from time to time.

(kk)	“Predecessor Plan” means the Illumina, Inc. 2005 Stock and Incentive Plan, as amended and restated.

Illumina, Inc. 2025 Proxy Statement • B-5

(ll)	“Prior Plan” means the Illumina, Inc. Amended and Restated 2015 Stock and Incentive Plan, as amended and restated on February 1, 2023.

(mm)	“Plan” means this Second Amended and Restated 2015 Stock and Incentive Plan, which may be further amended from time to time.

(nn)

“Outstanding Qualified Performance-Based Compensation” means any compensation granted prior to November 3, 2017 and that is outstanding as of the Effective Date and is intended to constitute “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code. For the avoidance of doubt, all provisions of the Plan governing the Outstanding Qualified Performance-Based Compensation that were in effect prior to the Effective Date shall continue in effect with respect to Outstanding Qualified Performance-Based Compensation, notwithstanding the elimination of such provisions from the Plan.

(oo)

“Performance Criteria” means any one or more performance criteria that may be selected for purposes of establishing the Performance Goal(s), either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, Parent, Affiliate of the Company or business segment of the Company or an Affiliate of the Company, either individually, alternatively or in any combination, and measured over the Performance Period, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator in an Award and which may include, but is not limited to, any of the following: (i) cash flow or cash flow per Share; (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average stockholders’ equity; (vii) total stockholder return; (viii) return on capital; (ix) return on assets or net assets; (x) return on investment; (xi) revenue; (xii) income or net income; (xiii) operating income or net operating income; (xiv) operating profit or net operating profit; (xv) operating margin; (xvi) return on operating revenue; (xvii) market share; (xviii) contract awards or backlog; (xix) overhead or other expense reduction; (xx) growth in stockholder value relative to the moving average of the S&P 500 Index or a peer group index; (xxi) credit rating; (xxii) strategic plan development and implementation (including individual performance objectives that relate to achievement of the Company’s or any business unit’s strategic plan); (xxiii) recruiting and maintaining personnel, improvement in workforce diversity, fostering health and wellbeing, furthering climate positive actions, and other environmental, social or governance objectives.

(pp)

“Performance Goals” means, for a Performance Period, the goals established in writing by the Administrator for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance, the performance of an Affiliate of the Company, the performance of a division or a business unit of the Company or an Affiliate of the Company, or the performance of an individual. The Administrator, in its discretion, may appropriately adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event (including arising from litigation), or development, or (b) in

B-6 • Illumina, Inc. 2025 Proxy Statement

recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

(qq)

“Rule 16b-3” means Rule 16b-3 of the Exchange Act, as the same may be amended from time to time, or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(rr)

“Service Provider” means (i) an individual rendering services to the Company or any Parent or Affiliate of the Company in the capacity of an Employee or Consultant or (ii) an individual serving as a Director.

(ss)	“Share” means a share of the Common Stock, as adjusted in accordance with Section 15 hereof.

(tt)	“Stock Appreciation Right” means a right to receive cash and/or Shares based on a change in the Fair Market Value of a specific number of Shares granted under Section 13 hereof.

(uu)	“Stock Award” means a Stock Grant, a Stock Unit or a Stock Appreciation Right granted under Sections 12 or 13 below or other similar awards granted under the Plan (including phantom stock rights).

(vv)

“Stock Award Agreement” means a written agreement, the form(s) of which shall be approved from time to time by the Administrator, between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(ww)	“Stock Grant” means the award of a certain number of Shares granted under Section 12 below.

(xx)

“Stock Unit” means a bookkeeping entry representing an amount equivalent to the Fair Market Value of one Share, payable in cash, property or Shares. Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise explicitly provided for by the Administrator.

(yy)	“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code, or any successor provision.

(zz)

“Tax-Related Items” means U.S. federal, state and/or local taxes, and/or taxes imposed by jurisdictions outside of the U.S. (including, but not limited to, income tax, social insurance contributions (or similar contributions), payroll tax, fringe benefits tax, payment on account, employment tax obligations, stamp taxes, and any other taxes or tax-related item that may be due) required by law to be withheld, including any employer liability shifted to the Participant under the terms of the Award Agreement or otherwise.

3.	Stock Subject to the Plan.

(a)	Subject to the provisions of Section 15 hereof, the maximum aggregate number of Shares that may be issued and sold pursuant to Awards granted under the Plan shall be the sum of

Illumina, Inc. 2025 Proxy Statement • B-7

(i) 7,900,000, plus (ii) any Shares that, as of the Effective Date, are available for grant under the Prior Plan, plus (iii) any Shares that, as of the Effective Date, are subject to an outstanding award under the Prior Plan and (A) such award expires, is cancelled, or otherwise terminates unexercised, or (B) such Shares would otherwise have reverted to the share reserve of the Prior Plan following the Effective Date). Anything in the foregoing to the contrary notwithstanding, the maximum aggregate number of Shares that may be issued pursuant to the exercise of Incentive Stock Options shall in no event exceed 7,900,000.

(b)	The Shares may be authorized, but unissued, or reacquired Shares, including Shares repurchased by the Company on the open market.

(c)

If an outstanding Award expires or terminates for any reason prior to the Shares subject thereto having been issued in full, the unpurchased or unissued Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if unvested Shares are repurchased by the Company at their original purchase price or otherwise forfeited to the Company in connection with termination of a Participant’s status as a Service Provider, such Shares shall become available for future grant under the Plan or as a result of the cancellation of an Award. Notwithstanding the provisions of this Section 3(c), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code. Notwithstanding the first sentence of this Section 3(c), the following Shares shall be counted against the maximum number of Shares available for issuance pursuant to Section 3(a) hereof and shall not be returned to the Plan: (i) Shares covered by an Award which are surrendered in payment of the Award exercise or purchase price or in satisfaction of obligations for Tax-Related Items incident to the exercise, vesting or settlement of an Award; (ii) Shares that are not issued or delivered as a result of the net settlement of an outstanding Award; or (iii) Shares that are repurchased on the open market with the proceeds of the exercise of an Option.

(d)

To the extent permitted by Applicable Law or any stock exchange rule, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Affiliate of the Company shall not be counted against Shares available for grant pursuant to this Plan. Additionally, to the extent permitted by Applicable Law or any stock exchange rule, in the event that a company acquired by (or combined with) the Company or an Affiliate of the Company has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may, at the discretion of the Administrator, be used for Awards under the Plan in lieu of awards under the applicable pre-existing plan of the other company and shall not reduce the Shares authorized for grant under the Plan; provided that Awards

B-8 • Illumina, Inc. 2025 Proxy Statement

using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company or any Affiliate of the Company prior to such acquisition or combination.

(e)

No Outside Director may be paid or granted, in any fiscal year, cash compensation and equity awards (including any Awards issued under the Plan) with an aggregate value greater than (i) $1,000,000, in the case of any Outside Director serving in his or her first full year of service on the Board and (ii) $750,000, in the case of any other Outside Director (in each case, with the value of each Award (or any other equity award) based on its grant date fair value (determined in accordance with U.S. generally accepted accounting principles)) (such limits, collectively, the “Director Pay Limit”); provided that the foregoing limitation shall not apply in respect of any Awards issued to an Outside Director in the event of extraordinary circumstances, to the extent such Outside Director receiving such additional compensation does not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving other Directors. Any cash compensation paid or Awards (or any other equity awards) granted to an individual for his or her services as an employee, or for his or her services as a consultant (other than as an Outside Director), will not be subject to the Director Pay Limit. Any such compensation that is deferred will be counted toward the Director Pay Limit for the year in which it was first earned in the case of cash compensation or granted in the case of equity compensation, and not when paid or settled (if later)

4.	Administration of the Plan.

(a)	Procedure.

(i)	Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)

Section 162(m). Outstanding Qualified Performance-Based Compensation shall be administered by a Committee comprised solely of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)

Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3 and shall be granted by a Committee comprised solely of “non-employee directors” within the meaning of Rule 16b-3(b)(3) under the Exchange Act or by the Board.

(iv)

Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board, (B) a Committee, which committee shall be constituted to satisfy Applicable Laws or (C) subject to the Applicable Laws and the Company’s corporate governing rules and documents, one or more persons or a body to whom the Board or Committee has delegated authority with the powers vested in the Board or the Committee under the Plan.

Illumina, Inc. 2025 Proxy Statement • B-9

(b)

Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i)	to determine the Fair Market Value of the Common Stock in accordance with Section 2(u) of the Plan;

(ii)	to select the Service Providers to whom Awards may be granted hereunder;

(iii)	to determine the number of Shares or amount of cash to be covered by each Award granted hereunder;

(iv)	to approve forms of Award Agreements for use under the Plan;

(v)

to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder, which terms and conditions include, but are not limited to, the exercise price and/or purchase price (if applicable), the time or times when Awards may be exercised (which may be based on Performance Criteria), the vesting schedule, any vesting and/or exercisability acceleration or waiver of forfeiture restrictions (which shall be limited to a Participant’s death or Disability), the acceptable forms of consideration, the term and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine and may be established at the time an Award is granted or thereafter;

(vi)	to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vii)

to interpret, reconcile any inconsistency in, correct any default in and supply any omission in, the Plan and any instrument or agreement relating to, or Award made under, the Plan, including any Award Agreement;

(viii)

to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable non-U.S. laws or facilitating compliance with Applicable Laws or to take advantage of special tax treatment available under Applicable Laws;

(ix)

to modify or amend each Award, including the discretionary authority to extend the post-termination exercisability or purchase period of Awards longer than is originally provided for in the Award Agreement and accelerate the vesting and/or exercisability or waiver of forfeiture restrictions in the event of a Participant’s death or Disability, provided that any amendment that materially and adversely impacts the rights of a Participant under an Award shall not become effective without the Participant’s consent unless the amendment is necessary or desirable, as determined in the sole discretion of the Administrator, to facilitate compliance with Applicable Laws or as contemplated in Section 23 hereof;

B-10 • Illumina, Inc. 2025 Proxy Statement

(x)

to allow Participants to satisfy Tax-Related Items by electing to have the Company withhold from the Shares to be issued upon exercise or settlement of an Award that number of Shares having a market value equal to the minimum amount required to be withheld or such other amount that will not result in adverse accounting consequences to the Company. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(xi)	to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator; and

(xii)	to make all other determinations deemed necessary or advisable for administering the Plan.

(c)

Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards or Shares issued under the Plan.

5.

Eligibility. Nonstatutory Stock Options, Stock Awards and Cash Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees. A Service Provider who is subject to taxation in the U.S. and who is providing services to an Affiliate of the Company may be granted Options or Stock Appreciation Rights under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of the Treasury Regulations promulgated under Section 409A of the Code.

6.	Limitations.

(a)

Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding designation as an Incentive Stock Option, no installment under such an Option shall qualify for favorable tax treatment as an Incentive Stock Option if (and to the extent) the aggregate Fair Market Value of the Shares (determined at the date of grant) for which such installment first becomes exercisable hereunder would, when added to the aggregate value (determined as of the respective date or dates of grant) of the Shares or other securities for which such Option or any other Incentive Stock Options granted to Optionee prior to the date of grant (whether under the Plan or any other plan of the Company or any Parent or Subsidiary of the Company) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars (USD 100,000) in the aggregate. Should such One Hundred Thousand Dollar (USD 100,000) limitation be exceeded in any calendar year, the Option shall nevertheless become exercisable for the excess Optioned Shares in such calendar year as a Nonstatutory Stock Option. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted.

(b)

Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider, nor shall they interfere in any way with the Participant’s right or the right of the Company, its Parent or any Affiliate of the Company, as applicable, to terminate such relationship at any time, with or without cause.

Illumina, Inc. 2025 Proxy Statement • B-11

7.

Term of Plan. The Plan shall become effective on the Effective Date. Unless the Plan is terminated earlier pursuant to Section 16 hereof, the Plan shall terminate on, and no Awards shall be granted following, the tenth anniversary of the Effective Date. All Awards outstanding at the time the Plan terminates shall continue to have force and effect in accordance with the provisions of the applicable Award Agreement.

8.

Term of Option. The term of each Option shall be stated in the Option Agreement; provided, however, that the term shall not exceed ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

9.	Option Exercise Price and Consideration.

(a)	Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i)	In the case of an Incentive Stock Option:

(A)

granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(B)

granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii)

In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant for Options that are intended to be exempt from Section 409A of the Code.

(b)

Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions (including any vesting conditions) that must be satisfied before the Option may be exercised.

(c)	Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist entirely of:

(i)	cash;

(ii)	check;

(iii)	other Shares which, in the case of Shares acquired directly or indirectly from the Company, (A) have been owned by the Optionee for more than six (6) months on

B-12 • Illumina, Inc. 2025 Proxy Statement

the date of surrender (if it is required to eliminate or reduce accounting charges incurred by the Company in connection with the Option, or such other period (if any) required to so eliminate or reduce such charges), and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(iv)

consideration received through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (A) a Company-designated brokerage firm to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares plus all Tax-Related Items required to be withheld by the Company by reason of such exercise and (B) the Company to have purchased Shares issued directly to such brokerage firm in order to complete the sale;

(v)

by a “net exercise” arrangement pursuant to which the number of Shares issuable upon exercise of the Option shall be reduced by the largest whole number of Shares having an aggregate Fair Market Value that does not exceed the aggregate exercise price (plus Tax-Related Items, if applicable) and any remaining balance of the aggregate exercise price (and/or applicable tax withholdings) not satisfied by such reduction in the number of whole Shares to be issued shall be paid by the Participant in cash or other form of payment approved by the Administrator;

(vi)	a reduction in the amount of any Company liability to the Optionee;

(vii)	any combination of the foregoing methods of payment; or

(viii)	such other consideration and method of payment for the issuance of Optioned Shares as determined by the Administrator and to the extent permitted by Applicable Laws.

(d)

No Repricings of Options or Stock Appreciation Rights. Except as provided in Section 15(a), without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Options or Stock Appreciation Rights to an exercise price that is less than the original exercise price or effect repricing through cancellation and re-grants at an exercise price that is less than the original exercise price of such Options or Stock Appreciation Right or cancellation of Options or Stock Appreciation Rights in exchange for cash or another Award at a time when the Option or Stock Appreciation Right has an exercise price that is higher than the Fair Market Value of a Share.

10.	Exercise of Option.

(a)	Procedure for Exercise; Rights as a Stockholder.

(i)	Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the

Illumina, Inc. 2025 Proxy Statement • B-13

Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share.

(ii)

An Option shall be deemed exercised when the Company or an agent designated by the Company receives: (A) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (B) full payment for the Optioned Shares with respect to which the Option is exercised and (C) satisfaction of any Tax-Related Items. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Plan and shall be set forth in the Option Agreement. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee and determined by the Company to be in compliance with or necessary under Applicable Laws, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends (or dividend equivalent right) or any other rights as a stockholder shall exist with respect to the Optioned Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 hereof.

(iii)

Exercising an Option in any manner shall decrease the number of Optioned Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b)

Termination of Optionee’s Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee’s death or Disability, such Optionee may exercise his or her Option for a period of three (3) months measured from the date of termination, or such longer period of time as specified in the Option Agreement, to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement); provided, however, that, unless otherwise provided by the Administrator in the Option Agreement, any Officer or Outside Director (as of the date of termination) may exercise his or her Option for a period of twelve (12) months measured from the date of termination, or such other period of time as specified in the Option Agreement, to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Option shall immediately terminate as to all the Optioned Shares covered by the unvested portion of the Option, and those Optioned Shares shall revert immediately to the Plan, unless otherwise provided in the Option Agreement. To the extent the Optionee does not, within the post-termination time period determined pursuant to this Section 10(b), exercise the Option for the Optioned Shares in which Optionee is vested at the time of such termination of Service Provider status, the Option shall terminate with respect to those vested Optioned Shares at the end of such period, and those Optioned Shares shall revert to the Plan.

B-14 • Illumina, Inc. 2025 Proxy Statement

(c)

Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within twelve (12) months of termination, or such other period of time as specified in the Option Agreement, to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Option shall immediately terminate as to the Optioned Shares covered by the unvested portion of the Option, and those Optioned Shares shall revert immediately to the Plan unless otherwise provided in the Option Agreement. To the extent the Optionee does not, within the post-termination time period determined pursuant to this Section 10(c), exercise the Option for the Optioned Shares in which Optionee is vested at the time of such termination of Service Provider status, the Option shall terminate with respect to those vested Optioned Shares at the end of such period, and those Optioned Shares shall revert to the Plan.

(d)

Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within twelve (12) months following Optionee’s death, or such other period of time as specified in the Option Agreement, to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement) by the personal representative of the Optionee’s estate or by the person(s) to whom the Option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Option shall immediately terminate as to the Optioned Shares covered by the unvested portion of the Option, and those Optioned Shares shall immediately revert to the Plan unless otherwise provided in the Option Agreement. To the extent the Option is not, within the post-termination time period determined pursuant to this Section 10(d), exercised for the Optioned Shares in which Optionee is vested at the time of such termination of Service Provider status, the Option shall terminate with respect to those vested Optioned Shares, and those Optioned Shares shall revert to the Plan.

11.

Limited Transferability of Options. An Option generally may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee; provided however that, if permitted by the Administrator, Nonstatutory Stock Options may be transferred by instrument to an inter vivos or testamentary trust in which the Nonstatutory Stock Options are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or pursuant to domestic relations orders to Immediate Family Members of the Optionee. Such beneficiary or beneficiaries or Immediate Family Member to whom an Option has been transferred shall take the transferred Options subject to all the terms and conditions of the applicable agreement evidencing each such transferred Option, including (without limitation) the limited time period during which the Option may be exercised following the Optionee’s death.

12.

Stock Grants and Stock Unit Awards. Each Stock Award Agreement reflecting the issuance of a Stock Grant or Stock Unit shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate. The terms and conditions of such agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each such agreement shall include

Illumina, Inc. 2025 Proxy Statement • B-15

(through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(a)

Consideration. A Stock Grant or Stock Unit may be awarded in consideration for such property or services as is permitted under Applicable Law, including for past services actually rendered to the Company, a Parent or an Affiliate of the Company for its benefit.

(b)

Vesting. Shares of Common Stock awarded under an agreement reflecting a Stock Grant and a Stock Unit award may, but need not, be subject to a share repurchase option, forfeiture restriction or other conditions in favor of the Company in accordance with a vesting or lapse schedule to be determined by the Administrator.

(c)

Termination of Participant’s Relationship as a Service Provider. In the event a Participant’s relationship as a Service Provider terminates, (i) the Company may reacquire any or all of the Shares held by the Participant or (ii) the Shares or Stock Units subject to the Stock Award Agreement may be forfeited, in each case, to the extent such Shares or Stock Units, as applicable, have not vested or which are otherwise subject to forfeiture or other conditions as of the date of termination under the terms of the Stock Award Agreement.

(d)

Transferability. Except as determined by the Administrator, no rights to acquire Shares under a Stock Grant or a Stock Unit shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution. To the extent and under such terms and conditions as determined by the Administrator and provided such transfer is consistent with securities offerings registered on a Form S-8, a Participant may assign or transfer a Stock Grant or a Stock Unit without consideration to an Immediate Family Member; provided that such Immediate Family Member shall be bound by and subject to all of the terms and conditions of the Plan and the Stock Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan.

(e)

Dividend Equivalent Rights; Dividends. Any Participant selected by the Administrator may be granted Dividend Equivalent Rights based on the dividends, if any, declared on the Shares that are subject to any Stock Unit, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is vests or is settled, as determined by the Administrator and set forth in the applicable Award Agreement. Such Dividend Equivalent Rights shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Administrator. To the extent Shares subject to a Stock Unit are subject to vesting conditions, any Dividend Equivalent Rights relating to such Shares shall either (i) not be paid or credited or (ii) be accumulated and subject to vesting, restrictions and risk of forfeiture to the same extent as the underlying Award with respect to which such cash, stock or other property has been distributed. For a Stock Award that is subject to vesting, restrictions or risk of forfeiture, dividends shall be accumulated with respect to the underlying Shares and made subject to any vesting, restrictions and risk of forfeiture to which the underlying Stock Award is subject.

(f)	No Stockholder Rights. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or

B-16 • Illumina, Inc. 2025 Proxy Statement

receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to a Stock Unit. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 hereof.

13.	Stock Appreciation Rights.

(a)

General. Stock Appreciation Rights may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan. The Administrator may grant Stock Appreciation Rights to eligible Participants subject to terms and conditions not inconsistent with this Plan and determined by the Administrator. The specific terms and conditions applicable to the Participant shall be provided for in the Stock Award Agreement. Stock Appreciation Rights shall be exercisable, in whole or in part, at such times as the Administrator shall specify in the Stock Award Agreement, except as provided below.

(b)

Exercise Price. The exercise price per Share subject to a Stock Appreciation Right shall be determined by the Administrator, provided that the exercise price per Share shall not be less than 100% of the Fair Market Value of a Share on the date of grant for Stock Appreciation Rights that are intended be exempt from Section 409A of the Code.

(c)	Term. The term of any Stock Appreciation Right granted under the Plan shall not exceed ten years.

(d)

Exercise of Stock Appreciation Right. Upon the exercise of a Stock Appreciation Right, in whole or in part, the Participant shall be entitled to a payment in an amount equal to the excess of the Fair Market Value on the date of exercise of a fixed number of Shares covered by the exercised portion of the Stock Appreciation Right, over the exercise price per Share covered by the exercised portion of the Stock Appreciation Right (or such other amount calculated with respect to Shares subject to the award as the Administrator may determine). The amount due to the Participant upon the exercise of a Stock Appreciation Right shall be paid in such form of consideration as determined by the Administrator and may be in cash, Shares or a combination thereof, over the period or periods specified in the Stock Award Agreement. A Stock Award Agreement may place limits on the amount that may be paid over any specified period or periods upon the exercise of a Stock Appreciation Right, on an aggregate basis or as to any Participant. A Stock Appreciation Right shall be considered exercised when the Company receives written notice of exercise in accordance with the terms of the Stock Award Agreement from the person entitled to exercise the Stock Appreciation Right.

(e)

Transferability. Except as determined by the Administrator, no Stock Appreciation Rights shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution. To the extent and under such terms and conditions as determined by the Administrator and provided such transfer is consistent with securities offerings registered on a Form S-8, a Participant may assign or transfer a Stock Appreciation Right without consideration to an Immediate Family Member; provided that such Immediate Family Member shall be bound by and subject to all of the terms and conditions of the Plan and the Stock Award Agreement relating to the transferred Stock Appreciation Right and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan.

Illumina, Inc. 2025 Proxy Statement • B-17

(f)

No Stockholder Rights. Unless and until any Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends (or Dividend Equivalent Rights) or any other rights as a stockholder shall exist with respect to the Shares subject to the Stock Appreciation Right, notwithstanding the exercise of the Stock Appreciation Right.

14.

Cash Awards. Each Cash Award will confer upon the Participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more Performance Goals established for a Performance Period. Each Cash Award shall contain provisions regarding (i) the target and maximum amount payable to the Participant as a Cash Award, (ii) the Performance Goal that shall determine the amount of payment, (iii) the Performance Period as to which the Performance Goal shall be measured for determining the amount of any payment, (iv) the timing and form of any payment earned by virtue of the attainment level of the Performance Goal, (v) restrictions on the alienation or transfer of the Cash Award prior to actual payment, (vi) forfeiture provisions, and (vii) such further terms and conditions (including, without limitation, the effect that a termination as a Service Provider shall have on any Cash Award) and in each case not inconsistent with the Plan, as may be determined from time to time by the Administrator.

15.	Adjustments Upon Changes in Capitalization, Dissolution or Corporate Transaction.

(a)

Changes in Capitalization. Subject to any required action by the stockholders of the Company and in compliance with Applicable Laws, (i) the number, class or kind of shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, (ii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable Performance Goals or criteria with respect thereto), and (iii) the number, class or kind of securities as well as the price per security subject to each outstanding Award, may be adjusted proportionately by the Committee in its sole discretion as it deems equitable for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend or other distribution (whether in the form of cash, Shares, other securities, or other property other than a regular cash dividend that does not affect the Share or the value of the Shares), recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, reclassification of the Common Stock, or exchange of Shares or other securities of the Company, or any increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or other change in the corporate structure of the Company affecting the Shares or their value; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive; provided further, however, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto), the Company shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring; and provided, further, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the fair market value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Administrator in its sole discretion. Any

B-18 • Illumina, Inc. 2025 Proxy Statement

adjustment affecting an Award that is subject to Section 409A of the Code shall be made consistent with the requirements of Section 409A. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares.

(b)

Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may (but need not) provide for a Participant to have the right to exercise his or her Option or Stock Award until ten (10) days prior to such transaction as to all of the Shares covered thereby, including Shares as to which the Option or Stock Award would not otherwise be exercisable. In addition, the Administrator may (but need not) provide that any Company repurchase option applicable to any unvested Shares purchased upon exercise of an Option or issued under a Stock Award shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)	Corporate Transaction.

(i)

Unless otherwise provided in an Award Agreement, in the event of a Corporate Transaction in which the successor company or affiliate assumes, substitutes or otherwise replaces an Award (as further described in Section 15(c)(i)(C) below, if a Participant’s employment with such successor company (or an affiliate thereof) terminates without Cause or due to such Participant’s death or Disability, in each case, within 24 months following such Corporate Transaction, the following treatment shall apply:

(A)

For Awards, the vesting of which is conditioned solely on the continued service with the Company or an Affiliate (“Time-Based Awards”): (1) Options or Stock Appreciation Rights outstanding as of the date of such termination of the Participant’s relationship as a Service Provider will immediately vest and become fully exercisable, and (2) restrictions and vesting conditions on Stock Grants and Stock Unit Awards shall lapse and the Stock Grants and Stock Units shall become free of all restrictions and limitations and become fully vested, subject to compliance with Section 409A of the Code.

(B)

For Awards, the vesting of which is based, in whole or in part, on the attainment of Performance Goals (“Performance-Based Awards”), the restrictions shall lapse and the Award shall become free of all restrictions and limitations and shall vest with respect to the target level number of Shares subject to the Award; and

(C)

For the purposes of this Section 15(c), an Award shall be considered assumed or substituted for, or replaced if following the Corporate Transaction the Award (1) confers the right to purchase or receive, for

Illumina, Inc. 2025 Proxy Statement • B-19

each Share subject to the Award immediately prior to the Corporate Transaction, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Corporate Transaction by holders of each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Corporate Transaction is not solely common stock of the successor company, the Administrator may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Award for each Share subject thereto, will be solely common stock of the successor company substantially equal in Fair Market Value to the per Share consideration received by holders of Shares in the transaction constituting a Corporate Transaction, and (2) provides for terms and conditions, including vesting conditions, similar to those that applied to the Award immediately prior to the Corporate Transaction; provided that with respect to Performance-Based awards, the Performance Goals shall be deemed attained at the target level and time- and service-based vesting considerations shall remain in effect. For the avoidance of doubt, clause (2) in the foregoing sentence means that Awards that are assumed, substituted or replaced shall continue to vest on similar terms and conditions as applied to the Awards immediately prior to the Corporate Transaction if a Participant’s employment with such successor company (or an affiliate thereof) continues without interruption following the Corporate Transaction. The determination of such substantial equality of value of consideration and similarity terms and conditions shall be made by the Administrator in its sole discretion and its determination shall be conclusive and binding.

(ii)

Unless otherwise provided in an Award Agreement, in the event of a Corporate Transaction in which the successor company or an affiliate does not assume, substitute or otherwise replace an Award the following treatment shall apply:

(A)

For Time-Based Awards, (1) those Options or Stock Appreciation Rights outstanding as of the date of the Corporate Transaction shall immediately vest and become fully exercisable immediately prior to the Corporate Transaction, and (2) restrictions on Stock Grants and Stock Units shall lapse and the Stock Grants and Stock Units shall become free of all restrictions and limitations and become fully vested immediately prior to the Corporate Transaction, subject to compliance with Section 409A of the Code;

(B)

For Performance-Based Awards, the restrictions shall lapse and the Award shall become free of all restrictions and limitations and, immediately prior to the Corporate Transaction, shall vest with respect to the target number of Shares subject to the Award; and

B-20 • Illumina, Inc. 2025 Proxy Statement

(C)

In its discretion, and on such terms and conditions as it deems appropriate coincident with and after the grant of an Award, the Administrator may provide that, upon the occurrence of a Corporate Transaction, each vested Option or Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each Share subject to such vested Option or Stock Appreciation Right an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Corporate Transaction over the exercise price per Share of such Option or Stock Appreciation Right, such amount payable in cash, in one or more kinds of shares or property (including the shares or property, if any, payable in the transaction) or in a combination thereof, as the Administrator, in its discretion, shall determine, subject to any notice period set forth in any sub-plan to the Plan to comply with local law.

(iii)

Notwithstanding the foregoing, as may be determined by the Administrator, any such adjustment shall not (i) cause an Award which is exempt from Section 409A of the Code to become subject to Section 409A of the Code or (ii) cause an Award subject to Section 409A of the Code not to comply with the requirements of Section 409A of the Code.

16.

Amendment and Termination of the Plan. The Board may at any time amend, alter, suspend or terminate the Plan. However, the Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws. In addition, no amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant under any grant theretofore made, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company, provided that amendments to facilitate compliance with Applicable Laws, as determined in the sole discretion of the Administrator as otherwise contemplated in Section 23 may be made without the consent of the Participant. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

17.

Conditions Upon Issuance of Shares. Awards shall not be granted and Shares shall not be issued pursuant to the exercise, vesting or settlement of an Award unless the grant of the Award, the exercise, vesting or settlement of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

18.

Inability to Obtain Authority. If the Company is unable or if it is impractical for the Company to obtain authority from any regulatory body having jurisdiction (including under Section 17), which authority is deemed by the Company’s counsel to be necessary to the lawful grant of Awards and issuance and sale of any Shares hereunder, the Company shall be relieved of any liability in respect of the failure to grant such Awards or issue or sell such Shares as to which such requisite authority shall not have been obtained.

19.	Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

Illumina, Inc. 2025 Proxy Statement • B-21

20.

Stockholder Approval. If required by Applicable Laws, continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted or after any amendment requiring stockholder approval is made. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

21.

Withholding Taxes. The Company or any Affiliate of the Company, as applicable, shall have the authority and the right to deduct or withhold, or to require a Participant to remit to the Company or one or more of its Affiliates, the amount of any Tax-Related Items concerning a Participant arising as a result of the Participant’s participation in the Plan or to take such other action as may be necessary or appropriate in the opinion of the Company or an Affiliate of the Company, as applicable, to satisfy such Tax-Related Items. The Company may defer making payment of an Award if any such Tax-Related Items may be pending unless and until indemnified to its satisfaction and neither the Company nor any Affiliate shall have any liability to any Participant for exercising the foregoing right. The Committee may, in its sole discretion and subject to such rules as it may adopt, permit or require a Participant to pay all or a portion of the Tax-Related Items arising in connection with an Award by, one or a combination of the following: (a) having the Participant pay an amount in cash (by check or wire transfer), (b) having the Company or Affiliate withhold from the Participant’s wages or other cash compensation; (c) having the Company withholding from the proceeds of the sale of Shares underlying an Award, either through a voluntary sale or a mandatory sale arranged by the Company on the Participant’s behalf, without need of further authorization; (d) having the Company withhold Shares otherwise issuable under an Award (or allowing the return of Shares) sufficient, as determined by the Company in its sole discretion, to satisfy such Tax-Related Items; (e) having the Participant deliver Shares (which are not subject to any pledge or other security interest) that have been both held by the Participant and vested for at least six (6) months (or such other period as established from time to time by the Company to avoid adverse accounting treatment under applicable accounting standards) sufficient, as determined by the Company in its sole discretion, to satisfy such Tax-Related Items; (f) requiring the Participant to repay the Company or Affiliate, as applicable, in cash or in Shares, for Tax-Related Items paid on the Participant’s behalf, or (vii) any other method of withholding determined by the Committee that is permissible under Applicable Laws.

22.

Fractional Shares. Unless the Administrator provides otherwise, no fractional Shares shall be issuable by the Company pursuant to the exercise or settlement of Awards under the Plan. The Administrator shall also have the authority to determine whether fractional Shares subject to an Award shall be rounded down or a cash payment shall be made in lieu of fractional Shares.

23.	Section 409A.

(a)

Except as provided in Section 26 hereof, to the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and U.S. Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date the Plan became effective. Notwithstanding any provision of the Plan to the contrary, in the event that following the date an Award is granted the Award determines that the Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such

B-22 • Illumina, Inc. 2025 Proxy Statement

Department of Treasury guidance as may be issued after the date the Plan became effective), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, including amendments or actions that would result in a reduction to the benefits payable under an Award, in each case, without the consent of the Participant, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section or mitigate any additional tax, interest and/or penalties or other adverse tax consequences that may apply under Section 409A of the Code if compliance is not practical.

(b)

No Participant or the creditors or beneficiaries of a Participant shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to any Participant or for the benefit of any Participant under the Plan may not be reduced by, or offset against, any amount owing by any such Participant to the Company or any of its Affiliates.

(c)

If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (A) such Participant is a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (B) the Company shall make a good faith determination that an amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the 6-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it on the first business day after such 6-month period. Such amount shall be paid without interest, unless otherwise determined by the Committee, in its sole discretion, or as otherwise provided in any applicable employment agreement between the Company and the relevant Participant. For purposes of Section 409A of the Code, any right to a series of installment payments under any Award shall be treated as a right to a series of separate payments.

24.

No Representations or Covenants with respect to Tax Qualification. Although the Company may endeavor to (a) qualify an Award for favorable or specific tax treatment under the laws of the United States or jurisdictions outside of the United States (e.g., incentive stock options under Section 422 of the Code or French-qualified stock options) or (b) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, anything to the contrary in this Plan, including Section 26 hereof, notwithstanding. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan. Nothing in this Plan or in an Award

Illumina, Inc. 2025 Proxy Statement • B-23

Agreement shall provide a basis for any person to take any action against the Company or any affiliate of the Company based on matters covered by Section 409A of the Code, including the tax treatment of any Awards, and neither the Company nor any affiliate will have any liability under any circumstances to the Participant or any other party if the Award that is intended to be exempt from, or compliant with, Section 409A of the Code, is not so exempt or compliant or for any action taken by the Administrator with respect thereto.

25.

Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with the Company’s Compensation Recovery Policy or any other clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Laws. In addition, the Administrator may impose such other clawback, recovery or recoupment provisions on an Award as the Administrator determines necessary or appropriate, including, without limitation, a reacquisition right in respect of previously-acquired Shares or other cash or property upon the occurrence of cause (as determined by the Administrator).

B-24 • Illumina, Inc. 2025 Proxy Statement

ILLUMINA, INC.

5200 ILLUMINA WAY

SAN DIEGO, CA 92122

ATTN: BRIAN BLANCHETT

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/15/2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/15/2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain

1A Frances Arnold, Ph.D.	☐	☐	☐	The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain

1B Caroline D. Dorsa	☐	☐	☐

2   To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2025.

3   To approve, on an advisory basis, the compensation of the named executive officers as disclosed in the Proxy Statement.

4.  To approve the Second Amended and Restated 2015 Stock and Incentive Plan of Illumina, Inc.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof. You may attend the Meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked with the arrow on your proxy card or Notice of Internet Availability of Proxy Materials available and follow the instructions.

					☐	☐	☐
1C Robert S. Epstein, M.D.	☐	☐	☐
1D Scott Gottlieb, M.D.	☐	☐	☐
1E Gary S. Guthart, Ph.D.	☐	☐	☐		☐	☐	☐
1F Keith A. Meister	☐	☐	☐
1G Anna Richo	☐	☐	☐		☐	☐	☐
1H Philip W. Schiller	☐	☐	☐
1I Susan E. Siegel	☐	☐	☐
1J Jacob Thaysen, Ph.D.	☐	☐	☐
1K Scott B. Ullem	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

www.virtualshareholdermeeting.com/ILMN2025

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K are available at www.proxyvote.com

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

ILLUMINA, INC.

Annual Meeting of Stockholders

May 21, 2025, 10:00 AM Pacific Time

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Jacob Thaysen and Scott Davies as proxies, and each of them with power to act without the other and with full power of substitution, and hereby authorize(s) them to represent and to vote, as designated herein, all of the shares of common stock of ILLUMINA, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held via live webcast at www.virtualshareholdermeeting.com/ILMN2025 at 10:00 AM Pacific Time on Wednesday, May 21, 2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side